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                                                                   EXHIBIT 10.31




                             NOTE PURCHASE AGREEMENT





                                     between




                              FCAR RECEIVABLES LLC
                                   as Issuer,


                         ENTERPRISE FUNDING CORPORATION,
                                   as Company,


                             and NATIONSBANK, N.A.,
                         as Agent and as a Bank Investor

                           Dated as of March 30, 1999





--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                   ARTICLE I

                                  DEFINITIONS

                                                                                                        Page
                                                                                                        ----
SECTION 1.1.  Definitions................................................................................1


                                                  ARTICLE II

                                              FUNDINGS; THE NOTE

SECTION 2.1.  Funding; The Note..........................................................................5
SECTION 2.2.  The Insurance Policy......................................................................13
SECTION 2.3.  Sharing of Payments, Etc..................................................................13
SECTION 2.4.  Fees......................................................................................14


                                                  ARTICLE III

                                        REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1.  Representations, Warranties and Covenants of the Issuer...................................14


                                                  ARTICLE IV

                                                INDEMNIFICATION

SECTION 4.1.  Indemnity.................................................................................15
SECTION 4.2.  Indemnity for Taxes, Reserves
                            and Expenses................................................................17
SECTION 4.3.  Other Costs, Expenses
                            and Related Matters.........................................................20


                                                   ARTICLE V

                                          THE AGENT; BANK COMMITMENT

SECTION 5.1.  Authorization and Action..................................................................21
SECTION 5.2.  Agent's Reliance, Etc.....................................................................22
SECTION 5.3.  Non-Reliance..............................................................................22
SECTION 5.4.  Indemnification of the Agent..............................................................23
SECTION 5.5.  Termination Events........................................................................23
SECTION 5.6.  Rights as Bank Investor...................................................................24

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                                                                                                       Page
                                                                                                       ----
SECTION 5.7.  Resignation of Agent......................................................................24
SECTION 5.8.  Payments by the Agent.....................................................................25
SECTION 5.9.  Bank Commitment; Assignment to Bank Investors.............................................25


                                                     ARTICLE VI

                                                    MISCELLANEOUS

SECTION 6.1.  Notices, etc..............................................................................31
SECTION 6.2.  Successors and Assigns....................................................................32
SECTION 6.3.  Severability Clause.......................................................................34
SECTION 6.4.  Amendments; Governing Law.................................................................35
SECTION 6.5.  No Bankruptcy Petition
                            Against the Company.........................................................36
SECTION 6.6.  No Proceedings............................................................................36
SECTION 6.7.  Setoff....................................................................................36
SECTION 6.8.  No Recourse Against Issuer................................................................36
SECTION 6.9.  Further Assurances........................................................................37
SECTION 6.10.  No Recourse Against Company..............................................................37
SECTION 6.11.  Governing Law; Submission to
                             Jurisdiction; Integration..................................................37
SECTION 6.12.  Counterparts.............................................................................38
SECTION 6.13.  Headings.................................................................................38
SECTION 6.14.  Subrogation..............................................................................38


                                    EXHIBITS

EXHIBIT A                  Form of Assignment and Assumption Agreement

EXHIBIT B                  Form of Funding Request

EXHIBIT C                  Form of Note

                             NOTE PURCHASE AGREEMENT


                  NOTE PURCHASE AGREEMENT (this "Agreement"), dated as of March 30, 1999, among ENTERPRISE FUNDING CORPORATION, a Delaware corporation, as purchaser (together with its successors and assigns, the "Company"), for itself and as agent for the Liquidity Provider, FCAR RECEIVABLES LLC, a Texas limited liability company, as issuer (together with its successors and assigns, the "Issuer") and NATIONSBANK, N.A., a national association ("NationsBank"), as agent for the Company and the Bank Investors (in such capacity, the "Agent") and as a Bank Investor.


                              W I T N E S S E T H :

                  WHEREAS, subject to the terms and conditions of this Agreement and the Security Agreement, the Issuer desires to obtain funds from time to time from the Company or the Bank Investors, as applicable, and to evidence the obligation to repay such amounts together with interest thereon through the issuance of the Note;

                  WHEREAS, pursuant to the Security Agreement, the Issuer will pledge to the Collateral Agent, for the benefit of the Secured Parties, its interest in the Receivables and related Collateral including the Issuer's security interest in the Financed Vehicles;

                  NOW THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings specified in the Security Agreement. The following terms shall have the meaning specified below and shall include in the singular number the plural and in the plural number the singular:

                  "Administrative Agent" shall mean NationsBank,
N.A., as administrative agent for the Company.

                  "Agent" means NationsBank, N.A., in its capacity as agent for the Company and the Bank Investors, and any successor thereto appointed pursuant to Article V of this Agreement.

                  "Agreement" shall mean this Note Purchase Agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof.

                  "Assignment Amount" with respect to a Bank Investor shall mean at any time an amount equal to the lesser of (i) such Bank Investor's Pro Rata Share of the Net Investment at such time, (ii) such Bank Investor's unused Commitment, and (iii) such Bank Investor's Pro Rata Share of the Borrowing Base (excluding Defaulted Receivables) at such time.

                  "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit A attached hereto.

                  "Bank Investors" shall mean NationsBank, N.A. and each other financial institution identified as such on the signature pages hereof and their respective successors and assigns.

                  "Commitment" means (i) with respect to each Bank Investor party hereto, the commitment of such Bank Investor to advance funds to the Issuer or to acquire interests in the Note from the Company in accordance herewith in an amount not to exceed the dollar amount set forth opposite such Bank Investor's signature on the signature page hereto under the heading "Commitment", minus the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement plus the dollar amount of any increase to such Bank Investor's Commitment consented to by such Bank Investor prior to the time of determination, and (ii) with respect to any Bank Investor which becomes a party hereto pursuant to an Assignment and Assumption Agreement, the commitment of such assignee to advance funds to the Issuer or to acquire interests in the Note from the Company not to exceed the amount set forth in such

Assignment and Assumption Agreement minus the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement prior to such time of determination; provided, however, that in the event that the Facility Limit is reduced, the aggregate Commitment of all the Bank Investors shall be reduced in a like amount and the Commitment of each Bank Investor shall be reduced in proportion to such reduction.

                  "Commitment Termination Date" shall mean March 28, 2000 unless extended in writing by the parties hereto and the Insurance Provider.

                  "Company" shall mean Enterprise Funding Corporation, a Delaware corporation, together with its successors and assigns.

                  "Conduit Assignee" shall mean any commercial paper conduit administered by NationsBank or Bank of America National Trust and Savings Association and designated by NationsBank from time to time to accept an assignment from the Company of all or a portion of the Net Investment.

                  "Funding" shall have the meaning specified in
Section 2.1(a) hereof.

                  "Funding Request" shall have the meaning specified in Section 2.1(a) of this Agreement.

                  "Indemnified Amounts" shall have the meaning set forth in Section 4.1 hereof.

                  "Indemnified Parties" shall have the meaning set forth in Section 4.1 hereof.

                  "Initial Funding" shall have the meaning specified in Section 2.1(a) of this Agreement.

                  "Issuer" shall mean FCAR RECEIVABLES LLC, a Texas limited liability company, and its successors and permitted assigns.

                  "Majority Investors" shall mean, at any time, the Agent and those Bank Investors which hold Commitments aggregating in excess of 51% of the Facility Limit as of such date.


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

                  "Note" shall mean the note issued to the Company pursuant to
Section 2.1(e)(i) of this Agreement.

                  "Other Transferor" means any Person other than the Issuer that has entered into a transfer and administration agreement, security agreement, receivables purchase agreement or other similar agreement with the Company and which is not a party to any Transaction Document.

                  "Pro Rata Share" means, for a Bank Investor, the Commitment of such Bank Investor divided by the sum of the Commitments of all Bank Investors.

                  "Section 4.2 Costs" shall have the meaning set forth in
Section 4.2(d) hereof.

                  "Securities Act" shall mean The Securities Act of 1933, as amended.

                  "Security Agreement" shall mean the Security Agreement dated as of March 30, 1999, among the Servicer, the Issuer, the Back-up Servicer, the Collateral Agent, the Company and the Insurance Provider, as amended, modified and supplemented from time to time in accordance with its terms.

                  "Subsequent Funding" shall have the meaning specified in
Section 2.1(a) of this Agreement.

                                   ARTICLE II

                                FUNDING; THE NOTE

                  SECTION 2.1. Funding; The Note. (a) Initial Funding. Upon the terms and subject to the conditions herein set forth, prior to the Termination Date and provided that an Amortization Period is not occurring (x) the Company may, and (y) the Bank Investors shall, if requested, make an advance (any such advance, a "Funding," the first such advance, the "Initial Funding," each such additional funding, a "Subsequent Funding") to the Issuer from time to time on or after the Closing Date. In connection with the Initial Funding, the Issuer shall request such Funding at least one Business Day prior to the proposed date of such Initial Funding. Such request shall specify the proposed amount of such Funding (which shall be $1,000,000 or integral multiples of $100,000 in excess thereof) and the proposed date of the Initial Funding. On any Business Day occurring after the Initial Funding under this Section 2.1(a), upon one Business Day's notice to the Agent and the Insurance Provider, which shall be in the form of Exhibit B hereto and satisfy the requirements of Section 2.1(b)(iv) below (each, a "Funding Request"), the Issuer may request that the Company or the Bank Investors, as appropriate, make Subsequent Fundings (which shall be $1,000,000 or integral multiples of $100,000 in excess thereof). No more than one Subsequent Funding shall be permitted each calendar week, unless the Agent or the Bank Investors, as applicable, shall have agreed to more frequent Fundings. It is understood that the obligations of the Bank Investors to make Fundings under this Section 2.1(a) are not affected by whether the Bank Investors (or any of them) have fulfilled their obligations to acquire an interest in the Note pursuant to Section 5.9 hereof.

                  (b) Conditions to Funding. Neither the Company nor the Bank Investors shall advance any funds to the Issuer in connection with any Funding unless on the date of such Funding:

                           (i) either (a) the sum of the Net Investment, plus the aggregate Interest Component, if the Net Investment is funded by the Company, or (b) the Net Investment, if the Net Investment is funded by the Bank Investors, would not (after giving effect to such Funding) exceed the Facility Limit;

                           (ii) the Net Investment, after giving effect to such Funding, would not be greater than the Noteholder's Percentage of the Borrowing Base;

                           (iii)the Insurance Policy is in full force and effect and no Insurance Provider Default has occurred and is continuing;

                           (iv) the Issuer has provided a Funding Request to the Agent and the Insurance Provider, which shall include the calculations necessary to satisfy the requirements set forth in clauses (i) and (ii) above and shall also include certifications by authorized officers of the Issuer and each Seller that to the best of such officer's knowledge, no event has occurred since the most recent Funding (or, the Closing Date, in the case of the Initial Funding) that would constitute a Termination Event;

                           (v) the Issuer shall have deposited in the Reserve Account, or shall have given irrevocable instructions to the Agent to withhold from the proceeds of such Funding and to deposit in the Reserve Account, an amount equal to the amount necessary to cause the amount on deposit in the Reserve Account to at least equal the Required Reserve Account Balance (calculated as if such Funding shall have occurred);

                           (vi) each representation and warranty of the Issuer herein, in the Security Agreement or in any other Transaction Document shall be true and correct;

                           (vii) a Potential Termination Event or a Termination Event shall not have occurred and be continuing (both before and after giving effect to such Funding);

                           (viii) an Amortization Period shall not have occurred and be continuing (both before and after giving effect to such Funding);

                           (ix) the conditions set forth in Section 2.4 of the Security Agreement shall have been satisfied; and

                           (x) in connection with the Initial Funding, the conditions precedent set forth in paragraph (f) of this Section shall have been satisfied.

                  (c) Funding Request Irrevocable. The notice of the proposed Initial Funding and any Subsequent Funding shall be irrevocable and binding on the Issuer and the Issuer shall indemnify the Company and the Bank Investors against any loss or expense incurred by the Company or the Bank Investors, either directly or indirectly (including through the Liquidity Agreement) as a result of any failure by the Issuer to complete the requested Funding including, without limitation, any direct loss or expense incurred by the Company, (including pursuant to the Liquidity Agreement), by reason of the liquidation or reemployment of funds acquired by the Company (or the Liquidity Provider) (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits or loans from third parties) for the Company or the Bank Investors to complete the requested Funding.

                  (d) Disbursement of Funds. No later than 4:30 p.m. (New York City time) on the date on which a Funding is to be made, the Company or the Bank Investors, as applicable, will make available to the Issuer in immediately available funds the amount of the Funding to be made on such day as set forth in the related Funding Request by remitting the required amount thereof to an account of the Issuer as designated in the related Funding Request.

                  (e) The Note.

                           (i) The Issuer's obligation to pay the principal of and interest on all amounts advanced by the Company pursuant to any Funding shall be evidenced by a single note of the Issuer (the "Note") which shall (1) be dated the Closing Date; (2) be in the stated principal amount equal to the Facility Limit (as reflected from time to time on the grid attached thereto); (3) bear interest as provided therein; (4) be payable to the order of the Agent for the account of the Company or the Bank Investors and mature on the Remittance Date occurring in the fourth calendar month following the calendar month in which the latest maturing Receivable (determined as of the Termination Date) is scheduled to mature (without regard to extensions subsequently granted on any Receivable by the Issuer or any servicing agent); (5) be entitled to the benefits of the Insurance Policy and the Security Agreement; and (6) be in the form of Exhibit C to this Agreement, with blanks appropriately completed in conformity herewith. The Agent shall, and is hereby authorized to, make a notation on the schedule attached to the Note of the date and the amount of each Funding and the date and amount of the payment of principal thereon, and prior to any transfer of the Note, the Agent shall endorse the outstanding principal amount of the Note on the schedule attached thereto; provided, however, that failure to make such notation shall not adversely affect the Company's or any Bank Investor's rights with respect to the Note.

                           (ii) Although the Note shall be dated the Closing Date, interest in respect thereof shall be payable only for the periods during which amounts are outstanding thereunder. In addition, although the stated principal amount of the Note shall be equal to the Facility Limit, the Note shall be enforceable with respect to the Issuer's obligation to pay the principal thereof only to the extent of the unpaid principal amount of the Fundings outstanding thereunder at the time such enforcement shall be sought.

                           (iii) The Note shall initially be held by the Agent for the benefit of the Company. Upon an assignment by the Company of its interest in the Note to the Bank Investors pursuant to Section 5.9(a) hereof, the Agent shall hold the Note for the benefit of the Bank Investors.

                  (f) Conditions Precedent. The Company's and the Bank Investors' obligations under this Agreement are subject to the accuracy of the representations and warranties on the part of the Issuer contained herein and in the other Transaction Documents to which it is a party, as of the date hereof, and as of the Closing Date (as if made on such date), to the performance by the Issuer of its obligations under this Agreement and the other Transaction Documents to which it is a party and to the delivery to the Agent and the Insurance Provider of the following documents, each of which shall be in form and substance acceptable to the Agent and the Insurance Provider on the Closing
Date:

                           (i) A copy of the resolutions of the Board of Directors of each of the Issuer, each Seller and the Servicer, certified by its Secretary approving the execution, delivery and performance by the Issuer, each Seller and the Servicer, respectively, of this Agreement and the other Transaction Documents to which such Person is a party;

                           (ii) The Articles of Organization of the Issuer, certified by the Secretary of State or other similar official of the Issuer's jurisdiction of incorporation dated a date reasonably prior to the Closing Date;

                           (iii) The Articles of Incorporation of each Seller and the Servicer, certified by the Secretary of State or other similar official of such Person's jurisdiction of incorporation dated a date reasonably prior to the Closing Date;

                           (iv) A Good Standing Certificate for each of the Issuer, each Seller and the Servicer, issued by the Secretary of State or a similar official of such Person's jurisdiction of incorporation or organization and certificates of qualification as a foreign corporation or limited liability company issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents to which such Person is a party, in each case, dated a date reasonably prior to the Closing Date;

                           (v) A Certificate of the Secretary of each of the Issuer, each Seller and the Servicer certifying as to organizational documents, bylaws, resolutions, good standing certificates, foreign qualifications and incumbencies;

                           (vi) A Certificate of the Secretary of the Collateral Agent certifying as to organizational documents, bylaws and a good standing certificate;

                           (vii) A Certificate of the Secretary of each of the Custodian, the Insurance Provider and the Back-Up Servicer certifying as to organizational documents, bylaws, resolutions, good standing certificates, foreign qualifications and incumbencies;

                           (viii) Copies of proper financing statements (Form UCC-1) naming the Issuer as the debtor in favor of the Agent, for the benefit of the Secured Parties, as secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent or the Insurance Provider desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent's undivided percentage interest in all Receivables and the Related Security and Collections relating thereto;

                           (ix) Copies of proper financing statements (Form UCC-1) naming each Seller as the debtor/seller in favor of the Issuer as secured party/purchaser or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent or the

         Insurance Provider desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Issuer's interest in all Receivables;

                           (x) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by the Issuer;

                           (xi) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by either Seller;

                           (xii) Certified copies of request for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Agent and the Insurance Provider) dated a date reasonably near the Closing Date listing all effective financing statements which name the Issuer or either Seller (under their respective present names and any previous names) as debtor or seller and which are filed in jurisdictions in which the filings were made pursuant to items (vi) or (vii) above together with copies of such financing statements (none of which shall cover any Receivables or Contracts related thereto);

                           (xiii) An opinion of Haley & Davis, counsel to FirstCity Funding, FCF and the Issuer, addressing certain corporate and enforceability matters relating to FirstCity, FCF and the Issuer;

                           (xiv) An opinion of Haley & Davis, counsel to FirstCity Funding, FCF and the Issuer, addressing certain security interest matters;

                           (xv) An opinion of Haley & Davis, counsel to
         FirstCity Funding, FCF and the Issuer, addressing the "true sale" of the


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

         Receivables from FirstCity Funding and FCF to the Issuer;

                           (xvi) An opinion of Haley & Davis, counsel to FirstCity Funding, FCF and the Issuer, addressing the "non-consolidation" of the Issuer and FirstCity Funding, FCF and the Parent;

                           (xvii) An opinion of Haley & Davis, counsel to the FirstCity Funding, FCF and the Issuer, addressing the enforceability of security interests against the related Financed Vehicles under Texas law;

                           (xviii) An opinion of Haley & Davis, counsel to the FirstCity Funding, FCF and the Issuer, addressing the enforceability of security interests against the related Financed Vehicles under California law;

                           (xix) An opinion of Strasburger & Price, L.L.P., counsel to Chase Bank of Texas, addressing certain corporate and enforceablility matters relating to Chase as Custodian;

                           (xx) An opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to NationsBank, addressing certain corporate and enforceablility matters relating to NationsBank as Collateral Agent;

                           (xxi) An opinion of Kutak Rock, counsel to the Insurance Provider, addressing enforceability of the Insurance Policy;

                           (xxii) An opinion of Jones, Allen, & Fuquay counsel to CSC Logic/MSA LLP d/b/a Loan Servicing Enterprise, addressing certain corporate and enforceablility matters relating to its capacity as Back-Up Servicer;

                           (xxiii) The Receivables Schedule;

                           (xxiv) An executed copy of this Agreement, the Receivables Purchase

         Agreement(s), the Note Purchase Agreement, the Custodian Agreement, the Note, the Insurance Agreement, the Insurance Policy, the Fee Letter and each of the other Transaction Documents;

                           (xxv) An executed copy of that certain letter agreement, dated as of March 30, 1999, by and among FirstCity Funding, the Parent, and the Agent; and

                           (xxvi) Such other documents, instruments, certificates and opinions as the Agent or the Administrative Agent, shall reasonably request.

                  SECTION 2.2. The Insurance Policy. The Issuer has obtained the Insurance Policy for the benefit of the Agent on behalf of the Company and the Bank Investor. The Issuer acknowledges that the Agent is entitled, in accordance with the terms thereof, to demand funds thereunder for the benefit of the Company and the Bank Investors. The Agent shall have no liability to the Issuer, and the Issuer shall indemnify and hold the Agent harmless, in connection with any demands made by the Agent under the Insurance Policy except to the extent that the Agent shall have acted with gross negligence or willful misconduct in making any such demand. Such indemnified amounts shall be paid to the extent and in the priority set forth in Section 5.1(a)(xi) of the Security Agreement.

                  SECTION 2.3. Sharing of Payments, Etc. If the Company or any Bank Investor (for purposes of this Section only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any interest in the Note owned by it in excess of its ratable share of payments on account of any interest in the Note obtained by the Company and/or the Bank Investors entitled thereto, such Recipient shall forthwith purchase from the Company and/or the Bank Investors entitled to a share of such amount participations in the percentage interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

                  SECTION 2.4. Fees. The Issuer shall pay, in accordance with the Fee Letter and subject to the priority set forth in Section 5.1(a) of the Security Agreement, the following non-refundable fees on each Remittance Date,
(i) to the Company, the Program Fee, (ii) to the Administrative Agent, the Administrative Fee and (iii) to the Agent, the Facility Fee and (iv) to the Agent, any accrued and unpaid commercial paper dealer or placement agent fees described in clause (i)(d) of the definition of Carrying Costs.


                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

                  SECTION 3.1. Representations, Warranties and Covenants of the Issuer. The Issuer hereby makes to the Agent, the Company, the Insurance Provider and the Bank Investors all of the representations and warranties set forth in Section 3.1 of the Security Agreement as if each of them were set forth in full herein, as of the Closing Date and, except as otherwise provided in any such representation and warranty, as of each date of any Subsequent Funding.

                                   ARTICLE IV

                                 INDEMNIFICATION

                  SECTION 4.1. Indemnity. Without limiting any other rights which the Agent, the Company or the Bank Investors may have hereunder or under applicable law, the Issuer agrees to indemnify the Company, the Agent, the Administrative Agent, the Bank Investors, the Collateral Agent, the Back-up Servicer, the Liquidity Provider and the Credit Support Provider and any permitted assigns and their respective agents, officers, directors and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys' fees (which such attorneys may be employees of the Company, any Bank Investor, the Agent, the Collateral Agent, the Back-up Servicer, the Administrative Agent, the Liquidity Provider or the Credit Support Provider) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the ownership, either directly or indirectly, by the Company, the Bank Investors, the Agent, the Administrative Agent, the Liquidity Provider or the Credit Support Provider of the Note excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Such Indemnified Amounts shall be paid solely from amounts distributed to the Issuer in accordance with Section 5.1(a)(xiv) of the Security Agreement. Without limiting the generality of the foregoing, the Issuer shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                           (a) any representation or warranty made by the Issuer
or the Servicer (or any officers of the Issuer or the Servicer) under or in connection with this Agreement, the Security Agreement, any Funding Request, any Monthly Servicer's Certificate, any other Transaction Document or any other information or report delivered by the Issuer or the Servicer pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

                           (b) the failure by the Issuer or the Servicer to
comply with any applicable law, rule or regulation with respect to the Collateral, or the nonconformity of the Collateral with any such applicable law, rule or regulation;

                           (c) the failure to vest and maintain vested in the
Collateral Agent a first priority perfected security interest in the Collateral, free and clear of any Lien;

                           (d) the failure to file, or any delay in filing,
financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to all or any part of the Collateral in order to maintain the first priority perfected security interest of the Collateral Agent in such Collateral;

                           (e) any dispute, claim, offset or defense (other than
discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of a Financed Vehicle or services related to such Receivable or the furnishing or failure to furnish such Financed Vehicle or services;

                           (f) any failure of the Issuer to perform its duties
or obligations in accordance with the provisions of Articles IV and V of the Security Agreement; or

                           (g) any products liability claim or personal injury
or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the related Financed Vehicle or related merchandise or services which are the subject of any Receivable;

provided, however, that if the Company enters into agreements for the purchase or financing of interests in receivables from one or more Other Transferors, the Company shall allocate such Indemnified Amounts which are in connection with the Liquidity Agreement or the Credit Support Agreement to the Issuer and each Other

Transferor; and provided, further, that if such Indemnified Amounts are attributable to the Issuer and not attributable to any Other Transferor, the Issuer shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Issuer, such Other Transferors shall be solely liable for such Indemnified Amounts.

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED AMOUNTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OR ANY KIND BY ANY INDEMNIFIED PARTY.

                  SECTION 4.2. Indemnity for Taxes, Reserves and Expenses. (a) If, after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

                           (1) shall subject any Indemnified Party to any tax,
duty or other charge with respect to this Agreement, the Security Agreement, the Note, the Net Investment, the Collateral or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the Security Agreement, the Note, the Net Investment, the Collateral or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Agreement, the Credit Support Agreement or otherwise in respect of this Agreement, the Security Agreement, the Note, the Net Investment or the Collateral (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located);

                           (2) shall impose, modify or deem applicable any
reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve

System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the Security Agreement, the Note, the Net Investment, the Collateral or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Agreement, the Credit Support Agreement or otherwise in respect of this Agreement, the Note, the Net Investment or the Collateral; or

                           (3) imposes upon any Indemnified Party any other
expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the Security Agreement, the Note, the Net Investment, the Collateral or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Agreement or the Credit Support Agreement or otherwise in respect of this Agreement, the Note, the Net Investment or the Collateral;

and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the Security Agreement, the Note, the Net Investment, the Collateral, the obligations hereunder, the funding of any purchases hereunder, the Liquidity Agreement or the Credit Support Agreement, by an amount deemed by such Indemnified Party to be material, then within 10 days after demand by the Company, the Issuer shall pay to the Company such additional amount or amounts as will compensate such Indemnified Party for such increased cost; provided, that no such amount shall be payable with respect to any period commencing more than 90 days prior to the date the Company first notifies the Issuer of its intention to demand compensation therefor under this
Section 4.2(a).

                           (b) If any Indemnified Party shall have determined
that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within 10 days after demand by the Company, the Issuer shall pay to the Company such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction; provided that no such amount shall be payable with respect to any period commencing less than 90 days after the date the Company first notifies the Issuer of its intention to demand compensation under this Section 4.2(b).

                           (c) The Company will promptly notify the Issuer of
any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section 4.2. A notice by the Company claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Company may use any reasonable averaging and attributing methods.

                           (d) Anything in this Section 4.2 to the contrary
notwithstanding, if the Company enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, the Company shall allocate the liability for any amounts under this Section 4.2 ("Section 4.2 Costs") ratably to the Issuer and each Other Transferor; and provided, further, that if such Section 4.2 Costs are attributable to the Issuer and not attributable to any Other Transferor, the Issuer shall be solely liable for such
Section 4.2 Costs or if such Section 4.2 Costs are attributable to Other Transferors and not attributable to the Issuer, such Other Transferors shall be solely liable for such Section 4.2 Costs.

                  SECTION 4.3. Other Costs, Expenses and Related Matters. The Issuer agrees, upon receipt of a written invoice, to pay or cause to be paid solely from amounts distributed to the Issuer, in accordance with Section 5.1(a)(xiv) of the Security Agreement and to save the Company, the Bank Investors, the Agent, the Collateral Agent, the Back-up Servicer and the Administrative Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountant's and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Company or any Bank Investor) incurred by or on behalf of the Company, any Bank Investor, the Agent, the Collateral Agent, the Back-up Servicer and the Administrative Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the Note and the Security Agreement and any documents or instruments delivered pursuant hereto or thereto and the transactions contemplated hereby and thereby and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement, the Note and the Security Agreement, (b) arising in connection with the Company's, any Bank Investor's or their agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Collateral Agent's security interest in the Collateral), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement (all of such amounts, collectively, "Transaction Costs").

                                    ARTICLE V

                           THE AGENT; BANK COMMITMENT

                  SECTION 5.1. Authorization and Action. (a) The Company and each Bank Investor hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Transaction Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 5.4 and the first sentence of Section 5.3 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for the Company or any Bank Investor; (b) shall not be responsible to the Company or any Bank Investor for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Transaction Document or any certificate or other document referred to or provided for in, or received by any of them under, any Transaction Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Transaction Document, or any other document referred to or provided for therein or for any failure by any of the Issuer, either Seller or the Servicer or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any of the Issuer, either Seller or the Servicer or the satisfaction of any condition or to inspect the property (including the books and records) of any of the Issuer, either Seller or the Servicer or any of their Subsidiaries or affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Transaction Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Transaction Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

                  SECTION 5.2. Agent's Reliance, Etc. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any of the Issuer, either Seller or the Servicer), independent accountants, and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Investors, and such instructions shall be binding on the Company and all of the Bank Investors; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Transaction Document or applicable law or unless it shall first be indemnified to its satisfaction by the Bank Investors against any and all liability and expense which may be incurred by it by reason of taking any such action.

                  SECTION 5.3. Non-Reliance. The Company and each Bank Investor agrees that it has, independently and without reliance on the Agent or the Company or any Bank Investor, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Issuer, each Seller and the Servicer and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, the Company or any Bank Investor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Transaction Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Company and the Bank Investors by the Agent hereunder, the Agent shall not have any duty or responsibility to provide the Company or any Bank Investor with any credit or other information concerning the affairs, financial condition, or business of any of the Issuer, the Sellers or the Servicer or any of their Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

                  SECTION 5.4. Indemnification of the Agent. The Bank Investors agree to indemnify the Agent (to the extent not reimbursed by the Issuer), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent (including by the Company or any Bank Investor) in any way relating to or arising out of this Agreement or any other Transaction Document or the transactions contemplated thereby or any action taken or omitted by the Agent under this Agreement or any other Transaction Document; provided that no Bank Investors shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person indemnified. Without limitation of the foregoing, the Bank Investors agree to reimburse the Agent, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including attorneys' fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Issuer. The agreements contained in this Section shall survive payment in full of the Net Investment and all other amounts payable under this Agreement.

                  SECTION 5.5. Termination Events. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Potential Termination Event or a Termination Event unless the Agent has received written notice from the Company, any Bank Investor, the Servicer or the Issuer specifying such Potential Termination Event or Termination Event and stating that such notice is a "Notice of Termination Event". In the event that the Agent receives such a notice of the occurrence of a Potential Termination Event or Termination Event, the Agent shall give prompt notice thereof to the Company and each Bank Investor. The Agent shall (subject to Section 5.2 hereof) take such action with respect to such Potential Termination Event or Termination Event as shall reasonably be directed by the Majority Investors;

provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Termination Event or Termination Event as it shall deem advisable in the best interest of the Company and the Bank Investors.

                  SECTION 5.6. Rights as Bank Investor. With respect to its Commitment, NationsBank (and any successor acting as Agent) in its capacity as a Bank Investor hereunder shall have the same rights and powers hereunder as any other Bank Investor and may exercise the same as though it were not acting as the Agent, and the term "Bank Investor" or "Bank Investors" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may (without having to account therefor to the Company or any Bank Investor) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any of the Issuer, the Sellers and the Servicer or any of their Subsidiaries or affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any of the Issuer, the Sellers and the Servicer or any of their Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Company or any Bank Investor.

                  SECTION 5.7. Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Company, the Bank Investors and the Issuer. Upon any such resignation, the Bank Investors which hold Commitments aggregating in excess of 51% of the Facility Limit as of such date shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Company and the Bank Investors, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article V shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                  SECTION 5.8. Payments by the Agent. Unless specifically allocated to a Bank Investor pursuant to the terms of this Agreement, all amounts received by the Agent on behalf of the Bank Investors shall be paid by the Agent to the Bank Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) in accordance with their respective related pro rata interests in the Net Investment on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Bank Investors on such Business Day, but, in any event, shall pay such amounts to the Bank Investors in accordance with their respective related pro rata interests in the Net Investment not later than the following Business Day.

                  SECTION 5.9.  Bank Commitment; Assignment to Bank Investors.

                           (a) Bank Commitment. At any time on or prior to the
Termination Date, in the event that the Company does not make a Subsequent Funding as requested under Section 2.1, then at any time, the Issuer shall have the right to require the Company to assign its interest in the Note in whole to the Bank Investors pursuant to this Section 5.9. In addition, at any time on or prior to the Commitment Termination Date (i) upon the occurrence of a Termination Event, (ii) upon the occurrence of an event which would cause a Termination Date but for the fact that the Company shall have assigned its interest in the Note to the Bank Investors, or (iii) the Company elects to give notice to the Issuer and the Insurance Provider that it elects to cease making Fundings under this Agreement, the Issuer hereby requests and directs that the Company assign its interest in the Note in whole to the Bank Investors pursuant to this Section 5.9 and the Issuer hereby agrees to pay the amounts described in
Section 5.9(d) below. No further documentation or action on the part of the Company shall be required to exercise the rights set forth in the immediately preceding sentence, other than, in the case of clause (i) of such sentence, receipt of notice by the

Bank Investors from the Agent that a Termination Event has occurred or, in the case of clause (ii) of such sentence, the giving of the notice set forth in such clause and the delivery by the Agent of a copy of such notice to each Bank Investor (the date of the receipt of a notice referred to in such clauses being the "Effective Date"). Each Bank Investor hereby agrees, unconditionally and irrevocably and under all circumstances, without setoff, counterclaim or defense of any kind, to pay the full amount of its Assignment Amount on such Effective Date to the Company in immediately available funds to an account designated by the Agent. Upon payment of its Assignment Amount, each Bank Investor shall acquire its Pro Rata Share of the Note and shall assume its respective portion of the Company's obligations hereunder, and the Company shall be released from such portion of such obligations. If, by 2:00 P.M. (New York time) on the Effective Date, one or more Bank Investors (each, a "Defaulting Bank Investor", and each Bank Investor other than any Defaulting Bank Investor being referred to as a "Non-Defaulting Bank Investor") fails to pay its Assignment Amount (the aggregate amount not so made available to the Company being herein called the "Assignment Amount Deficit"), then the Agent shall, by no later than 2:30 P.M. (New York time) on the Effective Date, instruct each Non-Defaulting Bank Investor to pay, by no later than 3:00 P.M. (New York time) on the Effective Date, in immediately available funds, to the account designated by the Company, an amount equal to the lesser of (x) such Non-Defaulting Bank Investor's proportionate share (based upon the relative Commitments of the Non-Defaulting Bank Investors) of the Assignment Amount Deficit and (y) its unused Commitment. A Defaulting Bank Investor shall forthwith, upon demand, pay to the Agent for the ratable benefit of the Non-Defaulting Bank Investors all amounts paid by each Non-Defaulting Bank Investor on behalf of such Defaulting Bank Investor, together with interest thereon for each day from the date a payment was made by a Non-Defaulting Bank Investor until the date such Non- Defaulting Bank Investor has been paid such amounts in full at a rate per annum equal to the rate determined in accordance with clause (i) of the definition of "Base Rate" plus two percent (2%). In addition, if, after giving effect to the provisions of the immediately preceding sentence, any Assignment Amount Deficit continues to exist, each such Defaulting Bank Investor shall pay interest to the Agent on such Defaulting Bank Investor's portion of such remaining Assignment Amount Deficit, at a rate per annum equal to the rate determined in accordance with clause (i) of the definition of "Base Rate" plus two percent (2%), for each day from the Effective Date until the date such Defaulting Bank Investor shall pay its portion of such remaining Assignment Amount Deficit in full to the Company. Upon any assignment by the Company to the Bank Investors contemplated hereunder, the Company shall cease to make any additional Fundings hereunder.

                           (b) Assignment by a Bank Investor. No Bank Investor
may assign all or any portion of its interest in the Note and its rights and obligations hereunder to any Person unless approved in writing by the Administrative Agent on behalf of the Company and the Agent. In connection with any such assignment by a Bank Investor to another Person, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement, duly executed, assigning to the assignee all or any portion of (A) such assignor's Commitment and other obligations hereunder and (B) such assignor's pro rata interest in the Note and the assignor's rights and obligations hereunder and the assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such assignor's Commitment and interest in the Note for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party, and (ii) the assignor shall have no further obligations with respect to the portion of its Commitment hereunder which has been assigned and shall relinquish its rights with respect to the portion of its interest in the Note which has been assigned for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent and the Issuer. All reasonable costs and expenses of the Agent and the assignor incurred in connection with any assignment hereunder shall be borne by the Issuer and not by the assignor or any such assignee. No Bank Investor shall enter into any Assignment and Assumption Agreement hereunder without also simultaneously assigning an equal portion of its interest in the Liquidity Agreement.

                           (c) Effects of Assignment. By executing and
delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Issuer, the Sellers or the Insurance Provider or the performance or observance by the Issuer, the Sellers or the Insurance Provider of any of its obligations under this Agreement, the Security Agreement, the Receivables Purchase Agreement(s) or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, the Security Agreement, the Receivables Purchase Agreement(s), the Insurance Policy and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Agent, or any of its Affiliates, or the assignor and based on such agreements, Transaction Documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the Security Agreement and the other Transaction Documents; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against the Company any proceeding of the type referred to in Section 6.6 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Company or Conduit Assignee.

                           (d) Issuer's Obligation to Pay Certain Amounts;
Additional Assignment Amount. The Issuer shall pay to the Agent, for the account of the Company, in connection with any assignment by the Company to the Bank Investors pursuant to this Section 5.9, an aggregate amount equal to all Carrying Costs to accrue with respect to obligations already entered into by the Company as a result of or in connection with this Agreement. If the Issuer fails to make payment of such amounts at or prior to the time of assignment by the Company to the Bank Investors, such amount shall be paid by the Bank Investors (in accordance with their respective Pro Rata Shares) to the Company as additional consideration for the interests assigned to the Bank Investors and the amount of the Net Investment hereunder held by the Bank Investors shall be increased by an amount equal to the additional amount so paid by the Bank Investors. Amounts paid by the Issuer pursuant to this Section 5.9(d) shall only be paid to the extent of the Collateral.

                           (e) Administration of Agreement After Assignment.
After any assignment by the Company to the Bank Investors pursuant to this
Section 5.9 (and the payment of all amounts owing to the Company in connection therewith), all rights of the Administrative Agent and the Collateral Agent set forth herein shall be deemed to be afforded to the Agent on behalf of the Bank Investors instead of any such party.

                           (f) Payments. After any assignment by the Company to
the Bank Investors pursuant to this Section 5.9, all payments to be made hereunder by the Issuer to the Bank Investors shall be made to the Agent's account as such account shall have been notified to the Issuer. In the event that the aggregate of the Assignment Amounts paid by the Bank Investors pursuant to

Section 5.9(a) is less than the Net Investment of the Company on the date of such assignment, then to the extent payments made hereunder in respect of the Net Investment exceed the aggregate of the Assignment Amounts, such excess shall be remitted by the Agent to the Company.

                           (g) Downgrade of Bank Investor. If at any time prior
to any assignment by the Company to the Bank Investors as contemplated pursuant to this Section 5.9, the short term debt rating of any Bank Investor shall be "A-2" or "P-2" from S&P or Moody's, respectively, such Bank Investor, upon request of the Agent, shall, within 30 days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from S&P and Moody's, respectively, and which shall not be so rated with negative credit implications and which is acceptable to the Company and the Agent). If the short term debt rating of a Bank Investor shall be "A-3" or "P-3", or lower, from S&P or Moody's, respectively (or such rating shall have been withdrawn by S&P's or Moody's), such Bank Investor, upon request of the Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from S&P and Moody's, respectively, and which is acceptable to the Company and the Agent). In either such case, if any such Bank Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, the Company shall have the right to require such Bank Investor to pay to the Agent an amount equal to such Bank Investor's Commitment for deposit by the Agent into an account, in the name of the Agent, which shall be in satisfaction of such Bank Investor's obligations to make Subsequent Fundings and to pay its Assignment Amount upon an assignment in accordance with the applicable provisions of this Section 5.9. The amount on deposit in such account shall be invested by the Agent in Eligible Investments and such Eligible Investments shall be selected by the Agent in its sole discretion. The Agent shall remit to such Bank Investor, monthly, the income thereon. Nothing in the two preceding sentences shall affect or diminish in any way any such downgraded Bank Investor's commitment to the Issuer or the Company or such downgraded Bank Investor's other obligations and liabilities hereunder and under the other Transaction Documents.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  SECTION 6.1. Notices, etc. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be sent by facsimile transmission with a confirmation of the receipt thereof and shall be deemed to be given for purposes of this Agreement on the day that the receipt of such facsimile transmission is confirmed in accordance with the provisions of this
Section 6.1. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

                  If to the Company:

                           Enterprise Funding Corporation
                           c/o Global Securitization Services, LLC
                           25 West 43rd Street, Suite 704
                           New York, New York  10036
                           Attention:  Kevin Burns
                           Telephone: (212) 302-8331
                           Telecopy:  (212) 302-8767

                           (with a copy to the Administrative Agent)


                  If to the Issuer:

                           FCAR RECEIVABLES LLC
                           6400 Imperial Drive (express delivery only)
                           P.O. Box 8216  (mail)
                           Waco, Texas 76714
                           Attention:  Richard Vander Woude
                           Telephone:  (254) 751-1750
                           Telecopy:  (254) 751-7725

                  If to the Collateral Agent or the Agent:

                           NationsBank N.A.
                           Bank of America Corporate
                             Center - 10th Floor
                           100 North Tryon Street
                           NC1-007-10-01
                           Charlotte, North Carolina  28255-0001
                           Attention:  Michelle M. Heath
                                       Global Asset Backed Securitization
                           Telephone:  (704) 386-7922
                           Telecopy:   (704) 388-9169

                  If to the Insurance Provider:

                           MBIA Insurance Corporation
                           113 King Street
                           Armonk, New York  10504
                           Attention:            Insured Portfolio
                                                 Management - SF (FCAR
                                                 RECEIVABLES LLC
                                                 Warehouse Facility 1999)
                           Telephone:            (914) 273-4545
                           Telecopy:             (914) 765-3810

                  SECTION 6.2. Successors and Assigns. (a) This Agreement shall be binding upon the Issuer and the Company and their respective successors and assigns and shall inure to the benefit of the Issuer, and the Company and their respective successors and assigns including the Liquidity Provider; provided that the Issuer shall not assign any of its rights or obligations hereunder without the prior written consent of the Company, the Collateral Agent and the Surety Bond Provider. The Issuer hereby acknowledges that the Company has assigned and granted a security interest in all of its rights hereunder and under the Note to the EFC Collateral Agent. In addition, the Issuer hereby acknowledges that the Company may at any time and from time to time assign all or a portion of its rights hereunder to the Liquidity Provider pursuant to the Liquidity Agreement. Except as expressly permitted hereunder or in the agreements establishing the Company's commercial paper program, the Company shall not assign any of its rights or obligations hereunder without the prior written consent of the Issuer.

                           (b) Without limiting the foregoing, the Company may,
from time to time, with prior or concurrent notice to Issuer and Servicer, in one transaction or a series of transactions, assign all or a portion of the Net Investment and its rights and obligations under this Agreement and any other Transaction Documents to which it is a party to a Conduit Assignee. Upon and to the extent of such assignment by the Company to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the assigned portion of the Net Investment, (ii) the related administrative agent for such Conduit Assignee will act as the administrative agent for such Conduit Assignee, with all corresponding rights and powers, express or implied, granted to the Administrative Agent hereunder or under the other Transaction Documents, (iii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to the Company and its Liquidity Provider(s) and Credit Support Provider(s), respectively, herein and in the other Transaction Documents (including, without limitation, any limitation on recourse against such Conduit Assignee or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Conduit Assignee, and the right to assign to another Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all (or the assigned or assumed portion) of the Company's obligations, if any, hereunder or any other Transaction Document, and the Company shall be released from such obligations, in each case to the extent of such assignment, and the obligations of the Company and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of the Net Investment shall be made to the applicable agent or administrative agent, as applicable, on behalf of the Company and such Conduit Assignee on a pro rata basis according to their respective interests,
(vi) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (vii) if requested by the Agent or administrative agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Agent or such administrative agent may reasonably request to evidence and give effect to the foregoing. No Assignment by the Company to a Conduit Assignee of all or any portion of the Net Investment shall in any way diminish the related Bank Investors' obligation under Section

2.1 to make any Funding not made by the Company or such Conduit Assignee or under Section 5.9 to acquire from the Company or such Conduit Assignee all or any portion of the Net Investment.

                           (c)  In the event that the Company makes
an assignment to a Conduit Assignee in accordance with Section 6.2(b) hereof, the Bank Investors: (i) if requested by NationsBank, shall terminate their participation in the Liquidity Agreement to the extent of such assignment, (ii) if requested by NationsBank, shall execute a participation agreement with respect to the liquidity provider agreement related to such Conduit Assignee, to the extent of such assignment, the terms of which shall be substantially similar to those of the participation agreement entered into by such Bank Investor with respect to the Liquidity Agreement (or which shall be otherwise reasonably satisfactory to NationsBank and the Bank Investors), (iii) if requested by the Company, shall enter into such agreements as requested by the Company pursuant to which they shall be obligated to provide funding to the Conduit Assignee on substantially the same terms and conditions as is provided for in this Agreement in respect of the Company (or which agreements shall be otherwise reasonably satisfactory to the Company and the Bank Investors), and (iv) shall take such actions as the Agent shall reasonably request in connection therewith.

                           (d) Each of the Issuer and each Seller hereby agrees
and consents to the assignment by the Company from time to time of all or any part of its rights under, interest in and title to this Agreement, the Net Investment and the Note to any Liquidity Provider. In addition, each of the Issuer and each Seller hereby consents to and acknowledges the assignment by the Company of all of its rights under, interest in and title to this Agreement, the Net Investment and the Note to the Agent. No such assignment shall in any way diminish the Bank Investors' obligation under Section 2.1 to make any Funding not made by the Company or under Section 5.9 to acquire from the Company all or any portion of the Net Investment.

                  SECTION 6.3. Severability Clause. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 6.4. Amendments; Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER MAY NOT BE CHANGED ORALLY BUT ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO PROVIDED; THAT THE WRITTEN CONSENT OF THE INSURANCE PROVIDER SHALL BE REQUIRED PRIOR TO ANY AMENDMENT OR MODIFICATION OF SECTIONS 2.1(b), 4.2, 4.3, 5.8, 6.4, 6.6 OR 6.8 OF THIS AGREEMENT AND PRIOR TO ANY AMENDMENT OR MODIFICATION WHICH SHALL MATERIALLY AND ADVERSELY AFFECT THE RIGHTS OR OBLIGATIONS OF THE INSURANCE PROVIDER; PROVIDED, FURTHER, THAT THE PARTIES HEREUNDER MAY AMEND OR MODIFY ANY PROVISION OF THIS AGREEMENT UPON THE OCCURRENCE AND CONTINUANCE OF AN INSURANCE PROVIDER DEFAULT WITHOUT THE WRITTEN CONSENT OF THE INSURANCE PROVIDER; PROVIDED, THAT NO SUCH AMENDMENT SHALL INCREASE THE AMOUNT OUTSTANDING UNDER THE NOTE OR THE AMOUNT DUE AND PAYABLE AS ENHANCED YIELD THEREUNDER; PROVIDED THAT NO SUCH AMENDMENT SHALL, UNLESS SIGNED BY EACH BANK INVESTOR DIRECTLY AFFECTED THEREBY,
(A) INCREASE THE COMMITMENT OF A BANK INVESTOR, (B) REDUCE THE NET INVESTMENT OR RATE OF INTEREST TO ACCRUE THEREON OR ANY FEES OR OTHER AMOUNTS PAYABLE HEREUNDER, (C) POSTPONE ANY DATE FIXED FOR THE PAYMENT OF ANY SCHEDULED DISTRIBUTION IN RESPECT OF THE NET INVESTMENT OR INTEREST WITH RESPECT THERETO OR ANY FEES OR OTHER AMOUNTS PAYABLE HEREUNDER OR FOR TERMINATION OF ANY COMMITMENT, (D) CHANGE THE PERCENTAGE OF THE COMMITMENTS OR THE NUMBER OF BANK INVESTORS, WHICH SHALL BE REQUIRED FOR THE BANK INVESTORS OR ANY OF THEM TO TAKE ANY ACTION UNDER THIS SECTION OR ANY OTHER PROVISION OF THIS AGREEMENT, (E) RELEASE ALL OR SUBSTANTIALLY ALL OF THE PROPERTY WITH RESPECT TO WHICH A SECURITY OR OWNERSHIP INTEREST THEREIN HAS BEEN GRANTED HEREUNDER TO THE COLLATERAL AGENT OR (F) EXTEND OR PERMIT THE EXTENSION OF THE COMMITMENT TERMINATION DATE. IN THE EVENT THE COLLATERAL AGENT REQUESTS THE COMPANY'S OR A BANK INVESTOR'S CONSENT PURSUANT TO THE FOREGOING PROVISIONS AND THE COLLATERAL AGENT DOES NOT RECEIVE A CONSENT (EITHER POSITIVE OR

NEGATIVE) FROM THE COMPANY OR SUCH BANK INVESTOR WITHIN 10 BUSINESS DAYS OF THE COMPANY'S OR BANK INVESTOR'S RECEIPT OF SUCH REQUEST, THEN THE COMPANY OR SUCH BANK INVESTOR (AND ITS PERCENTAGE INTEREST HEREUNDER) SHALL BE DISREGARDED IN DETERMINING WHETHER THE COLLATERAL AGENT SHALL HAVE OBTAINED SUFFICIENT CONSENT HEREUNDER.

                  SECTION 6.5. No Bankruptcy Petition Against the Company. The Issuer covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Company or Conduit Assignee, it will not institute against, join any other Person in instituting against, or knowingly or intentionally cooperate with or encourage any other Person in instituting against, the Company or Conduit Assignee, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

                  SECTION 6.6. No Proceedings. Each party hereto hereby agrees that it will not institute against, join any other Person in instituting against, or knowingly or intentionally cooperate with or encourage any other Person in instituting against, the Issuer, any bankruptcy or insolvency proceeding so long as there shall not have elapsed one year plus one day after payment in full of the Note and payment in full of all amounts due to the Insurance Provider under the Transaction Documents.

                  SECTION 6.7. Setoff. The Issuer hereby irrevocably and unconditionally waives all right of setoff that it may have under contract (including this Agreement), applicable law or otherwise with respect to any funds or monies of the Company at any time held by or in the possession of the Company in the accounts established pursuant to the Security Agreement.

                  SECTION 6.8. No Recourse Against Issuer. The Issuer shall not be liable for any amounts due under this Agreement, the Note, the Insurance Agreement or the Security Agreement, except to the extent of the Collateral, or for any losses suffered by the Company in respect of the Note. The foregoing sentence shall not relieve the Issuer from any liability hereunder or under the Security Agreement with respect to its representations and warranties. All amounts due from the Issuer under this Agreement shall be payable solely in accordance with Section 5.1(a) of the Security Agreement.

                  SECTION 6.9. Further Assurances. The Issuer agrees to do such further acts and things and to execute and deliver to the Company or the Collateral Agent such additional assignments, agreements, powers and instruments as are required by the Company to carry into effect the purposes of this Agreement or the Security Agreement or to better assure and confirm unto the Company or the Collateral Agent its rights, powers and remedies hereunder or thereunder.

                  SECTION 6.10. No Recourse Against Company. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Company under this Agreement and all other Transaction Documents are solely the corporate obligations of the Company and shall be payable solely to the extent of funds received from the Issuer in accordance herewith or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper.

                  SECTION 6.11. Governing Law; Submission to Jurisdiction; Integration.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE ISSUER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The Issuer hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 6.11 shall affect the right of the Company to bring any action or proceeding against the Issuer or its property in the courts of other jurisdictions.

                  (b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY

DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

                  (c) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                  SECTION 6.12. Counterparts. This Agreement may be executed in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

                  SECTION 6.13. Headings. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

                  SECTION 6.14. Subrogation. The parties hereto each acknowledge that, to the extent of any payment made under the Insurance Policy, the Insurance Provider shall be fully subrogated to the extent of such payment, to the rights of the Agent, the Company and the Bank Investors to any moneys paid or payable to such holder in respect of the corresponding amounts due on such Note and under this Agreement (it being understood that the Insurance Provider shall be entitled to payments in respect of such subrogation only to the extent that no amounts are at such time due and payable to the Agent, for the benefit of the Company or the Bank Investors, under the Note). The parties hereto each agree to such subrogation and each further agree to execute such instruments and to take such actions as, in the reasonable judgment of the Insurance Provider, are necessary to evidence such subrogation and to perfect the rights of the Insurance Provider to receive any money paid or payable hereunder, under the Note, this Agreement and the Insurance Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be executed and delivered as of the day first written above.


                              FCAR RECEIVABLES LLC
                                    as Issuer


                              By:  _____________________________
                                   Name:
                                   Title:


                              ENTERPRISE FUNDING CORPORATION,
                                as Company


                              By:  _____________________________
                                   Name:
                                   Title:


                              NATIONSBANK, N.A., as Agent and
                                as a Bank Investor


$100,000,000                  By:  _____________________________
 Commitment                        Name:
                                   Title:

                                                                  EXHIBIT 10.30

-------------------------------------------------------------------------------




                               SECURITY AGREEMENT




                                     among


                             FCAR RECEIVABLES LLC,
                                   as Debtor,


                        ENTERPRISE FUNDING CORPORATION,
                                  as Company,


               CSC LOGIC/MSA LLP d/b/a/LOAN SERVICING ENTERPRISE
                              as Back-Up Servicer,


                          MBIA INSURANCE CORPORATION,
                             as Insurance Provider,

                               NATIONSBANK, N.A.,
                     individually and as Collateral Agent,

                                      and

                         FIRSTCITY FUNDING CORPORATION,
                                  as Servicer


                           Dated as of March 30, 1999




-------------------------------------------------------------------------------

                               TABLE OF CONTENTS



                                                                       Page
                                   ARTICLE I
                                  DEFINITIONS

Section 1.1       Definitions.............................................2

                                   ARTICLE II
                           GRANT OF SECURITY INTEREST

SECTION 2.1       Grant of Security Interest.............................43
SECTION 2.2       Re-Liening Trigger.....................................46
SECTION 2.3       Subrogation............................................46
SECTION 2.4       Increase in Principal Amount of Note...................47
SECTION 2.5       Release of Contracts...................................49
SECTION 2.6       Collection Account.....................................51
SECTION 2.7       Reserve Account; Withdrawals; Releases;
                  Draws on Policy........................................53

                                  ARTICLE III
                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                OF THE DEBTOR, THE SERVICER AND THE SUBSERVICER

SECTION 3.1       Representations and Warranties of the
                  Debtor.................................................56
SECTION 3.2       Covenants of the Debtor................................60
SECTION 3.3       Representations and Warranties of the
                  Servicer...............................................73
SECTION 3.4       Covenants of the Servicer..............................76
SECTION 3.5       Representations and Warranties of the
                  Back-Up Servicer.......................................85
SECTION 3.6       Covenants of the Back-Up Servicer......................87

                                   ARTICLE IV
                          SERVICING AND ADMINISTRATION

SECTION 4.1       Servicing..............................................89
SECTION 4.2       Duties of the Servicer.................................94
SECTION 4.3       Servicer Events of Default............................100
SECTION 4.4       Indemnity by the Servicer.............................101
SECTION 4.5       Merger or Consolidation of, or Assumption
                  of Obligations of, or Resignation of
                  Servicer..............................................102

                                                                         Page
SECTION 4.6       Rights Prior to Assumption of Duties by
                  Back-Up Servicer or Designation of
                  Successor Servicer......................................104
SECTION 4.7       Rights After Assumption of Duties by
                  Back-Up Servicer or Designation of
                  Successor Servicer......................................106
SECTION 4.8       Liability of the Back-Up Servicer.......................107
SECTION 4.9       Responsibilities of the Debtor..........................108
SECTION 4.10      Monthly Servicer's Certificate..........................108
SECTION 4.11      Monthly Back-Up Servicer's Certificate..................109
SECTION 4.12      Servicer Expenses.......................................109

                                   ARTICLE V
                           ALLOCATION AND APPLICATION
                        OF COLLECTIONS; RESERVE ACCOUNT

SECTION 5.1       Collections.............................................110
SECTION 5.2       Remittances to the Secured Parties......................114

                                   ARTICLE VI
                   TERMINATION EVENTS; SERVICING TERMINATION

SECTION 6.1       Termination Events......................................115
SECTION 6.2       Remedies................................................118
SECTION 6.3       Application of Proceeds.................................120

                                  ARTICLE VII
                              THE COLLATERAL AGENT

SECTION 7.1       Duties of the Collateral Agent..........................122
SECTION 7.2       Compensation and Indemnification of
                  Collateral Agent........................................123
SECTION 7.3       Representations, Warranties and
                  Covenants of the Collateral Agent.......................124
SECTION 7.4       Liability of the Collateral Agent.......................125
SECTION 7.5       Merger, Conversion, Consolidation of,
                  or Succession to Business of, the
                  Collateral Agent........................................128
SECTION 7.6       Limitation on Liability of the
                  Collateral Agent and Others.............................129

                                  ARTICLE VIII
                                 MISCELLANEOUS
                                                                        Page
SECTION 8.1       Notices, etc...........................................131
SECTION 8.2       Waivers; Amendments....................................133
SECTION 8.3       Successors and Assigns.................................134
SECTION 8.4       Severability Clause....................................134
SECTION 8.5       Governing Law; Submission to
                  Jurisdiction; Integration..............................135
SECTION 8.6       No Bankruptcy Petition Against the
                  Company or the Debtor..................................136
SECTION 8.7       Setoff.................................................136
SECTION 8.8       No Recourse............................................136
SECTION 8.9       No Recourse Against Stockholders,
                  Officers or Directors..................................137
SECTION 8.10.     Further Assurances.....................................137
SECTION 8.11      Other Costs, Expenses and Related
                  Matters................................................138
SECTION 8.12      Indemnification Procedures.............................138
SECTION 8.13      Exercise of Rights by Insurance
                  Provider...............................................139
SECTION 8.14      Counterparts...........................................139
SECTION 8.15      Headings...............................................140

                                    EXHIBITS

EXHIBIT A    Forms of Contracts
EXHIBIT B    Credit and Collection Policy
EXHIBIT C    Form of Insurance Policy
EXHIBIT D    Form of Originator Agreement
EXHIBIT E    Receivables Schedule
EXHIBIT F    Form of Monthly Servicer's Certificate
EXHIBIT G    Form of Monthly Back-Up Servicer's Certificate
EXHIBIT H    Back-Up Servicing Agreement
EXHIBIT I    Charge Off Policy

                               SECURITY AGREEMENT

         SECURITY AGREEMENT (this "Agreement"), dated as of March 30, 1999 among ENTERPRISE FUNDING CORPORATION, a Delaware corporation, as a secured party (together with its successors and assigns, the "Company"), FCAR RECEIVABLES LLC, a Texas limited liability company, as debtor (together with its successors and assigns, the "Debtor"), MBIA INSURANCE CORPORATION, a New York stock insurance company, as a secured party and as Insurance Provider (in such capacity, the "Insurance Provider"), FIRSTCITY FUNDING CORPORATION, a Texas corporation, as servicer hereunder (in such capacity, the "Servicer"), NATIONSBANK, N.A. ("NationsBank"), a national banking association, individually and as collateral agent for the Secured Parties (together with its successors and assigns in such capacity, the "Collateral Agent") and CSC LOGIC/MSA LLP d/b/a LOAN SERVICING ENTERPRISE ("LSE"), a Texas limited liability partnership, as back-up servicer hereunder (together with its successors and assigns in such capacity, the "Back-Up Servicer").

                             W I T N E S S E T H :

         WHEREAS, subject to the terms and conditions of this Agreement, the Debtor desires to grant a security interest in and to the Receivables and related property, including the Debtor's security interest in the Financed Vehicles and the Collections derived therefrom during the full term of this Agreement;

         WHEREAS, pursuant to the Insurance Agreement, the Insurance Provider has issued its Insurance Policy to provide for the full and timely payment of a portion of the interest due on and all principal of the Note as specified in the Insurance Policy;

         WHEREAS, pursuant to the Note Purchase Agreement, the Debtor has issued the Note to the Agent, on behalf of the Company and the Bank Investors, and will be obligated to the holder of such Note to pay the principal of and interest on such Note in accordance with the terms thereof;

         WHEREAS, the Debtor is granting a security interest in the Collateral to the Collateral Agent, for the benefit of the Secured Parties, to secure the payment and performance of the Debtor of its obligations under this Agreement, the Note, the Note Purchase Agreement and the Insurance Agreement;

         NOW THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.1 Definitions. All capitalized terms used herein shall have the meanings herein specified, and shall include in the singular number the plural and in the plural number the singular:

         "Accrued Interest Component" shall mean for any Collection Period, the Interest Component of all Related Commercial Paper outstanding at any time during such Collection Period which has accrued from the first day through the last day of such Collection Period whether or not such Related Commercial Paper matures during such Collection Period. For purposes of the immediately preceding sentence, the portion of the Interest Component of Related Commercial Paper accrued in a Collection Period in which Related Commercial Paper either
(a) was issued on a day other than the first day of such Collection Period or
(b) has a stated maturity date on a day other than the last day of such Collection Period shall be based on the actual number of days elapsed in such Collection Period during which such Related Commercial Paper was outstanding.

         "Additional Amounts" shall mean (i) any refunds or other payments received under any Extended Service Agreement, extended warranty plan or any other item included in the Amount Financed with respect to a Fi-nanced Vehicle; (ii) refunds received in connection with (a) physical damage, credit life or disability policies relating to Financed Vehicles or Obligors and (b) accident and health policies relating to Obligors and (iii) sales tax refunds relating to Financed Vehicles.

         "Adjusted EBITDA Coverage Ratio" means the ratio of earnings of the Parent before interest, taxes, depreciation, amortization, less the gain on sale of automobile installment loan agreements or contracts, divided by the interest expense.

         "Adjusted LIBOR Rate" means, with respect to any Collection Period, a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Agent during such Collection Period in respect of eurocurrency or eurodollar funding, lending or liabiities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Collection Period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

         "Administrative Agent" shall mean NationsBank, as administrative agent for the Company.

         "Administrative Fee" shall have the meaning specified in the Fee
Letter.

         "Adverse Claim" shall mean a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

         "Affiliate" shall mean, with respect to a Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" shall have the meaning specified in the Note Purchase
Agreement.

         "Agreement" shall mean this Security Agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof.

         "Amortization Period" means any time during which the Net Yield (calculated as of the most recent Determination Date) is less than 2.0% or the Net Investment exceeds the Noteholder's Percentage of the Borrowing Base plus the amount on deposit in the Reserve Account.

         "Amount Financed" with respect to a Receivable means the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs exclusive of any amount allocable to the premium of force-placed physical damage insurance covering the Financed Vehicle.

         "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in the Receivable.

         "Available Collections" shall mean, with respect to each Remittance Date, all Collections received by the Servicer, from whatever source, during or with respect to the prior Collection Period.

         "Back-Up Servicer" shall mean LSE, in its capacity as back-up servicer hereunder, and its successors and assigns in such capacity.

         "Back-Up Servicing Agreement" shall mean that certain Servicing Assumption Agreement attached hereto as Exhibit H.

         "Back-Up Servicing Fee" shall mean the greater of (A) 0.06% of the aggregate principal balance of all Receivables, calculated as of the first Business Day of each Collection Period, and (B) $1,250.

         "Bank Investors" shall have the meaning specified in the Note Purchase Agreement.

         "Base Rate" shall mean a rate per annum equal to the greater of (i) the prime rate of interest announced by the Liquidity Provider (or, if more than one Liquidity Provider, then by NationsBank) from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Liquidity Provider (or NationsBank, as applicable)) and (ii) the sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on over night Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider (or, if more than one Liquidity Provider, then by NationsBank) from three Federal funds brokers of recognized standing selected by it.

         "Borrowing Base" shall mean, at any time, the aggregate Principal Balance of all Eligible Receivables.

         "Business Day" means any day (excluding Saturday or Sunday) on which banks are open for business in New York, New York, Charlotte, North Carolina and Dallas, Texas.

         "Carrying Costs" shall mean for any Collection Period the sum of:

                  (i) the sum of the dollar amount of the Company's obligations for such Collection Period deter mined on an accrual basis in accordance with generally accepted accounting principles consistently applied:

         (a) to pay interest with respect to Purchased Interests pursuant to the provisions of the Liquidity Agreement (such interest to be calculated based on the Adjusted LIBOR Rate), outstanding at any time during such Collection Period accrued from the day of the acquisition of the related Purchased Interest through the last day of such Collection Period whether or not such interest is payable during such Collection Period;

         (b) without duplication of the amounts described in clause (a) above, to pay interest, calculated at the Base Rate, with respect to amounts disbursed by the Credit Support Provider in respect of Defaulted Receivables, if the Insurance Provider shall have failed to make any required payment under the Insurance Policy in respect of such Defaulted Receivables, outstanding at any time during such Collection Period accrued from the first day through the last day of such Collection Period whether or not such interest is payable during such Collection Period;

         (c) to pay the Accrued Interest Component of Related Commercial Paper with respect to any Collection Period (it being understood that to the extent the Company has obtained funding under the Liquidity Agreement or a Credit Support Agreement, the Company will not obtain duplicative funding in the commercial paper markets);

         (d) to pay a dealer fee (the "Dealer Fee") of 0.05% per annum of the face amount of Related Commercial Paper issued during such Collection Period based on the actual term of such Related Commercial Paper whether or not maturing in such Collection Period;

         (e) any past due amounts not paid in clause (a), (b), (c) and (d) with respect to prior Collection Periods; and

         (f) to pay the costs of the Company with respect to the operation of the Yield Protection Provision, which amounts paid pursuant to this clause (f) shall not exceed 1.00% per annum of the Net Investment; and

                  (ii) the Program Fee, the Administrative Fee, and Facility Fee accrued from the first day through the last day of such Collection Period whether or not such amount is payable during such Collection Period the sum of which amounts shall not exceed 0.75% per annum of the Net Investment.

During any Collection Period during which the Bank Investors have (x) advanced funds with respect to a Funding or (y) acquired an interest in the Note, in lieu of the amounts described in clauses (i)(c) and (i)(d) above, Carrying Costs shall include interest on the daily aver age Net Investment for the related Collection Period at the Adjusted LIBOR Rate, or if such rate is unavailable, at the Base Rate, or if an Insurance Provider Default and a Termination Event shall have occurred and be continuing, at the Base Rate plus 2.00%.

         "Certificate of Title" shall mean, with regard to each Financed Vehicle (i) the original certificate of title relating thereto, or copies of correspondence to the appropriate state title registration agency, and all enclosures thereto, for issuance of its original certificate of title or (ii) if the appropriate state title registration agency issues a letter or other form of evidence of lien in lieu of a certificate of title, the original lien entry letter or form or copies of correspondence to such state title registration agency, and all enclosures thereto, for issuance of the original lien entry letter or form, which, in either case, shall name the related Obligor as the owner of such Financed Vehicle and the applicable Seller or the Collateral Agent as secured party.

         "Closing Date" shall mean March 30, 1999.

         "Charged-Off Contract" shall mean a Contract charged-off by the Servicer in accordance with the Charge-Off Policy attached hereto as Exhibit I.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (including any successor statute), and the regulations promulgated and the rulings issued thereunder.

         "Collateral" shall have the meaning set forth in Section 2.1 of this Agreement; provided, that this definition of "Collateral" shall not include any Receivable, Contract or related property released from the Collateral pursuant to Section 2.5 or with respect to which a Refund Price has been paid.

         "Collateral Agent" shall mean NationsBank, as collateral agent hereunder, or any successor thereto in such capacity.

         "Collection Account" shall mean the account established pursuant to
Section 2.6 hereof.

         "Collection Period" shall mean with respect to any Remittance Date, the calendar month immediately preceding the month of such Remittance Date (and with respect to the initial Remittance Date, the time period from the Cut-Off Date to April 30, 1999).

         "Collections" shall mean all Principal Collections and Finance Charge Collections received by the Servicer in respect of the Collateral in the form of cash, checks, wire transfers or other form of payment.

         "Commercial Paper" shall mean promissory notes of the Company issued by the Company in the commercial paper market.

         "Commitment Termination Date" shall have the meaning specified in the Note Purchase Agreement.

         "Company" shall mean Enterprise Funding Corporation, a Delaware corporation, together with its successors and assigns.

         "Contract" shall mean each retail installment loan agreement, substantially in the form of Exhibit A hereto, and the security agreement between an Obligor and an Originator or an Obligor and FCF relating to the sale or refinancing of a Financed Vehicle, an interest in which has been assigned or transferred by a Seller to the Debtor pursuant to the Receivables Purchase Agreement, whether constituting an account, chattel paper, instrument, mortgage, deed of trust or general intangible; provided, that this definition of "Contract" shall not include any contract released from the Collateral pursuant to Section 2.5 or with respect to which a Refund Price has been paid.

         "Credit and Collection Policy" shall mean the credit, collection and loan servicing policies and procedures of the Servicer attached as Exhibit B hereto.

         "Credit Support Agreement" means any agreement between the Company and the Credit Support Provider evidencing the obligation of the Credit Support Provider to provide credit support to the Company in connection with the issuance of Commercial Paper.

         "Credit Support Provider" means the Person or Persons who will provide credit support to the Company in connection with the issuance by the Company of its Commercial Paper.

         "Cumulative Net Loss Ratio" means, the ratio (expressed as a percentage) of (i) the sum of the Principal Balances of Receivables that were charged-off in accordance with the Charge-Off Policy during the period from the Closing Date through the end of the related Collection Period reduced by the amount of all Recoveries received by the Servicer during the period from the Closing Date through the end of the related Collection Period to (ii) the aggregate Principal Balances of all Receivables as of the Closing Date.

         "Custodian" means Chase Bank of Texas, N.A., as custodian of the Receivables for the Collateral Agent and the Secured Parties, and its successors and assigns in such capacity.

         "Custodian Bank" means a "custodian bank" as defined in Section 8-102(4) of the New York or North Carolina UCC.

         "Cut-Off Date" shall mean with respect to the Initial Funding, two Business Days prior to the date of such Initial Funding and with respect to each Subsequent Funding, the Subsequent Funding Cut-Off Date.

         "DCR" means Duff & Phelps Credit Rating Co..

         "Debtor" shall mean FCAR and its successors and permitted assigns.

         "Deemed Cured," with respect to a Reserve Event, shall mean either of the following:

         (a) in the case of the Reserve Event described in (a) of the definition thereof, the average Delinquency Ratio for the three Collection Periods preceding such Remittance Date is less than or equal to 10.00% for two consecutive Collection Periods;

         (b) in the case of the Reserve Event described in (b) of the definition thereof, the average Default Ratio for the three preceding Collection Periods preceding such Remittance Date is less than or equal to 2.50% for two consecutive Collection Periods; or

         (c) in the case of the Reserve Event described in clause (c) of the definition thereof, the average Recovery Rate for the three Collection Periods preceding such Remittance Date is greater than or equal to 60% for two consecutive Collection Periods.

         "Default Ratio" shall mean a fraction, ex pressed as a percentage calculated as of the last day of the related Collection Period, the numerator of which is the aggregate Principal Balance of all Defaulted Receivables defaulted in that Collection Period, and the denominator of which is the aggregate Principal Balance of all Receivables.

         "Defaulted Receivable" shall mean, with respect to any Remittance Date, each Receivable with respect to which the earlier of the following has occurred: (i) the related Obligor is contractually delinquent on a scheduled payment or any portion thereof for greater than sixty (60) days, or (ii) the mandatory redemption period, if any, has expired for the Contract with respect to which the related Financed Vehicle has been repossessed.

         "Delinquency Ratio" shall mean, with respect to any date of determination, the ratio (expressed as a percentage) of (i) the aggregate Principal Balance of all automobile installment sales contracts and automobile installment loan agreements in the Parent's total servicing portfolio which meet the criteria set forth in Delinquent Receivables as of such date to (ii) the aggregate principal balance of all automobile installment sales contracts and automobile installment loan agreements in the Parent's total servicing portfolio.

         "Delinquent Receivable" shall mean each Receivable (i) as to which any payment, or part thereof, re mains unpaid for more than 30 days from the original due date for such payment and (ii) is not a Defaulted Receivable.

         "Determination Date" shall mean with respect to any Remittance Date, the second Business Day preceding such Remittance Date.

         "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

         "EFC Collateral Agent" shall mean NationsBank, as collateral agent in respect of the Company's Commercial Paper program.

         "Eligible Account" shall mean either (A) a segregated account or accounts maintained with an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized long-term debt obligations of which institution shall be rated AA or higher by S&P and Aa2 or higher by Moody's and in the highest short-term rating category by each of the Rating Agencies, and which is (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Insurance Provider and each of the Rating Agencies or (B) a chartered depository institution acceptable to each Rating Agency and the Insurance Provider, having capital and surplus of not less than $100,000,000, acting in its fiduciary capacity.

         "Eligible Investments" means any one or more of the following types of investments:

                  (i) (a) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States; and (b) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, but only if, at the time of investment, such obligations are rated AAA by DCR (if rated by DCR), AAA by S&P and Aaa by Moody's;

                  (ii) demand or time deposits in, certificates of deposit of, or bankers' acceptances issued by, any depository institution or trust company organized under the laws of the United States or any state and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent or any agent of the Collateral Agent acting in its commercial capacities); provided that the commercial paper or other short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated D-1+ by DCR (if rated by DCR), A-1+ by S&P and P-1 by Moody's;

                  (iii) repurchase obligations pursuant to a written agreement
    (1) with respect to any obligation described in clause (i) above, where the Collateral Agent has taken actual or constructive delivery of such obligation, and (2) entered into with a depository institution or trust company organized under the laws of the United States or any state thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which are rated D-1+ by DCR (if rated by DCR), A-1+ by S&P and P-1 by Moody's (including, if applicable, the Collateral Agent or any agent of the Collateral Agent acting in its respective commercial capacities);

                  (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state whose long-term unsecured debt obligations are rated AAA by DCR, AAA by S&P and Aaa by Moody's at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that an investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Collection Account or Reserve Account, as applicable, to exceed 10% of the Eligible Investments held in the Collection Account or Reserve Account, as applicable, (with Eligible Investments held in the Collection Account or Reserve Account, as applicable, valued at par);

                  (v) commercial paper that (1) is payable in Dollars and (2) is rated at least D-1+ by DCR (if rated by DCR), A-1+ by S&P and P-1 by Moody's;

                  (vi) any money market fund that has been rated AAA "plus or minus" by DCR (if rated by DCR), Aaa by Moody's and AAAm or AAAm-G by S&P and numerical gradations within such rating category (or the equivalent long-term rating of such rating agency) for such money market funds; and

                  (vii) any other demand or time deposit, obligation, security or investment as may be acceptable to the Rating Agencies and, prior to an Insurance Provider Default, the Insurance Provider.

         Any of the foregoing Eligible Investments may be purchased from, by or through the Collateral Agent or any of its Affiliates.

         "Eligible Receivables" shall mean, as of any day, each Receivable of the Debtor:

         (a) which is payable in Dollars in the United States or one of its territories;

         (b) which at the time of origination, the Obligor on which provided as its most recent billing address, an address located in the United States;

         (c) which is not a Defaulted Receivable at the time such Receivable first becomes part of the Collateral;

         (d) which has been created in accordance with, or under standards no less stringent than, and which satisfies in all material respects, the Credit and Collection Policy;

         (e) which, at the time such Receivable first becomes part of the Collateral and at the time immediately following any Take-Out, is neither more than 30 days contractually delinquent from the due date, nor is due from an Obligor who has defaulted under a previous retail installment loan agreement with a Seller;

         (f) which was sold to or originated in the United States by a Seller in the ordinary course of such Seller's business pursuant to a transaction constituting a bona fide sale (in the case of a Receivable related to FirstCity Funding) and which was created as a result of an advance by such Seller (if such Seller is FCF) or by an Originator (in the case of a Receivable related to FirstCity Funding) in the ordinary course of its business, directly to or for the benefit of an Obligor for the purchase or refinancing of the purchase of an automobile, light truck, van or mini-van;

         (g) as to which the Debtor will have good and marketable title thereto and which is not subject to any Lien or claim or other encumbrance on the related Financed Vehicle which are Liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable, and as to which at any time, the Collateral Agent, for the benefit of the Secured Parties, shall have a valid and perfected first priority security interest, free and clear of all Liens, encumbrances, security interests and rights of others;

         (h) which provides for level monthly payments (provided that the payment in the first and last months of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed and yield interest at the related APR over an original term of no less than 12 months and no greater than 60 months; provided, that 3.0% of the aggregate Principal Balance of the related Contracts may have an original term greater than 60 months but no more than 72 months;

         (i) which provides for, in the event that such Receivable is prepaid by the Obligor, a prepayment that fully pays the Principal Balance of such Receivable and any interest accrued at the related APR through the date of prepayment;

         (j) which, if not originated by FCF, was originated in the United States by an Originator approved by FirstCity Funding and which was sold to FirstCity Funding pursuant to an Originator Agreement;

         (k) which provides the Debtor with a clear right of repossession on the Financed Vehicle securing such Receivable and contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

         (l) the purchase of which with the proceeds of Commercial Paper would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

         (m) which was not, at the time such Receivable first became part of the Collateral, subject to any right of rescission, cancellation, set-off, claim, counterclaim or defense (including the defense of usury) of the Obligor or, to the best of the Debtor's knowledge, any proceedings pending or threatened, wherein the Obligor or any governmental agency has alleged the related Contract is illegal or unenforceable;

         (n) which arises pursuant to a Contract with respect to which each of the applicable Seller and the Debtor has performed all obligations required to be performed by it thereunder, including without limitation shipment of the related Financed Vehicle in good repair, without defects and in satisfactory order and/or the performance of the services purchased thereunder;

         (o) which has an APR of at least 12.75%;

         (p) which is secured by a valid, subsisting, and enforceable first priority perfected security interest in favor of the Debtor in the related Financed Vehicle, which security interest has been validly as signed by the Debtor to the Collateral Agent on behalf of the Secured Parties;

         (q) which arises under a Contract which has been properly executed by the parties thereto and which represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally;

         (r) which shall have complied with, at the time of its origination, and shall remain in compliance with, all Requirements of Law;

         (s) with respect to which there is only one Contract related thereto and such Contract has not been sold, transferred, assigned or pledged by the applicable Seller to any Person other than the Debtor;

         (t) the Obligor of which is required to make payments to a lockbox under the control of the Servicer;

         (u) which, at the time such Receivable first became part of the Collateral, the related Contract had not been waived or modified;

         (v) as to which the applicable Seller and the Debtor has done nothing, at the time such Receivable first became part of the Collateral, to impair the rights of the Secured Parties therein;

         (w) with respect to which the related Financed Vehicle is required by the terms of the related Contract to be covered by an individual physical damage insurance policy and the related Contract requires such Obligor to pay all sales, use, property, excise and other similar taxes imposed on or with respect to the related Financed Vehicle and makes such Obligor liable for all payments required to be made thereunder, without any setoff, counterclaim or defense for any reason whatsoever, subject only to such Obligor's right of quiet enjoyment;

         (x) which constitutes "chattel paper" under and as defined in Article 9 of the UCC as then in effect in the Relevant UCC;

         (y) the related Obligor of which is not the U.S. government or any state or any agency, department or instrumentality of the U.S. government or any state or other government entity;

         (z) with respect to which the Contract evidencing such Receivable, including but not limited to, the description of the motor vehicle and/or services contained therein is in all respects complete, accurate and represents the entire agreement between the Originator or FCF, as applicable, and the Obligor;

         (aa) with respect to which the Custodian is holding the related Receivable File for the benefit of the Secured Parties;

         (ab) which is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

         (ac) which (A) satisfies all applicable requirements of the Credit and Collection Policy, (B) is assignable without the consent of, or notice to, the Obligor thereunder and (C) has not been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement or pursuant to a transfer of the Note shall be unlawful, void or voidable;

         (ad) which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits);

         (ae) with respect to which the related Contract is a Simple Interest Contract;

         (af) with respect to which the information set forth in the Receivables Schedule is true and correct in all material respects as of the opening of business on the related Cut-Off Date and for which no selection procedures adverse to the interests of the Secured Parties have been utilized;

         (ag) with respect to which, to the knowledge of the Debtor, at the time of the related Cut-Off Date, the related Obligor was not the subject of a bankruptcy proceeding since the origination of the related Contract;

         (ah) with respect to which all filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Collateral Agent a first priority perfected security interest in such Receivable have been made;

         (ai) which has a Principal Balance of at least $1,000 and not greater than $35,000 as of the related Cut-Off Date; provided that a Principal Balance greater than $35,000; provided, that up to 1% of the Eligible Receivables may have a Principal Balance greater than $35,000 but not more than $40,000;

         (aj) with respect to which the related Financed Vehicle has not been repossessed from the Obligor on or prior to the related Cut-Off Date;

         (ak) with respect to which the related Contract satisfies in all material respects the requirements of the Credit and Collection Policy that was in effect as of the related Cut-Off Date and if such Contract was originated by an Originator, it was underwritten by FirstCity Funding in accordance with the Credit and Collection Policies;

         (al) with respect to which the applicable Seller has fulfilled all obligations to be fulfilled on such Seller's part under or in connection with the origination, acquisition and assignment of such Receivable, including giving notices or consents necessary to effect the acquisition of the Receivable;

         (am) with respect to which the sale, transfer, assignment and conveyance of by the applicable Seller is not subject to and will not result in any tax, fee or governmental charge payable by such Seller or the Debtor to any federal, state or local government ("Transfer Taxes") other than Transfer
Taxes which have or will be paid by such Seller as due and in the event the Debtor or the Collateral Agent receives actual notice of any Transfer Taxes arising out of the transfer, assignment and conveyance of such Receivable;

         (an) with respect to which the applicable Seller used no selection procedures that identified such Receivable as being less desirable or valuable than other comparable motor vehicle loans originated or acquired by such Seller;

         (ao) as to which there is no Lien against the related Financed Vehicle for any delinquent taxes;

         (ap) with respect to which, at the time of origination, all proceeds on the related Contract were fully disbursed and there is no requirement for future advances thereunder and all fees and expenses in connection with the origination of the Receivable have been paid;

         (aq) which does not provide for the substitution, exchange or addition of any Financed Vehicle to such Receivable;

         (ar) with respect to which, to the best of the Debtor's knowledge, no Obligor is a Person involved in the business of leasing or selling equipment of a type similar to the Financed Vehicle;

         (as) with respect to which the Servicer holds the Certificate of Title or the application for a Certificate of Title for the related Financed Vehicle or the Servicer will obtain within 180 days of the related Cut-Off Date a Certificate of Title with respect to the Financed Vehicle as to which the Servicer holds only such application;

         (at) with respect to which, if originated by an Originator, such Originator (i) was selected by FirstCity Funding based on FirstCity Funding's underwriting criteria, its financial operating history and record of compliance with requirements under applicable Federal and state law, (ii) has entered into an agreement with FirstCity Funding providing for the sale of motor vehicle loans from time to time by such Originator to FirstCity Funding,
(iii) is authorized to originate such Receivable for sale to FirstCity Funding and is authorized to originate such Receivable for sale to FirstCity Funding under

FirstCity Funding's underwriting guidelines and (iv) has not engaged in any conduct constituting fraud or misrepresentation with respect to such Receivable; and

         (au) with respect to which, if not originated by FCF, (i) the Originator that sold the related Contract to FirstCity Funding has entered into an Originator Agreement and such Originator Agreement constitutes the entire agreement between FirstCity Funding and such Originator with respect to the sale of such Contract to FirstCity Funding, and (ii) each such Originator Agreement is in full force and effect and is the legal, valid and binding obligation of such Originator; there have been no material defaults by such Originator or by FirstCity Funding under such Originator Agreement; FirstCity Funding has fully performed all of its obligations under such Originator Agreement; FirstCity Funding has not made any statements or representations to such Originator (whether written or oral) inconsistent with any term of such Originator Agreement; the purchase price (as specified in such Originator Agreement, if any) for such Contract has been paid in full by FirstCity Funding; there is no other payment due to such Originator from FirstCity Funding for the purchase of such Contract; such Originator has no right, title or interest in or to such Contract; there is no prior course of dealing between such Originator and FirstCity Funding which will affect the terms of such Originator Agreement; any payment owed to such Originator by FirstCity Funding is a corporate obligation of FirstCity Funding in the nature of a bonus for amounts collected by FirstCity Funding in excess of the purchase price for such Contract.

         "Enhanced Yield" shall mean the amount of Carrying Costs calculated pursuant to such definition, provided, however, that the dollar amounts described in (i)(a) of the definition of Carrying Costs shall be limited to 7.05% of the Purchased Interest and the dollar amount described in (i)(c) of the definition of Carrying Costs shall be limited to 7.00% of the Net Investment funded to the extent of Related Commercial Paper; provided, further, that the Adjusted LIBOR Rate or the Base Rate, as applicable and each as described in the last paragraph of the definition of carrying costs shall be limited to 7.05% of the Net Investment. All such limitations shall only be applicable when used in relation to this definition. Upon the occurrence and continuance of an Insurance Provider Default, there shall be no limit on the Enhanced Yield.

         "Entitlement Order" shall have the meaning specified in Section 8-102 of the Relevant UCC.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean with respect to the Debtor, at any time, each trade or business (whether or not incorporated) that would, at the time, be treated together with the Debtor as a single employer under Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

         "Event of Bankruptcy" shall mean, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or
(b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

         "Extended Service Agreement" shall mean a service contract covering repairs to a Financed Vehicle.

         "Extension Ratio" means, the fraction (ex pressed as a percentage) calculated as of the last day of the related Collection Period, the numerator of which is the aggregate number of Contracts included in the Borrowing Base for which an extension or a payment deferment was made in accordance with the Servicer's stated extension policy and the denominator of which is the aggregate number of Contracts included in the Borrowing Base. "Extension," for the purposes of this definition, does not include either (i) a change of an Obligor's scheduled due date within a month (i.e. from the 10th of each month to the 15th) or (ii) the Servicer's treatment of an Obligor who makes at least one-half of his scheduled payment as current (provided that such Obligor continues to make all scheduled payments which follow).

         "Facility Fee" shall mean a fee payable by the Debtor to the Agent, the terms of which are set forth in the Fee Letter.

         "Facility Limit" shall mean $100,000,000.

         "FCAR" shall mean FCAR Receivables LLC, a Texas limited liability company, and its successors and assigns.

         "FCF" shall mean FirstCity Consumer Finance Corporation, a Texas corporation, and its successors and assigns.

         "Fee Letter" shall mean the letter agreement, dated the Closing Date, between or among the Company, the Agent and the Debtor in respect of the payment by the Debtor of certain fees.

         "Finance Charge Collections" shall mean, with respect to any Collection Period, the sum of the following amounts: (i) that portion of all collections on Receivables allocable to interest, late fees, insufficient funds check charges and related charges assessed against Obligors, (ii) Liquidation Proceeds to the extent allocable to interest due thereon in accordance with the Servicer's customary servicing procedures, (iii) the amount paid by the Debtor with respect to any Refund Price to the extent allocable to interest, and (iv) interest and investment earnings on amounts on deposit in the Collection Account on or with respect to the Remittance Date related to such Collection Period.

         "Financed Vehicle" shall mean a new or used automobile, light truck, van or mini-van, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

         "Financed Vehicle Insurance Policies" means any insurance policies covering the Financed Vehicles or the related Obligor.

         "FirstCity Funding" shall mean FirstCity Funding Corporation, a Texas corporation, and its successors and permitted assigns.

         "Funding" shall have the meaning specified in the Note Purchase Agreement.

         "Funding Review" means the procedures specified in Section 3.2(k)(vi) of this Agreement.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of this Agreement.

         "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Indebtedness" means, with respect to any Person, (i) indebtedness for borrowed money (other than trade accounts payable incurred in the ordinary course of business that do not bear interest if paid on or before the due date thereof and which are not in fact overdue), (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

         "Indemnified Parties" shall have the meaning specified in Section 4.4 hereof.

         "Independent Public Accounts" shall mean any of (a) Arthur Andersen LLP, (b) Deloitte & Touche, (c) Ernst & Young LLP, (d) KPMG Peat Marwick LLP,
(e) PriceWaterhouse Coopers LLP, (f) any successor to any of the foregoing or
(g) any other firm approved by the Insurance Provider.

         "Ineligible Receivable" shall mean any Receivable for which any representation or warranty made by the Debtor set forth in Section 3.1(o) hereof shall be untrue.

         "Initial Funding" shall have the meaning specified in Section 2.1(a) of the Note Purchase Agreement.

         "Insurance Agreement" shall mean that certain Insurance Agreement dated as of March 30, 1999 among the Insurance Provider, the Debtor, the Sellers, the Servicer, the Back-Up Servicer and the Collateral Agent.

         "Insurance Policy" shall mean that certain surety bond, substantially in the form annexed hereto as Exhibit C to be issued by the Insurance Provider and naming the Agent as beneficiary.

         "Insurance Provider" shall mean MBIA Insurance Corporation, a New York stock insurance company, and any successor or assign.

         "Insurance Provider Default" shall mean the failure and the continuation of such failure of the Insurance Provider to make any payment under the Insurance Policy.

         "Insurance Provider Insolvency" shall mean, with respect to the Insurance Provider, the existence and continuation of any of the following:

         (a) the Insurance Provider fails to make a payment required under the Insurance Policy in accordance with its terms; or

         (b) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Insurance Provider in an involuntary case or proceedings under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law, or (ii) a decree or order adjudging the Insurance Provider as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of the Insurance Provider, under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of any substantial part of the Insurance Provider's property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

         (c) the commencement by the Insurance Provider of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Insurance Provider to the entry of a decree or order for relief in respect of the Insurance Provider in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency case or proceeding against the Insurance Provider, or the filing by the Insurance Provider of a petition or an answer or consent seeking reorganization or relief under any applicable United State federal or state law, or the consent by the Insurance Provider to the filing of such petition or to the appointment of or the taking of possession by the custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Insurance Provider of any substantial part of its property, or the making by the Insurance Provider of an assignment for the benefit of its creditor, or the failure by the Insurance Provider to pay debts generally as they become due, or the admission by the Insurance Provider in writing of its inability to pay its debts generally as they become due, or the taking of any corporate action by the Insurance Provider in furtherance of any such action.

         "Interest Component" shall mean, (i) with respect to any Related Commercial Paper issued on an interest-bearing basis, the interest payable on such Related Commercial Paper at its maturity (including any dealer commissions) and (ii) with respect to any Related Commercial Paper issued on a discount basis, the portion of the face amount of such Related Commercial Paper representing the discount incurred in respect thereof (including any dealer commissions to the extent included as part of such discount).

         "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

         "LIBOR Rate" means, with respect to any Collection Period, the rate determined by NationsBank to be (i) the per annum rate for deposits in U.S. Dollars for a term of one month which appears on the Telerate Page 3750 Screen on the day that is two London Business Days prior to the first day of such Collection Period except, that if such first day of the Collection Period is not a Business Day, then the first preceding day that is a Business Day (rounded upwards, if necessary, to the nearest 1/100,000 of 1%), (ii) if such rate does not appear on the Telerate Page 3750 Screen, the term "LIBOR Rate" with respect to that Collection Period shall be the arithmetic mean (rounded upwards, if necessary, to the nearest 1/100,000 of 1%) of the offered quotations obtained by NationsBank from four major banks in the London interbank market selected by NationsBank (the "Reference Banks") for deposits in U.S. Dollars to leading banks in the London interbank market as of approximately 11:00 a.m. (London time) on the day that is two London Business Days prior to the first day of such Collection Period, unless such first day of the Collection Period is not a Business Day, in which case, the first preceding day that is a Business Day or (iii) if fewer than two Reference Banks provide NationsBank with such quotations, the LIBOR Rate shall be the rate per annum which NationsBank determines to be the arithmetic mean (rounded upwards, if necessary, to the nearest 1/100,000 of 1%) of the offered quotations which leading banks in New York City selected by NationsBank are quoting in the New York interbank market on such date for deposits in U.S. dollars to the Reference Banks or; if fewer than two such quotations are available, to leading European and Canadian Banks.

         "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever for the purpose of security, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code (other than any such financing statement filed for informational purposes only) or comparable law of any juris diction to evidence any of the foregoing.

         "Liquidation Proceeds" shall mean (i) proceeds of any claim under any credit insurance and (ii) all monies collected in connection with the disposition of any Financed Vehicle, from whatever source, securing a Defaulted Receivable, net of the sum of (x) any "out-of-pocket" expenses reasonably expended by the Servicer in connection with the liquidation of such Financed Vehicle for the account of the Obligor and (y) any such amounts required by law to be remitted to the Obligor.

         "Liquidity Agreement" shall mean the agreement between the Company and any Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to the Company in connection with the issuance of Commercial Paper.

         "Liquidity Provider" shall mean the Person or Persons who will provide liquidity support to the Company in connection with the issuance by the Company of its Commercial Paper, and shall include any Person acquiring a participation interest therein.

         "London Business Day" shall mean any day which is a Business Day and also is a day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London.

         "LSE" shall mean CSC Logic/MSA LLP d/b/a Loan Servicing Enterprise, and its successors and assigns.

         "Majority Investors" shall have the meaning specified in the Note Purchase Agreement.

         "Manager" shall have the meaning specified in the Texas Limited Liability Company Act.

         "Monthly Servicer's Certificate" shall have the meaning specified in
Section 4.10.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which contributions are or have been made by the Debtor or any ERISA Affiliate of the Debtor.

         "NationsBank" shall have the meaning specified in the preamble hereto.

         "Net Investment" shall mean with respect to any date of determination,
(i) the amount of the Initial Funding and any Subsequent Funding occurring on or prior to such date of determination less (ii) all Collections distributed to the Agent in reduction of the Net Investment pursuant to Section 2.5 or
Section 5.1 hereof on or prior to such date of determination, less (iii) draws from the Reserve Account distributed to the Agent in reduction of the Net Investment, and less (iv) draws on the Insurance Policy distributed to the Agent in reduction of the Net Investment; provided however, that the Net Investment for the first day of the first Collection Period shall equal the initial Net Investment, and provided further, that as to the Insurance Provider, draws made under the Insurance Policy will not reduce the principal amount due under the Note.

         "Net Receivables Balance" shall mean, at any time, the aggregate Principal Balance of all Eligible Receivables.

         "Net Yield" shall mean, as calculated on each Determination Date, the product of (i) 12 and (ii) a fraction, the numerator of which is (x) the Available Collections less the aggregate amount of Carrying Costs accrued during the related Collection Period less the aggregate Outstanding Balance of all Receivables which became Defaulted Receivables during the related Collection Period net of the aggregate amount of recoveries received during such Collection Period, and the denominator of which is (y) the average daily Net Investment for such Collection Period. The Net Yield shall be expressed as a percentage.

         "Note" shall mean the note issued by the Debtor to the Company pursuant to Section 2.1 of the Note Purchase Agreement, as the same may be amended from time to time and any other notes issued in replacement therefor in accordance with the Note Purchase Agreement and this Agreement.

         "Note Purchase Agreement" shall mean the Note Purchase Agreement dated as of March 30, 1999 among NationsBank N.A., as Agent and Bank Investor, the Debtor and the Company, as such agreement may be amended, modified and supplemented from time to time in accordance with the terms thereof.

         "Noteholder's Percentage" shall mean 79.50%.

         "Obligor" shall mean, for any Receivable, each and every Person who purchased or co-purchased a Financed Vehicle or any other person who owes payments under such Receivable.

         "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Opinion of Counsel" shall mean a written opinion of counsel in form and substance acceptable to each party to whom such opinion is to be rendered and from counsel who shall be satisfactory to each party to whom such opinion is to be rendered.

         "Originator" shall mean a bank, finance company, car rental company or factory authorized dealer or its Affiliates or any other originator approved in writing by the Insurance Provider which has entered into an Originator Agreement with FirstCity Funding.

         "Originator Agreement" shall mean each agreement between FirstCity Funding and an Originator relating to the purchase by FirstCity Funding of a Receivable, the form of which is attached hereto as Exhibit D.

         "Originator Recourse" shall mean, with respect to a Contract, all monies received in respect of recourse rights against the Originator (or successor thereof) of such Contract.

         "Parent" shall mean FirstCity Financial Corporation, a Delaware corporation, and its successors and assigns.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any other entity succeeding to the functions currently performed by the Pension Benefit Guaranty Corporation.

         "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture or other entity or a government or an agency or political subdivision thereof.

         "Plan" shall mean any employee pension benefit plan that (a) is or has been maintained by the Debtor or any ERISA Affiliate of the Debtor, or to which contributions by any such Person are or have been required to be made, (b) is subject to the provisions of Title IV of ERISA and (c) is not a Multiemployer Plan.

         "Plan Event" shall mean (a) the provisions of a notice of intent to terminate any Plan under Section 4041 of ERISA other than in a "standard termination", or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, (b) the receipt of any notice by any Plan to the effect that the PBGC intends to apply for the appointment of a trustee to administer any Plan, (c) the termination of any Plan which may result in a material liability to the Debtor, (d) the withdrawal of the Debtor or any ERISA Affiliate of the Debtor from any Plan described in Section 4063 of ERISA which may result in a material liability of the Debtor, (e) the complete or partial withdrawal of the Debtor or any ERISA Affiliate of the Debtor from any Multiemployer Plan which may result in a material liability of the Debtor, (f) a "reportable event" described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC) or an event described in Section 4068(f) of ERISA which may result in a material liability of the Debtor, and (g) any other event or condition which under ERISA or the Code may constitute grounds for the imposition of a lien on the assets of the Debtor in respect of any Plan or Multiemployer Plan which is not corrected within 30 days.

         "Potential Termination Event" means an event which, but for the lapse of time or the giving of any required notice, or both, would constitute a Termination Event.

         "Principal Balance" of a Receivable as of the close of business on any date means the Amount Financed minus (i) all Collections collected by the Servicer to and including such day with respect to such Receivable and applied by the Servicer in accordance with the Servicer's customary servicing procedures and the terms of the related Receivable to reduce the principal balance thereof and (ii) any Additional Amounts received by the Servicer with respect to such Receivable, to the extent such amounts have been applied by the Servicer in accordance with the Servicer's customary servicing procedures to reduce the Principal Balance thereof provided, how ever, that the Principal Balance of any Receivable which (i) is a Defaulted Receivable, (ii) is an Ineligible Receivable, (iii) is a State Concentration Receivable, or (iv) with respect to which the related Obligor has defaulted on the first Scheduled Payment due on the related Contract shall be zero.

         "Principal Collections" means, for any Remittance Date, the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on Receivables allocable in accordance with the Servicer's customary servicing procedures and the terms of the related Receivable to principal, (ii) Liquidation Proceeds attributable to principal in accordance with the Servicer's customary servicing procedures, (iii) all Additional Amounts received by the Servicer and applied in accordance with the Servicer's customary servicing procedures to reduce the Principal Balance of a Receivable (iv) amounts paid by the Debtor to the extent allocable to principal in respect of a Refund Price in accordance with Section 3.2(o), and (v) all other amounts applied by the Servicer in accordance with its customary servicing procedures to reduce the Principal Balance of Receivables.

         "Program Fee" shall mean a fee payable monthly to the Company by the Debtor, the terms of which are set forth in the Fee Letter.

         "Purchased Interest" shall mean the interest in the Note acquired by the Liquidity Provider, if any.

         "Rating Agencies" shall mean Moody's and S&P.

         "Receivable" shall mean any indebtedness owed under any Contract (including any Additional Amounts), whether constituting an account, chattel paper, instrument, mortgage, deed of trust or general intangible, whether arising out of or in connection with the sale of new or used cars, light trucks, vans or mini-vans, including the rendering of services by the Originator or any other party in connection therewith, under an Ex tended Service Agreement or otherwise, and including the right of payment of any finance charges and other obligations of the Obligor with respect thereto; provided, that this definition of "Receivable" shall not include any Receivable released from the Collateral pursuant to Section 2.5 or with respect to which a Refund Price has been paid.

         "Receivable File" means, with respect to each Receivable, the original Contract, either a copy of the application to the appropriate state authorities for a Certificate of Title to the related Financed Vehicle or a standard assurance in the form commonly used in the industry relating to the provision of a Certificate of Title and when issued by the appropriate state authorities, a copy of the related Certificate of Title, all original instruments modifying the terms and conditions of the Receivable or the related Contract and the original endorsements or assignments of such Contract.

         "Receivables Purchase Agreement" shall mean the Master Purchase Agreement, dated as of March 30, 1999, between the Debtor, as purchaser thereunder, and the Sellers, as sellers thereunder, as the same may be amended, modified and supplemented from time to time in accordance with the terms thereof and hereof.

         "Receivables Schedule" shall mean the schedule of Receivables (which schedule may be in the form of a computer file, microfiche or printed list) attached as Exhibit E to this Agreement, as amended and modified from time to time pursuant to the terms of this Agreement.

         "Receivables Systems" means those computer applications which are related to or involved in the origination, collection, management or servicing of the Receivables.

         "Recoveries" means, with respect to a Charged- Off Contract and for any Collection Period occurring after the date on which such Contract becomes a Charged-Off Contract, all payments, including insurance proceeds, that the Servicer received from or on behalf of an Obligor regarding such Charged-Off Contract, or from liquidation of the related Financed Vehicle, net of any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Charged-Off Contract.

         "Recovery Rate" means, with respect to Defaulted Receivables that are not skips (an account for which the Servicer has been unsuccessful in locating either the borrower or the Financed Vehicle), bankruptcies or insurance losses, and each Collection Period occurring after the date on which such Defaulted Receivable becomes a Defaulted Receivable, a fraction (expressed as a percentage), the numerator of which is equal to all Liquidation Proceeds received by the Servicer before or during such Collection Period, and the denominator of which is equal to the aggregate outstanding principal balance of all Defaulted Receivables that are not skips, bankruptcies or insurance losses for which Liquidation Proceeds were realized during such Collection Period.

         "Refund Price" shall mean 100% of the outstanding Principal Balance of a Receivable (without giving effect to any reduction in the Principal Balance thereof as a result of such Receivable becoming a Defaulted Receivable or an Ineligible Receivable) on the date of refund plus accrued interest, if any, thereon at the related APR, to such date.

         "Regulations" shall mean the regulations of the Debtor required by The Texas Limited Liability Company Act, Tex. Rev. Civ. Stat. Ann. Art. 1528n, Sections 1.01-9.02 (Vernon Supp. 1992).

         "Related Commercial Paper" shall mean Commercial Paper the proceeds of which were used to acquire, or refinance, the Net Investment.

         "Relevant UCC" shall mean the UCC in effect in the States of New York, Texas and North Carolina.

         "Re-Liening Trigger" means the occurrence of one or more of the following:

         (a) an Event of Bankruptcy shall occur with respect to a Seller or the Debtor;

         (b) one or more courts of competent jurisdiction have issued final, non-appealable orders to the effect that the Collateral Agent is not the secured party with respect to Financed Vehicles financed under Receivables with an initial aggregate Principal Balance (as of the date upon which such Receivables were acquired by the applicable Seller), equal to 5.0% or more of the aggregate Principal Balance of the Receivables as of the prior Remittance Date or in the case of the first Collection Period, the Closing Date; or

         (c) a Termination Event.

         "Remittance Date" shall mean the 15th day of each month beginning May 15, 1999, or, if such 15th day is not a Business Day, the next succeeding Business Day.

         "Removal Date" shall have the meaning specified in Section 2.5 hereof.

         "Required Reserve Account Balance" shall mean an amount equal to the product of (a) 1.00% and (b) the Net Investment divided by the Noteholder's Percentage; provided, that in the event that a Reserve Event has occurred and has not been Deemed Cured, the Required Reserve Account Balance shall be equal to the product of

(x) 6.00% and (y) the Net Investment divided by the Noteholder's Percentage.

         "Requirements of Law" for any Person shall mean the certificate of incorporation, certificate of limited partnership, partnership agreement or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

         "Reserve Account" shall mean the account established pursuant to
Section 2.7 hereof.

         "Reserve Advance" shall have the meaning set forth in Section 5.1(b) hereof.

         "Reserve Event" shall occur, with respect to any Remittance Date, when either of the following occurs:

         (a) the Delinquency Ratio averaged over three consecutive Collection Periods exceeds 10.00%;

         (b) the Default Ratio averaged over three consecutive Collection Periods exceeds 2.50%; or

         (c) the Recovery Rate averaged over three consecutive Collection Periods is less than 60%.

         "Review Firm" means a firm of independent certified public accountants or other third-party accept able to the Insurance Provider and engaged by the Debtor to perform the Funding Reviews.

         "S&P" shall mean Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies.

         "Secondary Servicer Advance" shall have the meaning specified in that certain letter agreement dated as of March 30, 1999, among FirstCity Funding, the Parent and the Agent.

         "Secured Parties" shall mean the Company, the Bank Investors and the Insurance Provider and their respective successors and assigns.

         "Sellers" means FirstCity Funding Corporation, a Texas corporation, and its successor and permitted assigns, and FirstCity Consumer Finance Corporation, a Texas corporation, and its successors and the Agent, assigns. "Seller" means either of the Sellers, as the context may require.

         "Servicer" shall mean FirstCity Funding as servicer hereunder or any successor Servicer acceptable to the Insurance Provider and the Agent, subsequent to the occurrence of an Insurance Provider Default, as set forth in
Article IV hereof.

         "Servicer Advance" shall have the meaning set forth in Section 5.1(b) hereof.

         "Servicer Event of Default" has the meaning set forth in Section 4.3 hereof.

         "Servicer File" shall mean, collectively, all of the instruments and documents described in Section 4.2(h)(i) with respect to a Receivable together with such other instruments or documents that modify or supplement the terms or conditions of any of the foregoing, and all other instruments, documents, correspondence and memoranda generated by or come into the possession of the Servicer (including, but not limited to, insurance premium receipts, ledger sheets, payment records, insurance claims, correspondence and current and historical computerized data files) that are required to document or service any Receivable.

         "Servicing Fee" shall mean, for any Collection Period, (i) an amount equal to 3.00% per annum on the aggregate outstanding Principal Balance of Receivables as of the first day of such Collection Period, and (ii) all amounts remitted during such Collection Period from or on behalf of Obligors with respect to the Receivables which represent late fees, prepayment charges, administrative charges or similar charges allowed by applicable law.

         "Simple Interest Contract" means any Contract under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

         "Simple Interest Method" means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the unpaid Principal Balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under which the obligation was made and the remainder of such payment is allocable to principal.

         "State Concentration Receivable" shall have the meaning specified in
Section 3.2(n) hereof.

         "Subsequent Funding" shall have the meaning specified in the Section 2.1(a) of the Note Purchase Agreement.

         "Subsequent Funding Cut-Off Date" shall mean with respect to each Subsequent Funding, the close of business two (2) days prior to the date of such Funding.

         "Subservicer" shall have the meaning set forth in Section 4.1(g) hereof.

         "Subsidiary" means, with respect to any entity any corporation more than 50% of the outstanding voting securities of which shall at any time be owned or controlled, directly or indirectly, by such entity or by one or more Subsidiaries of such entity, or any similar business organization which is so owned or controlled.

         "Surety Bond Premium" shall have the meaning specified in the Insurance Agreement.

         "Take-Out" shall have the meaning specified in Section 2.5(b) hereof.

         "Tangible Net Worth" means, the difference between:

         (a) the tangible assets of the Parent and its Affiliates and Subsidiaries calculated in accordance with GAAP, as reduced by adequate reserves in each case where a reserve is appropriate; and

         (b) all Indebtedness, including subordinated debt, of the Parent and its Affiliates and Subsidiaries; provided, that: (i) intangible assets such as patents, trademarks, trade names, copyrights, licenses, good will, organization costs, advances or loans to, or receivables from directors, officers, employees or Affiliates, prepaid assets, amounts relating to covenants not to compete, pension assets, deferred charges or treasury stock of any securities unless the same are readily marketable in the United States or are entitled to be used as a credit against federal income tax liabilities, shall not be included in the calculation of (a) above; and (ii) securities included as tangible assets shall be valued at their current market price or costs, whichever is lower, and (iii) any write-up in book value of any assets shall not be taken into account.

         "Telerate Page 3750 Screen" shall mean the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purposes of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

         "Termination Date" shall mean the earlier of (i) March 28, 2000 unless such date shall be extended by the Debtor, the Agent, the Company and the Insurance Provider pursuant to a written document, (ii) the date of termination of the Company's program liquidity facilities provided by any Liquidity Agreement (unless the Company shall have assigned its interest in the Note to the Bank Investors pursuant to Section 5.9 of the Note Purchase Agreement), (iii) the date of the termination of the Company's credit support facilities provided by any Credit Support Agreement (unless the Company shall have assigned its interest in the Note to the Bank Investors pursuant to
Section 5.9 of the Note Purchase Agreement), (iv) the date designated by the Debtor as the Termination Date following not less than 90 Business Days' prior written notice to the Company, the Insurance Provider and the Agent, (v) the date on which any Termination Event has occurred that has not been waived in writing by the Insurance Provider and the Agent, (vi) two Business Days prior to the Commitment Termination Date, (vii) the date on which the Receivables Purchase Agreement shall terminate, (viii) the date on which the Liquidity Provider or the Credit Support Provider shall have given notice that an event of default has occurred and is continuing under any of their respective agreements with the Company (unless the Company shall have assigned its interest in the Note to the Bank Investors pursuant to Section 5.9 of the Note Purchase Agreement), and (ix) the date on which the Company's Commercial Paper shall be downgraded below "A-2" by S&P or "P-2" by Moody's (unless the Company shall have assigned its interest in the Note to the Bank Investors pursuant to
Section 5.9 of the Note Purchase Agreement).

         "Termination Event" shall have the meaning specified in Section 6.1 hereof.

         "Transfer Taxes" shall have the meaning provided in paragraph (am) of the definition of Eligible Receivables.

         "Transaction Documents" shall mean this Agreement, the Receivables Purchase Agreement, the Note Purchase Agreement, the Insurance Agreement, the Note, each Assignment and Assumption Agreement (as defined in the Note Purchase Agreement), each Assignment (as defined in the Receivables Purchase Agreement), any Originator Agreement, the Back-Up Servicing Agreement, the Custodian Agreement and the Insurance Policy.

         "Transition Expenses" shall have the meaning specified in Section 4.1 hereof.

         "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as adopted in the Relevant UCC.

         "Year 2000 Compliant" means, with respect to any Person, the ability of such Person's computer applications to perform properly date-sensitive functions for all dates before and after January 1, 2000.

         "Year 2000 Problem" means, with respect to any Person, the risk that computer applications used by the such Person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999.

         "Yield Protection Provision" shall mean the compensation of the Company and each Bank Investor by the Debtor of the Company's and the Bank Investors' costs due to increased taxes, reserves and funding costs of the Company as described in Section 4.2 of the Note Purchase Agreement.

                                   ARTICLE II

                           GRANT OF SECURITY INTEREST

         SECTION 2.1 Grant of Security Interest. As security for the prompt and complete payment of the Note and the performance of all of the Debtor's obligations under the Note, the Note Purchase Agreement, the Insurance Agreement, this Agreement and the other Transaction Documents, the Debtor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing Lien on all of the Debtor's now existing and hereafter acquired right, title and interest in, to and under all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, cash, deposit accounts, certificates of deposit, goods, letters of credit, securities, investment property, financial assets or security entitlements (all of the foregoing, collectively, the "Collateral"), which Collateral includes, but is not limited to; (i) all Contracts and the Receivables related thereto, all monies due or to become due with respect thereto on or after the related Cut-Off Date, whether accounts, chattel paper, general intangibles or other property, all monies or remittances on deposit in any lockbox account which constitute proceeds of such Receivables and the Contracts and all monies on deposit in the Collection Account and the Reserve Account and any investments made with amounts on deposit in such accounts and all financial assets (as defined in Section 8-102(a)(9) of the Relevant UCC) credited thereto; (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the related Receivables and any accessions thereto and the Certificates of Title to such Financed Vehicles; (iii) any proceeds from claims on any physical damage, credit life, credit disability, lender's single interest, hospitalization or other insurance policies covering Financed Vehicles or Obligors and any Liquidation Proceeds; (iv) all documents relating to such Receivables including without limitation all documents contained in each related Receivables File; and (v) the proceeds of any and all of the foregoing; in addition, the Debtor hereby assigns to the Collateral Agent all of its rights under the Receivables Purchase Agreement and each Originator Agreement with respect to such Contracts and the Receivables related thereto. Further, as security for the prompt and complete payment of the Note and the performance of all of the Debtor's obligations under the Note, the Note Purchase Agreement, the Insurance Agreement, this Agreement and the other Transaction Documents, the Debtor hereby grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in and continuing Lien on all of the Debtor's right, title and interest in, to and under the Reserve Account, and all Eligible Investments, securities, instruments and other financial assets (as defined in Section 8-102(a)(9) of the Relevant UCC) credited to the Reserve Account and the proceeds thereof. The foregoing pledge does not constitute an assumption by the Collateral Agent of any obligations of the Debtor to Obligors or any other Person in connection with the Collateral or under any agreement and instrument relating to the Collateral, including without limitation any obligation to make future advances to or on behalf of such Obligors.

         (a) Perfection of Security Interest. In connection with such pledge, the Servicer, on behalf of the Debtor, agrees to record and file, at its own expense, financing statements with respect to the Collateral now existing and hereafter created for the transfer of chattel paper (as defined in Article 9 of the Relevant UCC) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the first priority security interest of the Collateral Agent in the Collateral, and to deliver a file-stamped copy of such financing statements or other evidence of such filing (which may, for purposes of this Section 2.1, consist of telephone confirmation of such filing) to the Collateral Agent, the Agent and the Insurance Provider on or prior to the Closing Date. In addition, on or prior to the Closing Date and the date of each Subsequent Funding, the Debtor and the Servicer each agrees to clearly and unambiguously mark its general ledger and all accounting records and documents and all computer tapes and records to show that the Contracts and the Receivables related thereto have been pledged to the Collateral Agent hereunder.

         (b) Protection of Security Interest. In connection with the grant of the security interest pursuant to this Section 2.1, the Debtor agrees to direct the Servicer to and the Servicer shall, on or prior to the Closing Date and the date of each Subsequent Funding, indicate clearly and unambiguously in its computer tapes and computer records described in the preceding paragraph that the Contracts and Receivables have been sold by the applicable Seller to the Debtor and pledged to the Collateral Agent by the Debtor pursuant to this Agreement.

          (c) Receivables Schedule. On or before the Closing Date, the
Debtor shall deliver to the Collateral Agent and the Insurance Provider a computer file, microfiche list or printed list containing a true and complete list of all Contracts and Receivables which are subject to the security interest granted pursuant to Section 2.1(a), identified by account number and Principal Balance. Such file or list shall be delivered to the Collateral
Agent as confidential and proprietary information, and is hereby incorporated into and made a part of this Agreement as the "Receivables Schedule". The Debtor agrees to deliver to the Collateral Agent and the Insurance Provider on or before the date of each Subsequent Funding and at such times as requested by the Collateral Agent or the Insurance Provider in connection with a third-party's request to review the financing statement filed by or on behalf of the Debtor under the UCC, a computer file, microfiche list or printed list containing a true and complete list of all Receivables which are subject to the security interest granted pursuant to Section 2.1(a), identified by account number and by outstanding Principal Balance as of such day or date. Such updated and revised file or list shall be delivered to the Collateral Agent as confidential and proprietary information, shall replace the previously delivered file or list and shall be incorporated into and made a part of this Agreement as the "Receivables Schedule" after giving effect to such Funding. The Debtor agrees to direct the Servicer to and the Servicer shall, on or prior to any Funding, indicate clearly and unambiguously in its com-puter files that the Receivables pledged by the Debtor to the Collateral Agent pursuant to the related Funding have been pledged to the Collateral Agent pursuant to this Agreement.

         SECTION 2.2 Re-Liening Trigger. Upon the occurrence of a Re-Liening Trigger, the Servicer, the Sellers, the Debtor and the Collateral Agent shall, at the request of the Insurance Provider, take all steps necessary to cause the Certificate of Title or other evidence of ownership of the related Financed Vehicle to be revised to name the Collateral Agent on behalf of the Secured Parties as lienholder. Any costs associated with such revision of the Certificate of Title shall be paid by the Servicer, and to the extent such costs are not paid by the Servicer such unpaid costs shall be recovered as described in Section 5.1(a)(viii) hereof.

         In addition, with respect to any state in which Obligors are located with respect to Receivables that account for greater than or equal to 10% of the aggregate Principal Balance of all Receivables, the Servicer shall be required to deliver an Opinion of Counsel to the Collateral Agent, the Insurance Provider and to S&P as to the status of the security interest of the Collateral Agent, on behalf of the Secured Parties, in the related Financed Vehicles or cause the Certificate of Title or other evidence of ownership of the related Financed Vehicle to be revised to name the Collateral Agent on behalf of the Secured Parties as lienholder.

         The Servicer irrevocably appoints the Collateral Agent as its attorney-in-fact, such appointment being coupled with an interest, to take any and all steps required to be performed by it pursuant to this Section

2.2 including execution of Certificates of Title or any other documents in the name and stead of the Servicer. If at any time a Person other than FirstCity Funding becomes the Servicer, FirstCity Funding shall execute a power of attorney with respect to such successor Servicer promptly after its appointment as such, naming such successor Servicer as its attorney-in-fact for the purposes described in the preceding sentence.

         SECTION 2.3 Subrogation. The parties hereto each acknowledge that, to the extent of any payment made under the Insurance Policy, the Insurance Provider shall be fully subrogated to the extent of such payment, to the rights of the Company and the Bank Investors to any moneys paid or payable to such holder in respect of the corresponding amounts due on such Note and under the Note Purchase Agreement (it being understood that the Insurance Provider shall be entitled to payments in respect of such subrogation only to the extent that no amounts are at such time due and payable to the Agent, for the benefit of the Company or the Bank Investors, under the Note). The parties hereto each agree to such subrogation and each further agree to execute such instruments and to take such actions as, in the reasonable judgment of the Insurance Provider, are necessary to evidence such subrogation and to perfect the rights of the Insurance Provider to receive any moneys paid or payable hereunder, under the Note, the Note Purchase Agreement and the Insurance Agreement.

         SECTION 2.4 Increase in Principal Amount of Note. The Debtor may increase the outstanding principal amount of the Note only upon satisfaction of the following conditions:

                  (i) (x) neither a Termination Event, a Potential Termination Event or the Termination Date shall have occurred and be continuing or would result from such increase, and (y) no Amortization Period is occurring or would result from such increase;

                  (ii) after giving effect to any such increase, the Net Investment shall not be greater than the Noteholder's Percentage of the Borrowing Base;

                  (iii) after giving effect to any such increase, the sum of the Net Investment and the Interest Component of Related Commercial Paper shall not exceed the Facility Limit;

                  (iv) the Insurance Provider shall have received an executed certification by an authorized officer of the Servicer showing the calculations necessary to support the calculation required pursuant to clause (ii) above;

                  (v) each representation and warranty of the Debtor herein or in the Note Purchase Agreement shall be true and correct with respect to the Debtor and each Receivable included in the Borrowing Base is an Eligible Receivable as of the date of such Funding;

                  (vi) the Debtor shall have deposited in the Reserve Account, or shall have given irrevocable instructions to the Agent to withhold from the proceeds of such Funding and to deposit in the Reserve Account, an amount equal to the amount necessary to cause the amount on deposit in the

    Reserve Account to at least equal the Required Reserve Account Balance (calculated as if such increase shall have occurred);

                  (vii) the Insurance Policy shall be in full force and effect and no Insurance Provider Default shall have occurred;

                  (viii) the Debtor shall have delivered on or prior to the related Cut-Off Date to the Custodian the sole original, executed Contracts evidencing the Receivables;

                  (ix) the Debtor shall have delivered to the Custodian on or prior to the related CutOff Date a copy of the Certificate of Title or other evidence of Lien issued by the relevant state department of motor vehicles for each Financed Vehicle related to a Receivable indicating the applicable Seller's position as first lienholder; and

                  (x) the conditions to Funding as set forth in Section 2.1(b) of the Note Purchase Agreement shall have been satisfied.

         SECTION 2.5 Release of Contracts. The Debtor shall have the right to require the Collateral Agent to release all of the Collateral Agent's right, title and interest in and to all or certain specified Contracts and all Receivables thereunder and all related property on the terms and conditions set forth herein (the effective date of any such release, the "Removal Date"). It shall be a condition precedent to any such release that (i) after giving effect to any such release, the Net Investment shall not exceed the Noteholder's Percentage of the Borrowing Base, such determina-tion to be based on the most recent Monthly Servicer's Certificate delivered by the Servicer on behalf of the Debtor, (ii) such release does not result in a Termination Event, (iii) the Debtor shall (y) pay to the Collateral Agent for deposit into the Collection Account on the day of receipt from the Debtor, an amount equal to the lesser of (A) the Principal Balance of the Receivables to be re leased on such Removal Date or (B) the amount necessary, if any, to reduce the Net Investment such that the Net Investment does not exceed the Noteholder's Percentage of the Borrowing Base after giving effect to such release and (z) pay to the Collateral Agent for deposit into the Collection Account on the day of receipt from the Debtor, an amount equal to all unpaid Carrying Costs (including Carrying Costs not yet accrued) to the extent reasonably determined by the Agent to be attributable to that portion of the Net Investment to be reduced as a result of the payment referred to in clause
(y) above, (iv) the Debtor shall have given the Collateral Agent, the Insurance Provider and the Agent at least five (5) days prior written notice of its intention to request the release of such Receivables, and (v) all amounts due under this Agreement, the Note Purchase Agreement and the Insurance Agreement, to the extent accrued to the date of such release, shall be fully paid. It is the intention of the parties that, to the extent the Company has an interest in the Note and the Company is funding such interest in the Note through Related Commercial Paper, the Debtor shall pay to the Collateral Agent such amounts as are required under this Section 2.5 no later than 12:00 noon (New York time) on the Business Day which is the maturity date of the Related Commercial Paper, which is funding the Receivables to be released, issued by the Company to fund its interest in the Note.

         The amount described in clause (iii) above upon receipt by the Collateral Agent shall be remitted to the Agent, for the benefit of the Company or the Bank Investors as applicable.

         The Debtor shall also be obligated to pay to the Collateral Agent, the Company, the Insurance Provider and the Agent the reasonable legal fees and expenses of the Collateral Agent, the Insurance Provider, the Agent and each Bank Investor and the Company arising in connection with any such release.

         (a) The Debtor shall at least once in each twelve month period, the first such period to commence on the Closing Date, pay to the Collateral Agent an amount equal to 100% by aggregate Principal Balance of Receivables in existence as of a date not more than 31 days prior to the proposed date of release (such a release, a "Take-Out"), and shall make the requisite payments described above and satisfy the requisite conditions precedent described above.

         Upon (i) the deposit to the Collection Account and the payment to the respective parties of the amounts described in this Section, and (ii) the receipt by the

Collateral Agent and the Insurance Provider of a certificate of the Servicer stating that all conditions precedent contained in this Section 2.5 have been satisfied, the Collateral Agent shall execute and deliver to the Debtor, at the Debtor's expense, such documents or instruments as are reasonably necessary to terminate the Collateral Agent's security interest in the Receivables and related Contracts subject to such Take-Out and the proceeds thereof; provided, that the Collateral Agent shall not terminate its security interest in any such Receivable if such Receivable is intended by the Debtor to be included in the calculation of Borrowing Base to be calculated immediately after such Take-Out. Any such documents shall be prepared by the Servicer on behalf of the Debtor and shall specifically identify (by loan or account number and outstanding Principal Balance) the Receivables in which the Collateral Agent's security interest is to be released.

         On or prior to each Removal Date, the Debtor shall deliver to the Collateral Agent, the Insurance Provider and the Administrative Agent a computer file, microfiche list or printed list containing a true and complete list of all such Receivables to be released, identified by account number and principal balance as of the related Removal Date. Such file or list, when taken together with the list provided pursuant to Section 2.1 hereof, shall constitute the Receivables Schedule as of such Removal Date after giving effect to such removal.

         SECTION 2.6 Collection Account. There shall be established on or before the Closing Date and maintained, for the benefit of the Secured Parties, with NationsBank, a segregated account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held by NationsBank as Collateral Agent for the benefit of the Secured Parties. The Collection Account shall be an Eligible

Account. If the Collection Account ceases to be an Eligible Account, the Insurance Provider shall have the right to direct transfer of the Collection Account to another financial institution which satisfies the criteria within the definition of Eligible Account. Subject to the terms hereof, the Collateral Agent shall possess all right, title and interest in and to all funds deposited from time to time in the Collection Account. The Servicer shall remit daily, within two (2) Business Days of receipt, to the Collection Account all Collections received with respect to any Receivables. On each Remittance Date, all interest and earnings (net of losses and in vestment expenses) on funds on deposit in the Collection Account shall be considered to be Finance Charge Collections and shall be distributed hereunder as such. On the date subsequent to the Termination Date on which the Net Investment is zero and all amounts payable hereunder by the Debtor have been paid in full, any funds remaining on deposit in the Collection Account shall be paid to the Debtor.


         (a) Funds on deposit in the Collection Account shall be invested in Eligible Investments by or at the written direction of the Servicer (which written direction may be in the form of standing instructions); provided, that if a Termination Event shall have occurred and be continuing, such investments shall be made as directed by the Collateral Agent. Any such written directions shall specify the particular investment to be made and shall certify that such investment is an Eligible Investment and is permitted to be made under this Agreement. The Servicer agrees that it shall not accept for credit to the Collection Account any investment as to which it has knowledge of any Adverse Claim thereto. NationsBank hereby agrees to comply with all Entitlement Orders received by it with respect to the Collection Account from the Collateral Agent. NationsBank also agrees with the parties hereto that all property credited to the Collection Account is a "financial asset" as defined in Section 8-102(9) of the Relevant UCC.

         (b) Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Collateral Agent in Eligible Investments that will mature so that such funds will be available on the Remittance Date with respect to the Collection Period during which such funds were received. No Eligible Investment may be liquidated or disposed of prior to its maturity. All proceeds of any such Eligible Investment shall be deposited in the Collection Account. Investments may be made in the Collection Account on any date (provided such investments mature in accordance herewith), only after giving effect to deposits to and withdrawals from the Collection Account on such date. Realized losses, if any, on amounts invested in such Eligible Investments shall be charged against investment earnings on amounts on deposit in the Collection Account

         (c) The Servicer shall provide the Collateral Agent on the date hereof and from time to time an incumbency certificate or the substantial equivalent with respect to each officer of the Servicer that is authorized to provide instructions relating to investments in Eligible Investments in the Collection Account.

         (d) Eligible Investments shall be maintained by the Collateral Agent in the Collection Account in such manner as may be necessary to maintain the first priority perfected security interest in favor of the Collateral Agent on behalf of the Secured Parties. NationsBank, agrees (and any other Eligible Institution holding the Collection Account shall so agree) that it shall not agree to comply with Entitlement Orders with respect to the Collection Account given to it by any Person other than the Collateral Agent.

         SECTION 2.7 Reserve Account; Withdrawals; Releases; Draws on Policy.

         (a) There shall be established on the Closing Date and maintained, for the benefit of the Secured Parties, with NationsBank, a segregated account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held by NationsBank as Collateral Agent for the benefit of the Secured Parties. The Reserve Account shall be an Eligible Account. If the Reserve Account ceases to be an Eligible Account, the Insurance Provider shall have the right to direct the transfer of the Reserve Account to another financial institution which satisfies the criteria within the definition of Eligible Account. Subject to the terms hereof, the Collateral Agent shall possess all right, title and interest in and to all funds deposited from time to time in the Reserve Account. On each Funding Date the Debtor shall deposit (or cause to be withheld from proceeds from the issuance of Related Commercial Paper) to the credit of the Reserve Account an amount equal to an amount necessary to fund the Reserve Account to the Required Reserve Account Balance.

                  (1) Funds on deposit in the Reserve Account shall be invested in Eligible Investments by or at the written direction of the Servicer (which written directions may be in the form of standing instructions); provided, that if a Termination Event shall have occurred, such investments shall be made as directed by the Collateral Agent. Any such written directions shall specify the particular investment to be made and shall certify that such investment is an Eligible Investment and is permitted to be made under this Agreement. The Collateral Agent agrees that it shall not accept for credit to the Reserve Account any investment as to which it has knowledge of any Adverse Claim thereto. NationsBank hereby agrees to comply with all Entitlement Orders received by it with respect to the Reserve Account from the Collateral Agent. NationsBank also agrees with the parties hereto that all property credited to the Reserve Account is a "financial asset" as defined in Section 8-102(9) of the Relevant UCC. No Eligible In vestment in the Reserve Account may be liquidated or disposed of prior to its maturity. All proceeds of any such Eligible Investment shall be deposited in the Re serve Account. Investments may be made in the Reserve Account on any date (provided such investments mature in accordance herewith), only after giving effect to deposits to and withdrawals from such account on such date. Realized losses, if any, on amounts invested in such Eligible Investments shall be charged against investment earnings on amounts on deposit in the Reserve Account, as applicable.

                  (2) The Servicer shall provide the Collateral Agent on the date hereof and from time to time an incumbency certificate or the substantial equivalent with respect to each officer of the Servicer that is authorized to


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


    provide instructions relating to investments in Eligible Investments in the Reserve Account.

                  (3) Eligible Investments shall be maintained by the Collateral Agent in such manner as may be necessary to maintain the first priority perfected security interest in favor of the Collateral Agent on behalf of the Secured Parties. NationsBank agrees (and any other Eligible Institution holding the Reserve Account shall so agree) that it shall not agree to comply with Entitlement Orders with respect to the Reserve Account given to it by any Person other than the Collateral Agent.

         (b) Funds on deposit in the Reserve Account shall be invested by the Collateral Agent in Eligible Investments with maturities such that all funds on deposit in the Reserve Account will be available on the next succeeding Remittance Date following such investment. The Collateral Agent shall maintain possession of the negotiable instruments or securities, if any, evidencing the Eligible Investments from the time of purchase thereof until the time of sale or maturity. Such investments shall be held in the name of the Collateral Agent, for the benefit of the Secured Parties.

         (c) In the event that on any Remittance Date or day on which a Take-Out occurs, after giving effect to such Take-Out, the amount on deposit in the Reserve Account (calculated as of the related Determination Date or the date of the Take-Out, as applicable) exceeds the Required Reserve Account Balance, the Collateral Agent shall (x) if no Termination Event shall have occurred, an amount equal to the excess of the amount on deposit in the Reserve Account over the Required Reserve Account Balance shall be withdrawn from the Reserve Account by the Collateral Agent and deposited by the


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


Collateral Agent in the Collection Account and shall constitute part of Available Collections for the related Remittance Date and (y) if a Termination Event shall have occurred, apply such amounts pursuant to Section 5.1(e).

         (d) Funds may be released from the Reserve Account in accordance with Sections 2.7(c) and (e) and Sections 5.1(b), (c) and (e) hereof.

         (e) After the occurrence of the Termination Date upon the day on which the Net Investment is zero and the Secured Parties shall have received all amounts due to them hereunder and under the other Transaction Documents, the Collateral Agent shall release to the Debtor all amounts on deposit in the Reserve Account.


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


                                  ARTICLE III

                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                OF THE DEBTOR, THE SERVICER AND THE SUBSERVICER

         SECTION 3.1 Representations and Warranties of the Debtor. The Debtor represents and warrants to the Agent, the Collateral Agent, the Secured Parties and the Back-Up Servicer as of the Closing Date and, except as otherwise provided herein, as of each date of any Subsequent Funding that:

         (a) Organization, Etc. The Debtor is a limited liability company duly organized under the laws of the State of Texas pursuant to its Articles of Organization and is validly existing as a limited liability company and is in good standing under the laws of the State of Texas, and has full power and authority to execute and deliver this Agreement and each other Trans action Documents to which it is a party and the Debtor has full power and authority to perform the terms and provisions under this Agreement and each other Transaction Document to which it is a party. The Debtor is duly qualified to do business as a foreign business entity in good standing and has obtained all required licenses and approvals, if any, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications except those jurisdictions in which failure to be so qualified would not have a material adverse effect on the business or operations of the Debtor or the Debtor's performance hereunder or under any other Transaction Document to which it is a party.

         (b) Due Authorization, etc. The execution, delivery and performance by the Debtor of this Agreement and each other Transaction Document to which it is a party have been duly authorized by all necessary action by the Debtor, do not require any approval or consent of any governmental agency or authority, do not and will not conflict with any material provision of its Articles of


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


Organization, and do not and will not conflict with or result in a breach which would constitute a material default under any agreement for borrowed money binding upon or applicable to it or such of its property which is material to it, or any law or governmental regulation or court decree applicable to it or such material property, and this Agreement and each other Transaction Document to which the Debtor is a party is the legal, valid and binding obligation of the Debtor enforceable in accordance with its terms except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

         (c) No Conflict. The execution and delivery of each Transaction Document to which it is a party, the performance of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment of the terms thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Debtor or any indenture, contract, agreement, mortgage, deed of trust, or other material instrument to which the Debtor is a party or by which it or any of its properties are bound.

         (d) No Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is presently pending, or to the knowledge of the Debtor threatened, against the Debtor or its respective properties or with respect to this Agreement or any other Transaction Document to which such Person is a party which, if adversely determined would, in the opinion of the Debtor, have a material adverse effect on the transactions contemplated by any Transaction Document.

         (e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required to be obtained on or prior to the date hereof in connection with the execution and delivery of each Transaction Document to which it is a party, the performance by the


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


Debtor of the transactions contemplated by the Transaction Documents to which it is a party and the fulfillment by the Debtor of the terms hereof and thereof, have been obtained.

         (f) Solvency. The Debtor is not insolvent and will not be rendered insolvent immediately following the consummation on the Closing Date and each Funding of the transactions contemplated by the Transaction Documents to which it is a party, including the pledge by the Debtor to the Collateral Agent of the Collateral specified in Section 2.1 hereof.

         (g) No Termination Event. After giving effect to each Funding, no Termination Event or Potential Termination Event shall have occurred.

         (h) Information Furnished. All information furnished by or on behalf of the Debtor to the Agent, the Collateral Agent or any Secured Party is true and complete in all material respects.

         (i) Taxes. The Debtor has filed all tax returns required to be filed and has paid or made adequate provision for the payment of all its taxes, assessments and other governmental charges.

         (j) Compliance. The Debtor has complied in all material respects with all Requirements of Law in respect of the conduct of its business and ownership of its property.

         (k) Investment Company. The Debtor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from the provisions of such act.

         (l) ERISA. The Debtor and each ERISA Affiliate thereof is in compliance with ERISA in all material respects. No Plan Event has occurred or is expected to occur that might result, directly or indirectly, in any lien being imposed on the property of the Debtor.


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


         (m) Business Purpose. The Debtor will acquire Receivables from either Seller for a bona fide business purpose and has undertaken the transactions contemplated herein as principal rather than as agent for either Seller or any other person.

         (n) Purchaser's Records. This Agreement and all related documents describe the sale of the Receivables to the Debtor as a purchase by the Debtor from the applicable Seller and evidence the clear intention by the Debtor to effectuate a purchase of such Receivables. The financial statements and tax returns of the Debtor will disclose that, under generally accepted accounting principles and for tax purposes, respectively, the Debtor acquired ownership of such Receivables.

         (o) Nature of Receivables. Each Receivable represented by the Debtor or the Servicer as an Eligible Receivable hereunder or in any report, document or instrument delivered hereunder or in connection with the other Transaction Documents is an Eligible Receivable at the time of such representation. The inclusion of a Receivable in the calculation of the Borrowing Base shall be deemed to be a representation that such Receivable is an Eligible Receivable.

         (p) Year 2000 Compliance. The Debtor (i) has initiated a review and assessment of all areas within its business and operations (including those affected by suppliers, vendors and customers), (ii) is in the process of developing a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) will implement that plan in accordance with that timetable. Based on the foregoing, the Debtor believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its business and operations are reasonably expected on a timely basis to be Year 2000 Compliant, except to the extent that a failure to do so could not be reasonably expected to have a material adverse effect on the Debtor or on the trans actions contemplated by this Agreement, or to result in a Termination Event or a Potential Termination Event.


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


         Subject to the following paragraph, the Debtor (i) has completed a review and assessment of all Receivables Systems (including, but not limited to, those of its suppliers, vendors and third-party servicers), and (ii) has determined that the Receivable Systems are Year 2000 Compliant or will be Year 2000 Compliant on or before June 1, 1999, and thereafter.

         The costs of all assessment, remediation, testing and integration related to the Debtor's plan for becoming Year 2000 Compliant will not have a material adverse effect on the financial condition or operations of the Debtor.

         The representations and warranties set forth in this Section 3.1 shall survive the pledge and grant of a lien in the respective Receivables to the Collateral Agent as agent for the Secured Parties. Upon discovery by the Debtor, the Company, the Collateral Agent, a Bank Investor or the Insurance Provider of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

         SECTION 3.2 Covenants of the Debtor.

         The Debtor hereby covenants to the Collateral Agent and the Secured Parties, so long as any amounts shall be outstanding under the Note, the Note Purchase Agreement or the Insurance Agreement or the Insurance Policy is in effect, that:

         (a) Corporate Existence. The Debtor will preserve and maintain its existence as a limited liability company duly organized and existing under the laws of the jurisdiction of its formation and will remain duly qualified as a foreign business entity under the laws of each other jurisdiction in which the failure to so qualify would have a material adverse effect on the ability of the Debtor to perform its obligations under this Agreement and each Transaction Document to which it is a party.

         (b) Losses, Etc. In any suit, proceeding or action brought by the Collateral Agent or any Secured Party for any sum owing thereto, the Debtor will save, indemnify and keep the Collateral Agent and such Secured Party harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of an Obligor under any Receivable, arising out of a breach by the Debtor of any obligation under a Receivable or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of an Obligor or its successor from the Debtor, and all such obligations of the Debtor shall be and remain enforceable against and only against the Debtor and shall not be enforceable against the Collateral Agent or any Secured Party.

         (c) Compliance With Law. The Debtor will comply in all material respects with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Receivables or any part thereof; provided, however, that the Debtor may contest any act, rule, regulation, order, decree or direction in any reasonable manner which will not materially and adversely affect the rights of the Collateral Agent or any Secured Party in the Receivables or the collectability of the Receivables.

         (d) No Instruments. The Debtor will take no action to cause any Receivable to be evidenced by any instrument (as defined in the Relevant UCC).

         (e) No Liens. Except for the conveyances contemplated hereunder, the Debtor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable or any interest therein; the Debtor will notify each of the Collateral Agent and the Insurance Provider in writing of the existence of any Lien on any Receivable immediately upon discovery thereof; and the Debtor shall defend the right, title and interest of the Collateral Agent on behalf of the Secured Parties in, to and under any Receivables against all claims of third parties claiming through or under the Debtor or of which it is otherwise aware; provided, however, that nothing in this Section 3.2(e) shall prevent or be deemed to prohibit the Debtor from suffering to exist upon any of the Receivables any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Debtor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

         (f) Notice to Collateral Agent. The Debtor shall advise the Collateral Agent and the Insurance Provider promptly, in writing and in reasonable detail,
(i) of any Lien asserted or claim made against any of the Receivables, (ii) of the occurrence of any breach by the Debtor of any of its representations, warranties and covenants contained herein and (iii) of the occurrence of any other event which would have a material adverse effect on the Collateral Agent's security interest on behalf of the Secured Parties in the Receivables or the collectability thereof, or which would have a material adverse effect on the interests of any of the Secured Parties.

         (g) Books and Records. The Collateral Agent, the Back-Up Servicer and the Secured Parties and their agents and representatives shall at all times have full and free access during normal business hours to all the computer tapes, books, correspondence and records of the Debtor insofar as they relate to the Receivables, and the Collateral Agent, the Back-Up Servicer and the Insurance Provider and their respective agents and representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Debtor agrees to render to the Collateral Agent, the Back-Up Servicer and the Insurance Provider or their respective agents and representatives, at the Debtor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Debtor hereby assigns to the Collateral Agent, the Back-Up Servicer and the Insurance Provider and their respective agents and representatives all rights the Debtor has or shall have to examine computer tapes, books, correspondence and records


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


relating to Receivables and receivables serviced by the Servicer or any successor servicer thereto.

         (h) Administrative Procedures. The Debtor will maintain and implement administrative operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information maintained in the servicing of sub-prime auto loans.

         (i) UCC Filings. The Debtor shall execute such continuation statements and any other documents prepared by, the Servicer, the Agent, the Insurance Provider or the Collateral Agent or which may be required by law to fully preserve and protect the interest of the Collateral Agent and the Secured Parties hereunder in and to the Receivables and the Financed Vehicles related thereto, as requested.

         (j) Change of Location. The Debtor will not without providing 30 days' written notice to the Collateral Agent, the Insurance Provider and the Back-Up Servicer and without filing such amendments to any previously filed financing statements as the Collateral Agent (upon the occurrence and continuance of a Insurance Provider Default) or the Insurance Provider may require, (A) change the location of its principal executive office or the location of the offices where the records relating to the accounts are kept, or (B) change its name, identity or corporate structure in any manner which would, could or might make any financing statement or continuation statement filed by the Debtor in accordance with this Agreement seriously misleading within the meaning of
Section 9-402(7) of the Relevant UCC.

         (k) Reporting. The Debtor will furnish, or cause to be furnished to the Agent, the Insurance Provider, and the Collateral Agent (unless otherwise provided to the Collateral Agent):

                  (i) Notice of Termination Event or Potential Termination Event. As soon as possible


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


    and in any event within two (2) Business Days of becoming aware of the occurrence of a Termination Event or a Potential Termination Event, or a Servicer Event of Default, a statement of the chief financial officer or chief accounting officer of the Debtor setting forth details of such Termination Event or Potential Termination Event or Servicer Event of Default and the action which the Debtor proposes to take with respect thereto.

                  (ii) Change in Credit and Collection Policy. Within ten (10) days after the date of any material change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect indicating such change or amendment.

                  (iii) Annual Reporting. Within one hundred twenty (120) days after the close of each of its fiscal years, audited financial statements, prepared in accordance with GAAP on a consolidated basis for the Parent and its Subsidiaries, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an audit report of a nationally recognized firm of independent certified public accountants (or such other firm of independent certified public accountants acceptable to the Collateral Agent and the Insurance Provider) which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the financial position of the Parent and each of its Subsidiaries at the dates indicated and the results of their operations and their cash flow for the periods indicated is in conformity with GAAP and that the examination had been made in accordance with generally accepted auditing standards.

                  (iv) Quarterly Reporting. Within ninety (90) days after the close of the first three quarterly periods of each of its fiscal years, for the Parent and its Subsidiaries, consolidated unaudited balance sheets as of the close of each such


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


    period and consolidated related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by the Parent's chief financial officer.

                  (v) Compliance Certificate. Concurrently with the delivery by the Debtor of the financial statements with respect to the Parent and its Subsidiaries including the Debtor required hereunder, a compliance certificate signed by an appropriate officer reasonably familiar with the applicable provisions of this Agreement stating that no Termination Event or Potential Termination Event or Servicer Event of Default exists, or if any of the above exists, stating the nature and status thereof.

                  (vi) Funding Review. The Debtor will engage the Review Firm to conduct the Funding Re views. In each Funding Review, the Review Firm, as directed by the Insurance Provider, but in no event more than four times per calendar year, will:

                           (1) compare the Receivable Files with respect to a
                               randomly selected sample (not to exceed 200 of such Receivables) to the information in the electronic data tape representing such Receivables, and shall check to see that items such as original term, first and last payment date, Principal Balance, scheduled payment, Amount Financed, vehicle identification number, interest rate, etc., are the same on the tape as in the files;

                           (2) review the Receivable File with respect to each
                               Receivable to verify the existence of (i) a copy of an original executed


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


                               retail installment contract and security agreement relating to such Receivable and (ii) a copy of the Certificate of Title for the related Financed Vehicle or other evidence of lien issued by the applicable Department of Motor Vehicles ("DMV"), indicating the applicable Seller's position as first lienholder (or, in the case of a recently originated loan for which the Servicer has not yet received a definitive Certificate of Title or other evidence of lien noting such Seller's position as lienholder a copy of a properly completed and signed application to such DMV requesting the issuance of a Certificate of Title noting the Seller's position as lienholder);

                           (3) check a randomly selected sample of Receivables,
                               not to exceed 200, for compliance with certain of the applicable Seller's origination and under writing guidelines, as specified in the Credit and Collection Policy.

         The Debtor has instructed or shall instruct the Review Firm to deliver copies of the results of each Funding Review to the Insurance Provider, each Seller, the Collateral Agent, the Servicer, the Agent and the Rating Agencies with respect to the related Funding Review.

         (l) The Debtor shall not, without the prior written consent of the Agent, the Collateral Agent and the Insurance Provider (so long as no Insurance Provider Default has occurred and is continuing):

                  (i) engage in any business or activity other than those set forth in Article Three of the Debtor's Articles of Organization or do anything in contravention of its Articles of Organization or the Regulations;

                  (ii) incur any indebtedness, or assume or guaranty an indebtedness of any other entity, other than any indebtedness contemplated by Article Three of the Debtor's Articles of Organization, which indebtedness shall be subordinated to all other obligations of the Debtor;

                  (iii) voluntarily institute, without the unanimous consent of the Managers any proceedings to adjudicate the Debtor bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings against the Debtor, file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Debtor or a substantial part of its property or admit its inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the Debtor;

                  (iv) (a) pay less than fair market rent for its executive office space located in the offices of the Parent or any Affiliate of the Parent to the extent the Debtor's office is located in the offices of the Parent or any Affiliate of the Parent, (b) fail to maintain the Debtor's books, financial statements, accounting records and other documents and records separate from those of either Seller, the Parent or any other entity, (c) commingle the Debtor's assets with those of the Parent, either Seller or any other entity (it being under stood that certain Collections on Receivables owned by the Debtor may be temporarily commingled with collections on other receivables serviced by the Servicer); (d) fail to act solely in its limited liability company name and through its own autho-rized officers and agents, (e) make investments other than directly or by brokers engaged and paid by the Debtor or its agents (provided that if any such agent is an Affiliate of the Debtor it shall be compensated at a fair market rate for its services), (f) fail to separately manage the Debtor's liabilities from those of the Parent, either Seller or any Affiliates of the Parent or either Seller and pay its own liabilities, including all administrative expenses, from its own separate assets, and (g) fail to pay from the Debtor's assets all obligations and indebtedness of any kind incurred by the Debtor. The Debtor shall abide by all legal formalities, including the maintenance of current minute books, and the Debtor shall cause its financial statements to be prepared in accordance with generally accepted accounting principles in a manner that indicates the separate existence of the Debtor and its assets and liabilities. The Debtor shall
    (i) pay all its liabilities, (ii) not assume the liabilities of the Parent or either Seller or any Affiliate of the Parent or either Seller, and (iii) not guarantee the liabilities of the Parent or either Seller or any Affiliate of the Parent or either Seller. The officers and Managers of the Debtor (as appropriate) shall make decisions with respect to the business and daily operations of the Debtor independent of and not dictated by any controlling entity;

                  (v) amend, alter, change or repeal its Articles of Organization as in effect on the date hereof without the prior written consent of the Collateral Agent and the Insurance Provider;

                  (vi) fail to keep in full effect the Debtor's existence, rights and franchises as a limited liability company under the laws of the State of Texas;

                  (vii) consolidate or merge with or into any other entity or convey or transfer its proper ties and assets substantially as an entirety to any entity;


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


                  (viii) commingle its funds and other assets with those of any other Person;

                  (ix) be, become or hold itself out as being liable for the debts of any other Person;

                  (x) form, or cause to be formed, any Subsidiaries;

                  (xi) fail to act solely in its own name and through its duly authorized officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned. The Debtor shall not have any employees;

                  (xii) fail to take all actions through a duly authorized officer of the Debtor;

                  (xiii) amend, alter, change or repeal any provision contained in this Section 3.2(l);

                  (xiv) dissolve or liquidate, in whole or in part, except with the unanimous vote of the Managers and the prior written consent of the Insurance Provider;

                  (xv) fail to have at least two Independent Managers. An Independent Manager shall be any person who (A) is not and has not been (1) a stock holder, officer, director (except in its capacity as Independent Manager of the Debtor), partner, member or employee of the Debtor's ultimate parent or any Subsidiaries or Affiliates thereof or of a significant customer, creditor, supplier or independent contractor of the Debtor, its ultimate parent or any Subsidiaries or Affiliates thereof, and is not himself such a significant customer, creditor, supplier or independent contractor, or (ii) a member of the immediate family of any person described above, and (B) does not directly or indirectly own any class of voting stock or membership interests of the Debtor or any of its Subsidiaries or Affiliates. As used herein, the term "signifi-


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


    cant" means any Person described above (A) who, in the preceding fiscal year, received compensation from the Debtor, its ultimate parent or any Subsidiaries or Affiliates thereof, in excess of 5% of such Person's consolidated gross revenues and who reasonably expects to receive revenues from the Debtor, its ultimate parent or any Subsidiaries or Affiliates thereof, in the current fiscal year in excess of such amount, or (B) from whom, in the preceding fiscal year, the Debtor, its ultimate parent or any Subsidiaries or Affiliates thereof, received revenues in excess of 5% of such Person's consolidated gross revenues and from whom the Debtor, its ultimate parent or any Subsidiaries or Affiliates thereof, reasonably expects to receive revenues in excess of such amount in the current fiscal year.

                  If an Independent Manager resigns, dies or becomes incapacitated, or such position is otherwise vacant, no action requiring the unanimous affirmative vote of the Managers shall be taken until a successor Independent Manager is elected and qualified and approves such action. In the event of the death, incapacity, or resignation of an Independent Manager, or a vacancy for any other reason, a successor Independent Manager shall be appointed by the remaining Managers. Pursuant to the terms of the Debtor's Articles of Organization, the Independent Managers, in voting on matters subject to the approval of the Managers, shall at all times take into account the interests of creditors of the Debtor in addition to the interests of the Sellers. No Independent Manager may be removed unless his or her successor is appointed;

                  (xvi) fail to disclose the effects of the transactions contemplated by any of the Transaction Documents in accordance with GAAP. Any consolidated financial statements which consolidate the assets and earnings of a stockholder, the Parent or either Seller with those of the Debtor will contain a footnote stating that the assets of the Debtor


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


    will not be available to creditors of such stockholder, the Parent or such Seller;

                  (xvii) fail to have all business correspondences of the Debtor conducted in the Debtor's own name;

                  (xix) do any act which would make it impossible to carry on the ordinary business of the Debtor, except as otherwise provided in the Articles of Organization and the Regulations;

                  (xx) confess a judgment against the Debtor;

                  (xxi) possess Debtor property, or assign rights in specific Debtor property, for other than a Debtor purpose; or

                  (xxii) knowingly perform any act that would subject any member to liabilities of the Debtor in any jurisdiction or the Debtor to taxation as a corporation under relevant provisions of the Code.

         (m) The Note. The Debtor shall not amend, and shall not permit any amendment to the Note, except in accordance with the Note Purchase Agreement, and with the prior written consent of the Agent and the Insurance Provider.

         (n) Opinion of Counsel. At the end of each calendar quarter, commencing on June 30, 1999, with respect to any state in which Obligors are located with respect to Eligible Receivables that account for more than 10% of the Borrowing Base and with respect to such state the Debtor has not previously delivered a security interest opinion relating to the Collateral Agent's interest in the Financed Vehicles securing such Receivables, the Servicer, on behalf of the Debtor, shall deliver to the Insurance Provider an Opinion of Counsel satisfactory to the Insurance Provider and counsel for the Insurance Provider as to the status of the security interest of the Collateral Agent, on behalf of the Secured Parties, in Financed Vehicles related to such


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Receivables; provided, that any such Eligible Receivable the Obligor of which is located in a state that accounts for more than 10% of the Borrowing Base and with respect to such state the Debtor has failed to deliver the security interest opinion described above, to the extent that the aggregate Principal Balance of such Eligible Receivables exceeds 10% of the Borrowing Base, the Principal Balance for each such Eligible Receivable (each, a "State Concentration Receivable") that causes such Principal Balance to be in excess of 10% of the Borrowing Base will be deemed to be zero and the Debtor shall be required to deposit the Refund Price for the related Receivable in the Collection Account if such payment would be required pursuant to the conditions set forth in Section 3.2(o)(i), (ii) or (iii).

         (o) Refund of Receivable. If, as a result of the representation and warranty made by the Debtor set forth in Section 3.1(o) hereof being untrue, either (i) as a result thereof the Noteholder's Percentage of the Borrowing Base shall be less than the Net Investment, or (ii) a Termination Event shall have occurred, or (iii) the amount on deposit in the Reserve Account is less than the Required Reserve Account Balance, then the Debtor shall deposit, with respect to each Receivable affected by such representation and warranty, the Refund Price in the Collection Account within three (3) Business Days after the discovery of such breach. In addition, the Debtor shall deposit into the Collection Account the Refund Price for any Eligible Receivable with respect to which either (A) the Custodian shall have failed to receive, within the time limits imposed by this Agreement and the Custodian Agreement, a Receivable File with all of the documents required to be delivered by the definition of "Receivable File", or (B) the related Obligor has failed to pay make the first scheduled payment under the related Contract on or before sixty (60) days after the due date of such payment, unless such failure shall have been waived, in writing, by the Insurance Provider (it is understood by the parties hereto that clause (B) is for the sole purpose of protecting against fraud and is not included for credit-related purposes). Upon the discovery of any such breach by the Debtor of a representation and warranty by the Debtor, the Servicer, the Collateral


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Agent, the Back-Up Servicer or the Insurance Provider, such Person shall promptly inform the other parties hereto of such breach.

         (p) Year 2000 Compliance. The Debtor will promptly notify the Collateral Agent and the Insurance Provider in the event it discovers or determines (i) that any Receivables Systems will not be Year 2000 Compliant on or before June 1, 1999, and thereafter, or (ii) that any computer application is otherwise material to its business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that, in the case of (ii) above, such failure could not reasonably be expected (a) to have a material adverse effect, or (b) to result in a Termination Event or a Potential Termination Event.

         Further, the Debtor will deliver simultaneously with any quarterly or annual financial statements or reports to be delivered under this Agreement, a letter, report, certificate or statement signed by the chief financial officer or chief accounting officer of the Debtor, as appropriate, that no material event, problems or conditions have occurred which in the opinion of management would (i) prevent or materially delay the Debtor's plan to become Year 2000 Compliant or (ii) cause or be likely to cause the Debtor's representations and warranties set forth herein with respect to being or becoming Year 2000 Compliant to no longer be true; provided, however, that such letter, report, certificate or statement need not be delivered after June 1, 1999, for so long as the Debtor remains Year 2000 Compliant.

         SECTION 3.3 Representations and Warranties of the Servicer. The Servicer hereby represents and war rants to the Collateral Agent, the Secured Parties, the Agent, the Back-Up Servicer and the Debtor, that as of the date of this Agreement and, for so long as such Servicer shall continue to act as Servicer hereunder:

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


         (a) Corporate Existence. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

         (b) Full Power and Authority. All necessary corporate, regulatory or other similar action has been taken to authorize and empower the Servicer and the officers or representatives acting on the Servicer's behalf, and the Servicer has full power and authority to execute, deliver and perform this Agreement;

         (c) Due Authorization. The execution, delivery and performance by the Servicer of this Agreement and each other Transaction Document to which it is a party have been duly authorized by all necessary action by the Servicer, do not require any approval or consent of any governmental agency or authority, do not and will not conflict with any material provision of the Servicer's certificate of incorporation, and do not and will not conflict with or result in a breach which would constitute a material default under any agreement for borrowed money binding upon or applicable to it or such of its property which is material to it, or any law or govern mental regulation or court decree applicable to it or such material property, and this Agreement and each other Transaction Document to which the Servicer is a party is the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles;

         (d) Due Qualification. The Servicer is duly licensed and qualified to perform as specified herein and this Agreement and each other Transaction Document to which the Servicer is a party constitutes a valid, legal and binding obligation of the Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity;


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         (e) No Conflict. The execution and delivery of each Transaction
Document to which it is a party, the performance of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment of the terms thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust, or other material instrument to which the Servicer is a party or by which it or any of its properties are bound;

         (f) No Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is presently pending, or to the knowledge of the Servicer threatened, against the Servicer or their respective properties or with respect to this Agreement or any other Transaction Document to which such Person is a party which, if adversely determined would, in the opinion of the Servicer, have a material adverse effect on the transactions contemplated by any Transaction Document;

         (g) Information Furnished. All information furnished by the Servicer to the Agent, the Collateral Agent or any Secured Party is true and complete in all material respects.

         (h) Servicer's Performance. The Servicer has the knowledge, the experience and the systems, financial and operational capacity available to timely perform each of its obligations hereunder; and

         (i) Compliance With Credit and Collection Policy. The Servicer has, with respect to the Receivables, complied in all material respects with the Credit and Collection Policy.

         (j) Year 2000 Compliance. The Servicer (i) has initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers), (ii) is in the process of developing a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) will implement that plan in accordance with that timetable. Based on the foregoing, the Servicer believes that all computer applications (including those of its suppliers, ven-


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dors and customers) that are material to its or any of its Subsidiaries'
business and operations are reasonably expected on a timely basis to be Year 2000 Compliant, except to the extent that a failure to do so could not be reasonably expected to have a material adverse effect on the Servicer or on the transactions contemplated under this Agreement, or to result in a Termination Event or a Potential Termination Event.

         Subject to the following paragraph, the Servicer (i) has completed a review and assessment of all Receivables Systems (including, but not limited to those of its Subsidiaries, suppliers, vendors and third-party servicers), and
(ii) has determined that the Receivable Systems are Year 2000 Compliant or will be Year 2000 Compliant on or before June 1, 1999, and thereafter.

         The costs of all assessment, remediation, testing and integration related to the Servicer's plan for becoming Year 2000 Compliant will not have a material adverse effect on the financial condition or operations of the Servicer.

         (k) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required to be obtained on or prior to the date hereof in connection with the execution and delivery of each Transaction Document to which it is a party, the performance by the Servicer of the transactions contemplated by the Transaction Documents to which it is a party and the fulfillment by the Servicer of the terms hereof and thereof, have been obtained.

         SECTION 3.4 Covenants of the Servicer.

         The Servicer hereby covenants to the Collateral Agent, the Back-Up Servicer and the Secured Parties, so


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long as any amounts shall be outstanding under the Note, the Note Purchase
Agreement or the Insurance Agreement or the Insurance Policy is in effect, that:

         (a) Corporate Existence. The Servicer will preserve and maintain its existence as a corporation duly organized and existing under the laws of the jurisdiction of its incorporation and will remain duly qualified as a foreign corporation under the laws of each other jurisdiction in which the failure to so qualify would have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement and each other Transaction Document to which it is a party.

         (b) Losses, Etc. In any suit, proceeding or action brought by the Agent, the Collateral Agent or any Secured Party for any sum owing thereto, the Servicer shall save, indemnify and keep the Agent, the Collateral Agent and the Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Obligor under such Receivable, arising out of a breach by the Servicer of any obligation under the related Receivable or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such Obligor or its successor from the Servicer, and all such obligations of the Servicer shall be and remain enforceable against and only against the Servicer and shall not be enforceable against the Collateral Agent or any Secured Party.

         (c) Compliance With Law. The Servicer shall comply in all material respects with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Receivables or any part thereof; provided, however, that the Servicer may contest any act, rule, regulation, order, decree or direction in any reasonable manner which will not materially and adversely affect the rights of the Collateral Agent or any Secured Party in the Receivables or the collectability of the Receivables.


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


         (d) No Instruments. The Servicer shall take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the Relevant UCC).

         (e) No Liens. The Servicer shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than the Lien created by this Agreement) on any Receivable or any interest therein; the Servicer will notify the Collateral Agent and the Insurance Provider of the existence of any Lien on any Receivable immediately upon discovery thereof; and the Servicer shall defend the right, title and interest of the Collateral Agent on behalf of the Secured Parties in, to and under the Receivables against all claims of third parties claiming through or under the Servicer.

         (f) Notice to Collateral Agent. The Servicer shall advise the Collateral Agent and the Insurance Provider promptly, in reasonable detail, (i) of any Lien asserted or claim made against any of the Receivables, (ii) of the occurrence of any breach by the Servicer of any of its representations, warranties and covenants contained herein and (iii) of the occurrence of any other event which would have a material adverse effect on the Collateral Agent's security interest on behalf of the Secured Parties in the Receivables or the collectability thereof, or which would have a material adverse effect on the interests of any of the Secured Parties.

         (g) Books and Records.

                  (i) The Collateral Agent, the Agent, the Back-Up Servicer and the Insurance Provider and their agents and representatives shall at all times have full and free access during normal business hours to all the computer tapes, books, correspondence and records of the Servicer insofar as they relate to the Receivables, and the Collateral Agent, the Agent, the Back-Up Servicer and the Secured Parties and their respective agents and representation may examine the same, take extracts therefrom



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    and make photocopies thereof, and the Servicer agrees to render to the
    Collateral Agent, the BackUp Servicer and the Secured Parties or their respective agents and representatives, at the Servicer's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Servicer shall, upon request, promptly, but no later than two Business Days after receipt of such request provide, or cause to be provided, to the Back-Up Servicer, the Agent and the Insurance Provider, copies of all monthly bank statements, notices, reports or other documents received from the Collateral Agent regarding funds held in or transferred to or from all applicable accounts.

                  (ii) On the eighth day of each calendar month, the Servicer shall send to the Back-Up Servicer and the Insurance Provider a computer tape, detailing the payments on the Receivables and related Contracts during the prior Collection Period (the, "Servicer's Data File"). Such computer tape shall be in the form and have the specifications as may be agreed to between the Servicer, the Back-Up Servicer and the Insurance Provider from time to time.

                  (iii) No later than five (5) Business Days prior to each Determination Date, provided that the Servicer shall have furnished to the Back-Up Servicer the Monthly Servicer's Certificate, the Back-Up Servicer shall review the information contained in the Monthly Servicer's Certificate against the information on the Servicer's Data File, on an aggregate basis. No later than four (4) Business Days after the Back-Up Servicer's receipt of the above mentioned information, the Back-Up Servicer shall notify the Servicer, the Agent and the Insurance Provider of any inconsistencies between the Monthly Servicer's Certificate and the Servicer's Data File, but in the absence of a reconciliation, the Monthly Servicer's Certificate shall control for the purpose of calculations and distributions with respect to the related Remittance Date. If the Back-Up Servicer and the Servicer are unable to


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    reconcile discrepancies with respect to a Monthly Servicer's Certificate by the related Remittance Date, the Servicer shall cause a firm of independent accountants, at the Servicer's expense, to audit the Monthly Servicer's Certificate and reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Monthly Servicer's Certificate for such next Remittance Date. The Back-Up Servicer shall only review the information provided by the Servicer in the Monthly Servicer's Certificate and in the Servicer's Data File and its obligation to report any inconsistencies shall be limited to those apparent from the Back-Up Servicer's review thereof.

                  (iv) The Back-Up Servicer and the Servicer shall attempt to reconcile any such material inconsistencies and/or to furnish any such omitted information and the Servicer shall amend the Monthly Servicer's Certificate to reflect the BackUp Servicer's computations or to include the omitted information. The Back-Up Servicer shall in no event be liable to the Servicer with respect to any failure of the Back-Up Servicer to discover or detect any errors, inconsistencies, or omissions by the Servicer with respect to the Monthly Servicer's Certificate and Servicer's Data File except as specifically set forth in this Section.

                  (v) The Servicer shall provide monthly, or as otherwise requested, to the Back-Up Servicer, or its agent, information on the Receivables and related Contracts sufficient to enable the Back-Up Servicer to assume the responsibilities as successor Servicer and collect on the Receivables and related Contracts.

         (h) Administrative Procedures. The Servicer will maintain and implement administrative operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information maintained in the servicing of sub-


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


prime auto loans and will record information with respect to each Receivable in its loan management and accounts system.

         (i) Change of Location. The Servicer will not without providing 30 days' written notice to the Agent, the Insurance Provider, and the Collateral Agent and without filing such amendments to any previously filed financing statements as the Collateral Agent or the Insurance Provider may require, (A) change the location of its principal executive office or the location of the offices where the records relating to the accounts are kept, or (B) change its name, identity or corporate structure in any manner which would, could or might make any financing statement or continuation statement filed by the Servicer in accordance with this Agreement seriously misleading within the meaning of
Section 9-402(7) of the Relevant UCC or any applicable enactment of the Relevant UCC.

         (j) Further Assurances. The Servicer shall deliver to the Agent, the Insurance Provider, and the Collateral Agent within twelve months of the Closing Date and each twelve months thereafter an Opinion of Counsel to the Servicer, dated as of a date during such twelve month period, either (a) stating that, in the opinion of such counsel, (1) such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of financing statements, continuation statements or other instruments or documents as is necessary to preserve and protect the interest of the Collateral Agent, on behalf of the Secured Parties, in and to the Receivables and the Financed Vehicles related thereto and reciting the details of such action or refer ring to prior opinions of counsel in which such details are given, and (2) all financing statements, continuation statements and any other necessary documents have been executed and filed that are necessary fully to preserve and protect the perfected interest of the Collateral Agent, on behalf of the Secured Parties, in and to such Receivables and the Financed Vehicles related thereto, and reciting the details of such filings or referring to prior opinions of counsel in which such details are given, or (b) stating that, in the opinion of


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


such counsel, no such action is necessary to preserve and protect such interest.

         (k) Reporting. The Servicer shall furnish, or cause to be furnished to the Agent, the Insurance Provider, the Back-Up Servicer and the Collateral Agent (unless otherwise provided to the Collateral Agent):

                  (i) Notice of Termination Event or Potential Termination Event. As soon as possible and in any event within two (2) Business Days of becoming aware of the occurrence of a Termination Event or a Potential Termination Event hereunder, or a Servicer Event of Default (as defined in herein) under Article IV of this Agreement, a statement of the chief financial officer or chief accounting officer of the Servicer setting forth details of such Termination Event or Potential Termination Event or Servicer Event of Default and the action which the Servicer proposes to take with respect thereto.

                  (ii) Credit and Collection Policy. Within 10 days after the date of any material change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect indicating such change or amendment. Any change that will materially and adversely affect the Insurance Provider shall be approved in writing by the Insurance Provider.

                  (iii) Compliance Certificate. Annual Statements to Compliance; Notice of Default. (a) The Servicer shall deliver to the Collateral Agent, the Rating Agencies, the Insurance Provider, the Debtor, the Company and the Bank Investors, on or before March 31st of each year beginning in the year 2000, an officer's certificate, dated as of the preceding December 31st, stating that (i) a review of the activities of the


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


    Servicer during the preceding 12-month (or for the initial certificate, for such shorter period as may have elapsed from the Closing Date to such December 31st) period and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (b) The Servicer shall deliver to the Collateral Agent, the Rating Agencies, the Insurance Provider, the Debtor, the Company and the Bank Investors, promptly after having obtained knowledge thereof, but in no event later than 5 Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Event of Default under Section 4.3.

         (l) Extended Service Agreements. The Servicer shall not amend, and shall not permit any amendment to any Extended Service Agreement relating to any Financed Vehicle which would adversely affect its ability and right to receive refunds under such contracts, or which would adversely affect the position of the Insurance Provider.

         (m) Realization on Receivables. In the event that the Servicer realizes upon any Receivable, the methods utilized by the Servicer to realize upon such Receivable or otherwise enforce any provisions of such Receivable will not subject the Servicer, the Debtor, the Insurance Provider the Agent, any Secured Party or the Collateral Agent to liability under any federal, state or local law, and that such enforcement by the Servicer will


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be conducted in accordance with the provisions of this Agreement, the Credit and Collection Policy and applicable law.

         (n) Capacity. The Servicer has the knowledge, the experience and the systems, financial and operational capacity available to timely perform each of its obligations hereunder.

         (o) Release; Additional Covenants. The Servicer shall (i) not release any Financed Vehicle securing any Receivable from the security interest granted therein by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or upon transfer of such Financed Vehicle to a successor purchaser following repossession by the Servicer, (ii) not impair the rights of the Debtor, the Company, the Bank Investors, the Insurance Provider or the Collateral Agent in the Receivables, (iii) not in crease the number of scheduled payments due under a Receivable except as permitted herein,
(iv) prior to the payment in full, not sell, pledge, assign, or transfer to any other Person, or grant, create, incur, assume, or suffer to exist any Lien on any Receivable or any interest therein, (v) immediately notify the Debtor, the BackUp Servicer, the Insurance Provider and the Collateral Agent of the existence of any Lien on any Receivable (other than the Lien of the Collateral Agent) if the Servicer has actual knowledge thereof, (vi) defend the right, title, and interest of the Debtor, the Company, the Bank Investors, the Insurance Provider and the Collateral Agent in, to and under the Receivables, against all claims of third parties claiming through or under the Servicer,
(vii) transfer to the Collateral Agent for deposit into the Collection Account all payments received by the Servicer with respect to the Receivables in accordance with this Agreement, (viii) comply, in all respects with the terms and conditions of this Agreement relating to the obligation of the Debtor to remove Receivables from the Collateral pursuant to this Agreement and the obligation of the applicable Seller to reacquire Receivables from the Debtor pursuant to the Receivables Purchase Agreement, (ix) promptly notify the Debtor, the Back-Up Servicer, the Insurance Provider and the Collat-


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


eral Agent of the occurrence of any Servicer Event of Default and any breach by the Servicer of any of its covenants or representations and warranties contained herein pursuant to Section 3.4(k)(iii), (x) promptly notify the Debtor, the Insurance Provider, the Back-Up Servicer and the Collateral Agent of the occurrence of any event which, to the knowledge of the Servicer, would require that the Debtor make or cause to be made any filings, reports, notices, or applications or seek any consents or authorizations from any and all government agencies, tribunals, or authorities in accordance with the Relevant UCC and any state vehicle license or registration authority as may be necessary or advisable to create, maintain, and protect a first-priority security interest of the Collateral Agent in, to, and on the Financed Vehicles and a first-priority security interest of the Collateral Agent in, to, and on the Receivables, (xi) take all reasonable action necessary to maximize the returns pursuant to the Financed Vehicle Insurance Policies, (xii) deliver or cause to be delivered to the Debtor no later than one (1) Business Day preceding the Cut-Off Date or any Funding Date, as the case may be, the Receivables Schedule, and (xiii) deliver or cause to be delivered to the Custodian within one (1) Business Day preceding the Closing Date or the date of such Subsequent Funding, as the case may be, the documents to be included in the Receivable Files with respect to the Receivables, as the case may be.

         The Servicer shall, within two (2) Business Days of its receipt thereof, respond to reasonable writ ten directions or written requests for information that the Back-Up Servicer, the Debtor, the Agent, the Collateral Agent or the Insurance Provider might have with respect to the administration of the Receivables.

         The Servicer will promptly advise the Debtor, the Insurance Provider, the Back-Up Servicer and the Collateral Agent of any inquiry received from an Obligor which requires the consent of the Debtor or the Collateral Agent.

         (p) Year 2000 Compliance. The Servicer will promptly notify the Collateral Agent and the Insurance

Provider in the event it discovers or determines (i) that any Receivables Systems will not be Year 2000 Compliant on or before June 1, 1999, and thereafter, or (ii) that any computer application is otherwise material to its business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that, in the case of (ii) above, such failure could not reasonably be expected (a) to have a material adverse effect, or (b) to result in a Termination Event or a Potential Termination Event.

         Further, the Servicer will deliver simultaneously with any quarterly or annual financial statements or reports to be delivered under this Agreement, a letter, report, certificate or statement signed by the chief financial officer or chief accounting officer of the Servicer, as appropriate, that no material event, problems or conditions have occurred which in the opinion of management would (i) prevent or materially delay the Servicer's plan to become Year 2000 Compliant, or (ii) cause or be likely to cause the Servicer's representations and warranties set forth herein with respect to being or becoming Year 2000 Compliant to no longer be true; provided, that such letter, report, certificate or statement need not be delivered after June 1, 1999, for so long as the Servicer remains Year 2000 Compliant.

         SECTION 3.5 Representations and Warranties of the Back-Up Servicer. The Back-Up Servicer, hereby represents, warrants and covenants to the Servicer, the Debtor, the Agent, the Collateral Agent and each Secured Party that as of the date of this Agreement and, for so long as the Back-Up Servicer shall continue to act as Back-Up Servicer hereunder:

         (a) Corporate Existence. The Back-Up Servicer is a registered limited liability partnership duly organized and validly existing under the laws of the


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


State of Texas with power and authority to conduct its business as such is presently being conducted;

         (b) Full Power and Authority. All necessary partnership, regulatory or other similar action has been taken to authorize and empower the Back-Up Servicer and the officers or representatives acting on the Back-Up Servicer's behalf to perform and comply with the Back-Up Servicer's obligations under this Agreement and the BackUp Servicing Agreement, and the Back-Up Servicer has full power and authority to execute, deliver and perform this Agreement and the Back-Up Servicing Agreement;

         (c) Due Authorization. The execution and delivery of this Agreement and the Back-Up Servicing Agreement has been duly authorized, executed, and delivered by the Back-Up Servicer, and its performance and compliance with the terms of this Agreement and the BackUp Servicing Agreement will not violate the Back-Up Servicer's partnership agreement or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, indenture, loan, lease, credit agreement or any other agreement or instrument to which the Back-Up Servicer is a party or which may be applicable to the Back-Up Servicer or any of its assets;

         (d) Valid, Legal and Binding. This Agreement and the Back-Up Servicing Agreement constitutes a valid, legal and binding obligation of the Back-Up Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity;

         (e) Compliance With Law. The Back-Up Servicer is not in violation of, and the execution, delivery and performance of this Agreement and the Back-Up Servicing Agreement by the Back-Up Servicer will not constitute a violation with respect to any order or decree of any court or any order, regulation or demand of any federal, state municipal or governmental agency, which violation might have consequences that would mate-


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


rially and adversely affect the condition (financial or other) or operations of the Back-Up Servicer or its properties or might have consequences that would affect the performance of its duties hereunder; and

         (f) No Proceedings. No proceeding of any kind, including but not limited to litigation, arbitration, judicial or administrative, is pending or threatened against or contemplated by the Back-Up Servicer which would under any circumstance have an adverse effect on the execution, delivery, performance or enforceability of this Agreement and the Back-Up Servicing Agreement.

         SECTION 3.6 Covenants of the Back-Up Servicer.

         The Back-Up Servicer hereby covenants to the Servicer, the Debtor, the Agent, the Collateral Agent and each Secured Party, so long as any amounts shall be outstanding under the Note, the Note Purchase Agreement or the Insurance Agreement or the Insurance Policy is in effect, that:

         (a) Corporate Existence. The Back-Up Servicer shall preserve and maintain its existence as a registered limited liability partnership duly organized and existing under the laws of the jurisdiction of its formation.

         (b) Compliance With Law. The Back-Up Servicer shall comply in all material respects with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Receivables or any part thereof; provided, however, that the Back-Up Servicer may contest any act, rule, regulation, order, decree or direction in any reasonable manner which will not materially and adversely affect the rights of the Servicer, the Collateral Agent or any Secured Party in the Receivables or the collectability of such Receivables.

         (c) Notice to Servicer. The Back-Up Servicer shall advise the Servicer and the Insurance Provider promptly, in reasonable detail, of the occur-

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rence of any breach by the Back-Up Servicer of any of its representations, warranties and covenants contained herein.

         (d) Books and Records. The Servicer, the Collateral Agent, the Agent and the Secured Parties and their agents and representatives shall at all times have full and free access during normal business hours in a manner that does not interfere with Back-Up Servicer's normal business operation to all the computer tapes, books, correspondence and records of the Back-Up Servicer insofar as they relate to the Receivables, and the Servicer, the Collateral Agent and the Secured Parties and their agents and representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Back-Up Servicer agrees to render to the Servicer, the Collateral Agent and the Secured Parties or their agents and representatives, at the Servicer's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

         (e) Resignation of Back-Up Servicer. The Back-Up Servicer shall not resign hereunder unless it arranges for a successor Back-Up Servicer reasonably acceptable to the Debtor, the Agent, the Collateral Agent and the Insurance Provider.

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                                   ARTICLE IV

                          SERVICING AND ADMINISTRATION

         SECTION 4.1 Servicing. (a) The Debtor and the Collateral Agent on behalf of the Secured Parties hereby appoint FirstCity Funding, as Servicer, to manage, collect and administer each of the Receivables. In the event of a Servicer Event of Default, the Collateral Agent, shall, upon the written direction of the Insurance Provider, terminate FirstCity Funding as the Servicer hereunder, but in any event shall notify the Insurance Provider and the Rating Agencies of such Servicer Event of Default. The Insurance Provider shall also have the right to remove the Servicer for cause, which shall include the material breach of any obligation or covenant hereunder; provided, that no Insurance Provider Default has occurred and is continuing, in which case the Agent shall have the right to remove the Servicer for cause and the Insurance Provider shall provide notice of such removal to each of S&P and Moody's. Upon the termination of FirstCity Funding as Servicer and with the prior written consent of the Insurance Provider, or the Agent, if an Insurance Provider Default has occurred and be continuing, LSE, as Back-Up Servicer shall act as the successor Servicer and LSE shall service the Receivables in accordance with the terms of the


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Back-Up Servicing Agreement. The Agent and the Insurance Provider (so long as no Insurance Provider Default shall have occurred and is continuing) shall have the same rights of removal and termination for cause with respect to the Back-Up Servicer or any other successor Servicer as with respect to FirstCity Funding as the Servicer. Upon the termination and removal of the Servicer, the predecessor Servicer shall cooperate with the successor Servicer and the Back-Up Servicer in effecting the termination of the rights and responsibilities of the predecessor Servicer under this Agreement, including the transfer to the BackUp Servicer or the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall there after be received, with respect to a Receivable, and the related accounts and records maintained by the Servicer. All reasonable costs and expenses (including attorney's fees and disbursements) incurred in connection with the transferring of Receivables to the successor Servicer, converting the Servicer's data to the successor Servicer's computer system and amending this Agreement to reflect such succession as Servicer pursuant to this Section 4.1 shall be paid by the predecessor Servicer upon presentation of reasonable


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Transition Expenses (the "Transition Expenses"); provided, however, that such
Transition Expenses shall not exceed $75,000. If such Transition Expenses are not paid by the predecessor Servicer to the successor Servicer, such Transition Expenses shall be paid by the Parent pursuant to Section 2.02(q) of the Insurance Agreement. In no event shall the Back-Up Servicer, if it becomes Servicer, be responsible for any Transition Expenses. If both the predecessor Servicer and the Parent shall fail to pay the Transition Expenses, the Transition Expenses shall be payable pursuant to Section 5.1(a) of this Agreement. Upon the termination or removal of the Back-Up Servicer, the Insurance Provider (so long as no Insurance Provider Default shall have occurred and is continuing) or the Agent, if an Insurance Provider Default has occurred and is continuing, may select a successor Servicer and such successor Servicer shall service the Receivables in accordance with the Credit and Collection Policy and this Agreement. The Servicer and the Back-Up Servicer shall resign only with the prior written consent of the Insurance Provider or if the Servicer or the Back-Up Servicer, as the case may be, provides an Opinion of Counsel to the Insurance Provider to the effect that such Servicer or the Back-Up Servicer, as the case may be, is no longer permitted by law to act as Servicer hereunder. No termination or resignation of the Servicer or the Back-Up Servicer, as the case may be, hereunder shall be effective until a successor Servicer or Back-Up Servicer, as the case


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may be, acceptable to the Insurance Provider has accepted its appointment as successor Servicer or Back-Up Servicer, as the case may be, hereunder and has agreed to be bound by the terms of this Agreement, and the Credit and Collection Policy. In the case that the Back-Up Servicer or any other successor Servicer shall not agree to perform any duties or obligations of the Servicer hereunder, such duties or obligations may be performed or delegated by the Insurance Provider, if an Insurance Provider Default shall not have occurred, or otherwise by the Collateral Agent.

         (a) The Servicer shall deposit all Collections to the Collection Account no later than two (2) Business Days after receipt thereof in a lockbox or otherwise.

         (b) The Servicer shall be responsible for collection of payments called for under the terms and provisions of the Contracts related to the Receivables, as and when the same shall become due. The Servicer, in making collection of such Receivable payments pursuant to this Agreement, shall be acting as agent for the Collateral Agent, on behalf of the Secured Parties, and shall be deemed to be holding such funds in trust on behalf of and as agent for the Collateral Agent. The Servicer, consistent with the Credit and Collection Policy, shall


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service, manage, administer and make collections on the Receivables on behalf of the Debtor and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection therewith which are consistent with this Agreement. The Servicer may in its discretion grant extensions, rebates, or adjustments on a Contract, and amend or modify any Contract but shall not modify the APR or the number or amounts of the Scheduled Payments; provided, that in no event shall a Contract be extended such that any payment thereon would be due later than nine months after the Contract's scheduled maturity date at origination; provided, further that no extensions may be granted by the Servicer until at least six Scheduled Payments have been received by the Servicer under the related Contract and thereafter only one extension not to exceed one month may be granted every twelve months for one of the following reasons: major repair, major medical or other major events or catastrophes such as house fire, flood, hurricane or tornado damage or similar occurrences; provided, however that no more than three extensions shall be permitted on any Contract. The Servicer may in its discretion waive any late payment charge or any other fees, not including interest on the outstanding Principal Balance, that may be collected in the ordinary course of servicing a Contract. The Servicer shall also enforce all rights of the Debtor under the Originator Agreements including, but not limited to, the right to require Originators to repurchase Receivables for breaches of representations and warranties made by the respective Originators.

         (c) If the full amount of a scheduled payment due under a Receivable is not received within three (3) Business Days after its due date, the Servicer will make reasonable and customary efforts to contact the Obligor by telephone. The Servicer shall continue its efforts to obtain payment from an Obligor whose payment has not been made within three (3) Business Days after the due date for such payment until the Financed Vehicle with respect to such Receivable is repossessed and sold or the Servicer has determined that all amounts collectable on the Receivable have been collected. The Servicer shall use its best efforts, consistent with the Credit and Collection Policy, to collect funds on a Defaulted


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Receivable; such collections shall be deposited into the Collection Account by the close of business on the Business Day following receipt thereof.

         (d) In the event a Receivable becomes or is reasonably anticipated to become a Defaulted Receivable, the Servicer, itself or through the use of independent contractors or agents shall, consistent with the Credit and Collection Policy, repossess or otherwise convert the ownership of the Financed Vehicle securing any such Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. In accordance with the priority of payment set forth in Section 5.1(a) hereof, all costs and expenses incurred by the Servicer in connection with the repossession of the Financed Vehicles securing such Receivables shall be reimbursed to the Servicer to the extent not previously recouped by the Servicer from Liquidation Proceeds on the Remittance Date immediately succeeding the Collection Period in which the Servicer delivered to the Collateral Agent an itemized statement of such costs and expenses. Notwithstanding the foregoing and consistent with the terms of this Agreement, the Servicer shall not be obligated to repossess or take any action with respect to a Defaulted Receivable if, in its reasonable judgment consistent with the Credit and Collection Policy, the Liquidation Proceeds would be increased.

         (e) The Servicer, itself or through the use of independent contractors or agents, shall follow practices consistent with the Credit and Collection Policy, in its servicing of automotive receivables, which may include reasonable efforts to realize on any Originator Recourse, selling a Financed Vehicle, or requesting a Subservicer to sell a Financed Vehicle, at public or private sale; provided, however, that the Servicer, itself or through the use of independent contractors or agents shall, in accordance with its Credit and Collection Policy, maximize the sales proceeds for each repossessed Financed Vehicle. The foregoing shall be subject to the provision that, in any case in which a Financed Vehicle shall have suffered damage, the Servicer shall not expend funds for the repair or the repossession of such Financed Vehicle unless the Servicer shall determine


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in its discretion that such repair or repossession would increase the
Liquidation Proceeds.

         (f) The Servicer may delegate in the ordinary course of business any or all of its duties and obligations hereunder to one or more subservicers (each, a "Subservicer") for the servicing and administration of the Receivables; provided, however, that the Servicer shall at all times remain responsible for the performance of such duties and obligations.

         (g) On or before one hundred twenty (120) days after the end of each fiscal year of the Servicer, beginning with the fiscal year ending December
31, 1999, the Servicer shall cause a firm of Independent Public Accountants (who may also render other services to the Servicer or the Debtor) to furnish a report relating to the Servicer's procedures and operations in form and sub stance reasonably satisfactory to the Insurance Provider, the Collateral Agent and the Agent to the effect that (A) such accountants have examined the accounts and records of the Servicer relating to the Collateral and the col lateral in all securitizations sponsored by the Debtor or an Affiliate thereof (which records shall be described in one or more schedules to such statement),
(B) such firm has compared the information contained in the Monthly Servicer's Certificates and similar reports for other securitizations sponsored by the Debtor or an affiliate thereof delivered in the relevant period with information contained in the accounts and records for such period, (C) on the basis of the procedures performed, whether the information contained in the Monthly Servicer's Certificates and similar reports for other securitizations sponsored by the Debtor or an affiliate thereof delivered on the relevant period reconciles with the information contained in the accounts and records and (D) based on random sampling procedure such firm has confirmed that (i) the Receivables have satisfied the requirements to be Eligible Receivables, and
(ii) the servicing was conducted in compliance with this Agreement, except for such exceptions as such Independent Public Accountants believe to be immaterial and such other exceptions as shall be set forth in such statement.


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         SECTION 4.2 Duties of the Servicer.

         (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Debtor, the Agent and the Collateral Agent, on behalf of Secured Parties, hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 4.1, to enforce its respective rights and interests in and under the Collateral. The Servicer shall hold in trust for the Secured Parties all records which evidence or relate to all or any part of the Collateral. In the event that the Back-Up Servicer assumes servicing responsibilities or a successor Servicer, as applicable, is appointed, the outgoing Servicer shall promptly deliver to the Back-Up Servicer or the successor Servicer, as applicable, and the Back-Up Servicer or the successor Servicer, as applicable, shall hold in trust for the Debtor and the Secured Parties all records which evidence or relate to all or any part of the Collateral.

         (b) If FirstCity Funding or any Affiliate thereof is not the Servicer, the Collateral Agent, with the consent of the Insurance Provider, solely for purposes of establishing the fee to be paid to the Back-up Servicer or any other Successor Servicer after a notice of removal of the Servicer pursuant to this Article IV, shall solicit written bids, with a copy to the Insurance Provider (such bids to include a proposed servicer fee and servicing transfer costs) from not less than three entities experienced in the servicing of subprime automobile receivables similar to the Receivables and that are not Affiliates of the Collateral Agent, the Back-up Servicer, the Servicer or the Debtor and are reasonably acceptable to the Insurance Provider. The Debtor may also solicit additional bids from other such entities. Any such written solicitation shall prominently indicate that bids should specify any applicable subservicing fees required to be paid from the Servicing Fee and that any fees and transfer costs in excess of the Servicing Fee shall be paid by the Debtor from amounts received pursu-



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ant to Section 5.1(a)(xiv) of this Agreement. The successor Servicer shall act as Servicer hereunder and shall, subject to the availability of sufficient funds in the Collection Account pursuant to Section 5.1(a)(ii) (up to the Servicer Fee) of this Agreement, receive as compensation therefor a fee equal to the fee proposed in the bid so solicited which provides for the lowest combinations of servicing fee and transition costs, as reason ably determined by the Insurance Provider and may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds 3.00% per annum. The Servicer, if other than FirstCity Funding, shall as soon as practicable upon demand, deliver to the Debtor all records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

         (c) The Servicer, on behalf of the Debtor, shall administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Financed Vehicle Insurance Policies relating to the Receivables.

         The Servicer, in accordance with prudent servicing procedures, shall require that each Obligor shall have obtained physical damage insurance covering the Financed Vehicle as of the date of execution of the Contract. The Servicer shall, in accordance with its customary servicing procedures, monitor physical damage insurance coverage. The Servicer will administer the filings of claims under the Financed Vehicle Insurance Policies by filing the appropriate notices related to claims, including initial notices of loss, as well as claims with the respective carriers or their authorized agents all in accordance with the terms of the Insurance Policies. The Servicer shall use reasonable efforts to file such claims on a timely basis after obtaining knowledge of the events giving rise to such claims. The Servicer will utilize such notices, claim forms and claim procedures as are required by the respective insurance carriers.

         The Servicer shall not be required to pay any premiums or, other than administering the filing of


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claims and performing reporting requirements specified in the Financed Vehicle
Insurance Policies in connection with filing such claims, perform any obligations of the named insured under such Financed Vehicle Insurance Policies. The Servicer shall not be responsible to the Debtor, the Insurance Provider, the Company, the Bank Investors or the Collateral Agent (i) for any act or omission to act done in order to comply with the requirements or satisfy any provisions of the Financed Vehicle Insurance Policies or (ii) for any act, absent willful misconduct or negligence, or omission to act done in compliance with this Agreement. In the case of any inconsistency between this Agreement and the terms of any Financed Vehicle Insurance Policy, the Servicer shall comply with the latter.

         (d) The Servicer shall obtain within thirty (30) days of the Closing Date and shall maintain, at its own expense, a fidelity bond in the amount of $50,000, each naming the Collateral Agent, in its capacity as Collateral Agent, as an additional loss payee or beneficiary of each such fidelity bond, with responsible companies on all officers, employees or other persons acting on behalf of the Servicer in any capacity with regard to the Collateral to handle funds, money, documents and papers relating to the Collateral. Any such fidelity bond shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, and errors and omissions and negligent acts of such persons and shall be maintained in a form and amount that would meet the requirements of prudent servicers engaged in the business of servicing prime, sub-prime and non-prime motor vehicle loan agreements similar to the Receivables. No provision of this Section 4.2(d) requiring such fidelity bond shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Servicer. The Servicer shall cause each and every Subservicer for it to maintain a fidelity bond which would meet such requirements. Annually and more frequently upon request of the Debtor, the Insurance Pro-


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vider, the Collateral Agent or the Back-Up Servicer, the Servicer shall cause to be delivered to the Collateral Agent a certification evidencing coverage (with respect to itself and any Subservicer) under such fidelity bond. Any such fidelity bond shall not be cancelled or modified in a materially adverse manner without thirty (30) days' prior written notice to the Debtor, the Agent, the Insurance Provider, the Collateral Agent and the Rating Agencies.

         (e) The Servicer shall, upon receipt of notice that an Obligor's physical damage insurance covering a Financed Vehicle related to a Receivable has lapsed or is otherwise not in force, send written notice to such Obligor stating that each Obligor is required to maintain physical damage insurance covering a Financed Vehicle throughout the term of the related Receivable.

         In the event of any physical loss or damage to a Financed Vehicle related to a Receivable from any cause, whether through accidental means or otherwise, the Servicer shall have no obligation to cause the affected Financed Vehicle to be restored or repaired. However, the Servicer shall comply with the provisions of any insurance policy or policies directly or indirectly related to any physical loss or damage to a Financed Vehicle.

         (f) The Debtor hereby directs the Servicer to (i) provide written notice to the Debtor promptly upon its discovery of the relocation of a Financed Vehicle related to a Receivable, (ii) take or cause to be taken such steps as are necessary, to maintain perfection of the security interest created by each such Receivable in the related Financed Vehicle and (iii) within one
(1) Business Day of its receipt thereof forward to the Custodian, via reputable overnight courier, a copy of any Certificate of Title to such a Financed Vehicle received by the Servicer with respect to such a Receivable serviced hereunder, whether such copy of the Certificate of Title was not previously delivered to the Collateral Agent in connection with the Closing Date or date of a Subsequent Funding, as the case may be, or for any other reason.


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         The Servicer shall, at the direction of the Debtor, the Collateral
Agent or the Insurance Provider, take any action necessary to preserve and protect the security interests of the Debtor and the Collateral Agent in the Receivables, including any action specified in any Opinion of Counsel delivered to the Servicer.

         (g) The Servicer warrants, represents and covenants that in the event that the Servicer realizes upon any Financed Vehicle, the methods utilized by the Servicer to realize upon such Receivable or otherwise enforce any provisions of such Receivable, will not subject the Servicer, the Debtor, the Insurance Provider, the Back-Up Servicer or the Collateral Agent to liability under any federal, state or local law, and that such enforcement by the Servicer will be conducted in accordance with the provisions of this Agreement, the Credit and Collection Policy and applicable law.

         (h) The Servicer shall:

                  (i) maintain legible copies (in electronic or hard-copy form, in the discretion of the Servicer) or originals of the following documents in its files with respect to each Receivable and the Financed Vehicle related thereto:


                  (1) application of the Obligor for credit;

                  (2) a copy (but not the original) of the retail installment contract and security agreement and any amendments thereto, provided, however, that the Servicer shall deliver any original amendments to the retail installment contract and security agreement to the Custodian immediately following execution thereof;


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                  (3) the original Certificate of Title with a lien notation or an application therefor;

                  (4) a certificate of insurance or application therefor with respect to the Financed Vehicle securing such Receivable;

                  (5) the invoice for each Financed Vehicle related thereto;

                  (6) Obligor's order for each Financed Vehicle related thereto and the proof of down payment;

                  (7) a copy of the service contract, if any, on each Financed Vehicle related thereto;

                  (8) a copy of the credit life insurance policy, if any, and the credit disability insurance policy, if any, on the Obligor relating to each Financed Vehicle related thereto; and

                  (9) such other documents as the Servicer may reasonably determine in order to accomplish its duties under this Agreement.

             (ii) keep books and records, satisfactory to the Insurance Provider, pertaining to each Receivable and shall make periodic reports in accordance with this Agreement. Such records may not be destroyed or otherwise disposed of except as provided herein and as allowed by applicable laws, regulations or decrees. All documents, whether developed or originated by the Servicer or not, reasonably required to document or to properly administer any loan shall remain at all times the property of the Debtor and shall be held in trust by the Servicer. The Servicer shall not acquire any


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    property rights with respect to such records, and shall not have the right to possession of them except as subject to the conditions stated in this Agreement. The Servicer shall bear the entire cost of restoration in the event any Servicer File shall become damaged, lost or destroyed while in the Servicer's possession or control.

         SECTION 4.3 Servicer Events of Default. Any of the following events shall constitute a "Servicer Event of Default":

         (a) the Servicer shall fail to make any payment, transfer or deposit as required under the Note Purchase Agreement, this Agreement or any other Transaction Document;

         (b) the Servicer shall fail to observe or perform in any material respect any other covenant or agreement of the Servicer as set forth in the Note Purchase Agreement, this Agreement or any other Transaction Document;

         (c) a material breach of a representation, warranty or certification by the Servicer pursuant to the Note Purchase Agreement, this Agreement or any other Transaction Document;

         (d) an Event of Bankruptcy shall occur with respect to the Servicer;

         (e) the occurrence of a Termination Event which has not been waived by the Insurance Provider; and

         (f) a failure by the Servicer to service the Receivables in accordance with its Credit and Collection Policy.

         The Insurance Provider or, if an Insurance Provider Default has occurred and is continuing, the Agent may, on behalf of the Company and the Bank Investors, waive any Servicer Event of Default. Upon any such waiver of a Servicer Event of Default, such default shall


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cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

         SECTION 4.4 Indemnity by the Servicer. The Servicer shall be liable to the Debtor, the Collateral Agent, the Back-Up Servicer, the Insurance Provider, the Agent, and each Bank Investor (collectively, the "Indemnified Parties") to the extent of the following:

         (a) The Servicer shall indemnify, defend and hold harmless the Indemnified Parties and any officers and directors, employees and agents of the Indemnified Parties from and against any and all costs, expenses, losses, damages, claims and liabilities including reason able fees and expenses of counsel and expenses of litigation ("Section 4.4 Liabilities and Costs"), arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of a Financed Vehicle.

         (b) The Servicer shall indemnify, defend and hold harmless the Indemnified Parties and any officers and directors, employees and agents of the Indemnified Parties from and against any and all Section 4.4 Liabilities and Costs to the extent that such Section 4.4 Liabilities and Costs arose out of, or were imposed upon any such Person through the breach of this Agreement by the Servicer, the negligence, misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

         (c) The Servicer shall be strictly accountable for all payments actually received on the Receivables.


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         (d) In no case shall the Servicer be liable, either directly or indirectly, for the acts and omissions of the Back-Up Servicer, whenever such acts or omissions occur or whenever such liability is imposed.

         (e) The Servicer shall indemnify, defend, and hold harmless the Indemnified Parties from and against any taxes that may at any time be asserted against the Collateral Agent or the Collateral with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Collateral, not including any taxes asserted with respect to, and as of the date of, the pledge of the Receivables of the Contracts to the Collateral Agent or the issuance and original sale of the Note, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of the transactions contemplated by this Agreement) and costs and expenses in defending against the same.

         (f) The Servicer shall indemnify, defend, and hold harmless the Indemnified Parties from and against all Transfer Taxes, calculated on an after-tax basis (it being understood that no Indemnified Party has any obligation to pay any such Transfer Taxes).

         THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH SECTION
4.4 LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OR ANY KIND BY ANY INDEMNIFIED PARTY.

         SECTION 4.5 Merger or Consolidation of, or Assumption of Obligations of, or Resignation of Servicer.

         Any Person (a) into which the Servicer may be merged or consolidated,
(b) which may result from any merger or consolidation to which the Servicer may be a party, (c) which may succeed to the properties and assets of the Servicer substantially as a whole or (d) which may


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succeed to the duties and obligations of the Servicer under this Agreement following the resignation of the Servicer subject to Article IV, which Person executes an agreement of assumption acceptable to the Insurance Provider to perform every obligation of the Servicer hereunder, shall, with the prior written consent of the Insurance Provider, be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) prior written notice of such merger, consolidation or assumption of liabilities shall be delivered by the Servicer to the Insurance Provider and the Collateral Agent, (ii) immediately after giving effect to such transaction, no Servicer Event of Default and no event which after notice or lapse of time, or both, would become a Servicer Event of Default shall have occurred and is continuing, (iii) no Termination Event or Potential Termination Event or Re-Liening Trigger would occur as result of such merger, consolidation or assumption of liability, (iv) the Servicer shall have delivered to the Debtor, the Insurance Provider, the Back-Up Servicer and the Collateral Agent, an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, succession or resignation and such agreement of assumption comply with this Section 4.5 and that all conditions precedent provided for in this Agreement and the other Transaction Documents to which it is a party relating to such transaction have been complied with, (v) the Servicer shall have delivered to the Debtor, the Insurance Provider, the Back-Up Servicer and the Collateral Agent, an Opinion of Counsel, either (A) stating that, in the opinion of such counsel, all financing statements, continuation statements and amendments and notations on Certificates of Title thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Debtor, the Company, the Bank Investors, the Insurance Provider and the Collateral Agent in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest and (vi) the Rating Agencies shall have confirmed the "shadow ratings" of the Note without regard to the Insurance Policy.

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         SECTION 4.6 Rights Prior to Assumption of Duties by Back-Up Servicer
or Designation of Successor Servicer.

         (a) On or before one (1) Business Day prior to each Determination Date, the Servicer, the Agent and the Collateral Agent shall provide sufficient data to the Back-Up Servicer to allow the Back-Up Servicer to review the Monthly Servicer's Certificate related thereto and determine the following:

                  (i) that such Monthly Servicer's Certificate is complete on its face;

                  (ii) that the amounts credited to and withdrawn from the Collection Account and the balance of such account, as set forth in the records of the Collateral Agent are the same as the amount set forth in the Monthly Servicer's Certificate; and

                  (iii) the amount on deposit in the Re serve Account.

         (b) The Back-Up Servicer shall, within thirty (30) days of the receipt thereof, load the computer tape or diskette received from the Servicer pursuant to Section 3.4(g)(ii) hereof, confirm such computer tape or diskette is in readable form and verify the following:

                  (i) the aggregate Principal Balance of all Receivables as of the most recent Determination Date;

                  (ii) the Delinquency Ratio, the Default Ratio, the Recovery Rate, the Cumulative Net Loss Ratio and the Extension Ratio as of the related Determination Date, each as set forth in the Monthly Servicer's Certificate; and

                  (iii) the Borrowing Base as of the most recent Remittance
    Date.


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


         (c) In the event of any discrepancy between the information set forth in subparagraphs (a) and (b), as calculated by the Servicer, from that determined or calculated by the Back-Up Servicer, the Back-Up Servicer shall promptly notify the Servicer and, if within five (5) days of such notice being provided to the Servicer, the Back-Up Servicer and the Servicer are unable to resolve such discrepancy, the Back-Up Servicer shall promptly notify the Rating Agencies, the Insurance Provider, the Agent and the Collateral Agent of such discrepancy.

                  (i) Other than as specifically set forth elsewhere in this Agreement, the Back-Up Servicer shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and shall have no duty, responsibility, obligation, or liability (collectively "Liability") for any action taken or omitted by the Servicer.

                  (ii) The Back-Up Servicer shall consult with the Servicer as may be necessary from time to time to perform or carry out the Back-Up Servicer's obligations hereunder, including the obligation, if requested in writing by the Insurance Provider, to succeed within thirty (30) days to the duties and obligations of the Servicer pursuant to the terms and conditions of the Back-Up Servicing Agreement.

                  (iii) Continued Errors. Except as provided in this Agreement, LSE may accept and reason ably rely on all accounting, records and work of Servicer without audit, and LSE shall have no Liability for the acts or omissions of the Servicer. If any error, inaccuracy or omission (collectively, "Errors") exists in any information received from the Servicer, and such Errors should cause or materially contribute to LSE making or continuing any Errors (collectively, "Continued Errors"), LSE shall have no Liability for such Continued Errors; provided, however, that this provision shall not protect LSE against any Liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in discovering or correct-


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



    ing any Error or in the performance of its or their duties hereunder or under this Agreement. In the event LSE becomes aware of Errors or Continued Errors, LSE shall; with the prior consent of the Insurer, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and prevent future Continued Errors. LSE shall be entitled to recover its costs thereby expended from the Servicer.

                  (iv) The Back-Up Servicer shall be indemnified by the Servicer, the Parent and the Debtor from and against all claims, damages, losses or expenses reasonably incurred by the Back-Up Servicer (including reasonable attorney's fees) arising out of claims asserted against the Back-Up Servicer by third parties on any matter arising out of this Agreement to the extent the act or omission giving rise to the claim accrues before the date on which the Back-Up Servicer assumes the duties of Servicer hereunder, except for any claims, damages, losses or expenses arising from the Back-Up Servicer's own gross negligence, bad faith or willful misconduct.

         SECTION 4.7 Rights After Assumption of Duties by Back-Up Servicer or Designation of Successor Servicer. At any time following the assumption of the duties of the Servicer by the Back-Up Servicer or the designation of a Servicer (other than FirstCity Funding) pursuant to Section 4.1 as a result of the occurrence of a Servicer Event of Default:

         (a) The Collateral Agent, upon instruction from the Agent or the Insurance Provider, may direct that payment of all amounts payable under any Receivable be made directly to the Collateral Agent or its designee, subject to the consent of the successor Servicer.


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         (b) The Servicer, on behalf of the Debtor, shall, at the Collateral
Agent's, the Agent's or the Insurance Provider's request, (A) assemble all of the records relating to the Collateral, including all Receivables Files, and shall make the same available to the Collateral Agent and the Insurance Provider at a place selected by the Collateral Agent and the Insurance Provider or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting collections of Collateral in a manner acceptable to the Agent and the Insurance Provider and shall, promptly upon receipt but no later than one Business Day after receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Collateral Agent or its designee.

         (c) The Debtor hereby authorizes the Collateral Agent to take any and all steps in the Debtor's name and on behalf of the Debtor necessary or desirable, in the determination of the Agent or the Insurance Provider, to collect all amounts due under any and all of the Collateral with respect thereto, including, without limitation, endorsing the Debtor's name on checks and other instruments representing Collections and enforcing the Receivables.

         SECTION 4.8 Liability of the Back-Up Servicer.

         (a) The Back-Up Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Back-Up Servicer in such capacity herein. Such liability is limited to only those actions taken or omitted to be taken by the Back-Up Servicer and caused through its gross negligence, bad faith, or willful misconduct. No implied covenants or obligations shall be read into this Agreement against the Back-Up Servicer and, in the absence of bad faith on the part of the Back-Up Servicer, the Back-Up Servicer may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Back-Up Servicer and conforming to the requirements of this Agreement.

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         (b) The Back-Up Servicer shall not be charged with knowledge of any
Termination Event or Potential Termination Event unless an officer of the Back-Up Servicer obtains actual knowledge of such event or the Back-Up Servicer receives written notice of such event from the Debtor, the Servicer, the Company, the Insurance Provider or the Agent, as the case may be.

         (c) The Back-Up Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if the repayment of such funds or adequate written indemnity against such risks or liability is not reasonably assured to it in writing prior to the expenditure of such funds or the incurrence of financial liability. Notwithstanding any provision to the contrary the Back-Up Servicer, in its capacity as such, shall not be liable for any obligation of the Servicer contained in this Agreement, and the parties shall look only to the Servicer to perform such obligations.

         SECTION 4.9 Responsibilities of the Debtor. Anything herein to the contrary notwithstanding, the Debtor shall (i) perform all of its obligations under the Receivables to the same extent as if a security interest in such Receivables had not been granted hereunder, and the exercise by the Collateral Agent of its rights here under shall not relieve the Debtor from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability with respect to any

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Receivable, nor shall any of them be obligated to perform any of the obligations of the Debtor thereunder.

         SECTION 4.10 Monthly Servicer's Certificate. On each Determination Date the Servicer shall deliver to the Agent, the Insurance Provider, the Rating Agencies and the Collateral Agent a certificate in substantially the form of Exhibit F attached hereto (the "Monthly Servicer's Certificate") for the immediately preceding Collection Period. The Monthly Servicer's Certificate shall have attached thereto the certificate of the Servicer with respect to the Receivables relating to the immediately preceding Collection Period. The Agent shall provide to the Debtor, by the 10th day of the calendar month following the Collection Period to which such Monthly Servicer's Certificate relates, information relating to the amount of each obligation of the Company which comprises Carrying Costs for such Collection Period. The Monthly Servicer's Certificate shall specify whether a Termination Event is deemed to have occurred with respect to the Collection Period preceding such Determination Date. Upon receipt of the Monthly Servicer's Certificate, the Collateral Agent shall rely (and shall be fully protected in so relying) on the information contained therein for the purposes of making distributions and allocations as provided for herein.

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         SECTION 4.11 Monthly Back-Up Servicer's Certificate. The Back-Up
Servicer shall provide monthly reports to the Collateral Agent, and the Collateral Agent shall provide copies of such reports to the Rating Agencies, the Insurance Provider, the Agent and the Debtor, substantially in the form of Exhibit G hereto. Such report shall be dated as of the Determination Date for each Remittance Date and delivered to the Collateral Agent on or before the close of business on the earlier of fifteen (15) calendar days following the Determination Date or two (2) Business Day prior to such Remittance Date. The Back-Up Servicer, in its capacity as such, shall not be responsible for delays attributable to the Servicer's failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Back-Up Servicer.

         SECTION 4.12 Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Agent, the Debtor, the Insurance Provider, the Rating Agencies and the Collateral Agent.


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                                   ARTICLE V

                           ALLOCATION AND APPLICATION
                        OF COLLECTIONS; RESERVE ACCOUNT

                            SECTION 5.1 Collections.

         (a) On each Remittance Date, the Collateral Agent shall determine by reference to the Monthly Servicer's Certificate the Available Collections with respect to such Remittance Date and shall withdraw such amount from the Collection Account and allocate and pay such amounts together with the amounts withdrawn from the Reserve Account pursuant to this Section 5.1 or Section 2.7 or otherwise in the following order of priority:

                  (i) first, to the Reserve Account in an amount sufficient to repay Reserve Advances or to the Servicer in an amount sufficient to repay Servicer Advances;

                  (ii) second, first, to the Back-up Servicer, an amount equal to the Back-up Servicing Fee, second, to the Servicer, an amount equal to the Servicing Fee and third, to the Back-up Servicer or any successor Servicer, to pay any and all Transition Expenses then due and payable which have not been previously paid by the Servicer or the Parent, not to exceed the amount set forth in the Back-Up Servicing Agreement, in the case of the Back-Up Servicer and not to exceed the sum of $75,000, in the case of a successor Servicer other than the Back-Up Servicer;

                  (iii) third, to the Agent, for the benefit of the Company or the Bank Investors, as applicable, an amount equal to the Enhanced Yield for the related Collection Period (net of any amounts paid pursuant to Sections 2.5 and 5.1(b) hereof);

                  (iv) fourth, to the Agent, for the benefit of the Company or the Bank Investors, as applicable, an amount sufficient to reduce the Net


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    Investment to the Noteholder's Percentage of the Borrowing Base;

                  (v) fifth, to the Insurance Provider, an amount equal to the Surety Bond Premium and any other amounts payable to the Insurance Provider under the Insurance Agreement with accrued interest thereon at the Late Payment Rate (as defined in the Insurance Agreement);

                  (vi) sixth, prior to the Termination Date, to the Reserve Account in an amount sufficient to cause the funds on deposit in the Reserve Account to equal the Required Reserve Account Balance;

                  (vii) seventh, after the occurrence of the Termination Date or during an Amortization Period, to the Agent for the benefit of the Company or the Bank Investors, as applicable, to reduce the Net Investment until the Net Investment has been reduced to zero;

                  (viii) eighth, (A) to the Collateral Agent, an amount equal to an Re-Liening Expenses and amounts due to the Collateral Agent pursuant to Section 7.2(a) an in respect to Section 7.2 Liabilities and Cost and
    (B) to the Custodian amounts due to the Custodian pursuant to Section 6.1 of the Custodian Agreement and in respect of Section 6 Liabilities and Costs under the terms of the Custodian Agreement, which in each case shall then be due and payable to the Collateral Agent or the Custodian, as the case may be, and which have not previously been paid by or on behalf of the Debtor;

                  (ix) ninth, to the Collateral Agent, an amount equal to any and all Re-Liening Expenses and amounts due to the Collateral Agent pursuant to Section 7.2(a) and in respect of Section 7.2 Liabilities and Costs then due and payable which have not previously been paid by or on behalf of the Debtor;

                  (x) tenth, to the Agent, for the benefit of the Company or the Bank Investors, as applicable,


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    an amount equal to the dollar amounts specified in paragraphs (i)(a),
    (i)(c)(or by the last paragraph of the definition of "Carrying Costs," if applicable) and (i)(e) of the definition of Carrying Costs remaining after payment of the amounts described in clause (iii) above;

                  (xi) eleventh, to the Agent, any other amounts payable to the Company or the Bank Investors under the Note Purchase Agreement;

                  (xii) twelfth, to the Servicer, an amount necessary to repay any Secondary Servicer Advance; and

                  (xiii) thirteenth, to the Back-Up Servicer or any successor Servicer other than the Back-Up Servicer, any expenses relating to a Servicing Transfer not previously paid under clause (ii) above; and

                  (xiv) fourteenth, to the Debtor all remaining amounts.

         (b) In the event that, on any Business Day other than a Remittance Date, the Debtor does not have sufficient funds to pay the Interest Component of Related Commercial Paper or the Dealer Fee due and payable on such day up to the Enhanced Yield, the Collateral Agent shall make an advance from the Reserve Account in an amount equal to such costs due and payable on such day (a "Reserve Advance") and pay to the Agent for the account of the Company the amount of such advance. To the extent that amounts available to be withdrawn by the Collateral Agent, as specified above, are insufficient to pay the Interest Component of Commercial Paper or the Dealer Fee due on such date up to the Enhanced Yield, the Servicer, acting upon notice from the Agent, shall make an advance in an amount equal to such costs due up to the Enhanced Yield and payable on such day (a "Servicer Advance") and remit to the Agent, for the account of the Company, the amount of such advance; provided, however, that the Servicer shall not be obligated to make any Servicer Advance except to the extent that the Servicer


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reasonably expects to be reimbursed for such advance on a succeeding Remittance
Date pursuant to Section 5.1(a)(i). Amounts remitted pursuant to this Section 5.1(b) to the Agent for the account of the Company shall be remitted in immediately available funds to the Agent no later than 12:00 noon, New York
City time, on the date due. To the extent that amounts available in the Reserve Account and with drawn as a Reserve Advance are insufficient to cover such costs, the Debtor fails to make a payment to the Reserve Account in the amount of such shortfall and the amount of any Servicer Advance is insufficient to cover such costs, the Administrative Agent shall make a demand for payment under the Insurance Policy in accordance with its terms. The Agent shall be entitled to direct the Collateral Agent in writing to make a request for payment upon the Debtor for shortfalls reasonably expected to occur in the amount available to be withdrawn from the Reserve Account pursuant to this
Section 5.1(b), provided, that any such request shall be (i) based on the maturity schedule of Related Commercial Paper and (ii) shall be made not more than four (4) Business Days prior to the scheduled maturity date of the Related Commercial Paper to which such expected shortfall relates. The Debtor may, but shall not be obligated to, deposit to the credit of the Reserve Account, on the Business Day following any such demand, the amount of such requested payment.

         (c) If the Available Collections in respect of a Remittance Date are insufficient to pay the sum of the amounts to be distributed on such Remittance Date pursuant to clauses (i) through (iv) of Section 5.1(a), the Debtor shall notify the Collateral Agent of such short fall and the Collateral Agent shall cause the withdrawal of the amount of such shortfall from the Reserve Account, to the extent of amounts available for withdrawal there from, and shall apply such amount to the payment of the items described in clauses (i) through (iv) of Section 5.1(a) on the related Remittance Date and in that order of priority. The Agent shall be entitled to direct the Collateral Agent to make a demand for payment upon the Debtor for shortfalls reasonably expected to occur in the amount available to be withdrawn from the Reserve Account on any Remittance Date pursuant


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to this Section 5.1(c), provided, that any such demands shall be (i) based on the information contained in the related Monthly Servicer's Certificate and
(ii) shall be made not more than four (4) Business Days prior to the scheduled maturity date of the Related Commercial Paper to which such expected shortfall relates. The Debtor shall deposit to the credit of the Reserve Account, on the Business Day following any such demand, the amount of such requested payment.

         (d) If on any Remittance Date Available Collections and amounts available to be withdrawn from the Reserve Account are insufficient to pay the sum of the amounts to be distributed pursuant to clauses (ii), (iii) and (iv) of Section 5.1(a) the Agent shall review the terms of the Insurance Policy, and if a demand for payment may be made thereunder for any such shortfall, the Agent shall make a demand thereunder in accordance with the terms of the Insurance Policy and apply the payment in accordance with Section 5.1(a) hereof.

         (e) On or after the occurrence of any Termination Event, the Collateral Agent shall withdraw all amounts on deposit in the Reserve Account and distribute such amount as principal on the Note to the Agent, for the benefit of the Company or the Bank Investors, as applicable, in reduction of the Net Investment until reduced to zero and thereafter to pay any other amounts due in the priority set forth in Section 5.1(a) hereof.

         SECTION 5.2 Remittances to the Secured Par ties. On each Remittance
                     Date, the Collateral Agent shall remit Available Collections in accordance with the provisions of Section
                     5.1. The foregoing notwithstanding, the final remittance in respect of the Note shall be made in the applicable manner specified above only upon presentation and surrender of the Note at the office of the Debtor specified by it in the notice of such final remittance or repurchase.


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                                   ARTICLE VI

                   TERMINATION EVENTS; SERVICING TERMINATION

         SECTION 6.1 Termination Events. The occurrence of any one of the following events shall be a "Termination Event" under this Agreement:

         (a) a material breach by the Servicer, a Seller, the Parent or the Debtor of any representation and warranty made hereunder or the failure of the Servicer, a Seller, the Parent or the Debtor to perform or observe any material term or covenant of any Transaction Document to which it is a party;

         (b) an Event of Bankruptcy with respect to the Servicer, a Seller, the Debtor, the Parent or any of their Subsidiaries;

         (c) a Servicer Event of Default shall have occurred;

         (d) the Servicer, a Seller, the Parent or the Debtor shall default in the performance of any payment or material covenant or undertaking under any Transaction Document to which it is a party;

         (e) the Collateral Agent, on behalf of the Secured Parties, shall for any reason fail to have a valid, perfected, first priority security interest in the Receivables and the proceeds thereof;

         (f) the Net Investment exceeds either (i) the Noteholder's Percentage of the Borrowing Base for thirty (30) consecutive days, or (ii) the Net Receivables Balance plus the amounts on deposit in the Reserve Account at any time;

         (g) the Net Investment plus the Interest Component of all outstanding Related Commercial Paper exceeds the Facility Limit;


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         (h) the Parent, the Servicer, a Seller or the Debtor shall enter into any transaction or merger whereby it is not the surviving entity or the Debtor shall enter into any merger;

         (i) any material adverse change in the operations of the Servicer, a Seller, the Debtor or any other event which materially affects the Servicer's, such Seller's or the Debtor's ability to either collect the Receivables or to perform under any Transaction Document to which it is a party;

         (j) the three month rolling average Delinquency Ratio for the Parent's total serviced portfolio exceeds 12.00%;

         (k) the three month rolling average Default Ratio for the Receivables included in the Collateral exceeds 3.00%;

         (l) the three month rolling average Recovery Rate for the Servicer's total serviced portfolio falls below 55.00%;

         (m) the weighted average static pool Cumulative Net Loss Ratio for the three most recent monthly static pools (for the Servicer's entire serviced portfolio) exceeds: for pools outstanding six months, 3.00%; for pools outstanding nine months, 5.85%; for pools outstanding twelve months, 8.75%; for pools outstanding fifteen months, 12.50%; and for pools outstanding eighteen months, 16.50%;

         (n) the quarterly Funding Reviews by the Insurance Provider (or its designee) uncovers Receivables representing more than 10% of the sample (not to exceed 200 for any one quarter) which display material adverse non-compliance with the Credit and Collection Policy;

         (o) the weighted average APR of the Receivables is less than 18.30%;

         (p) a material event of default or potential default occurs under any agreement of the Servicer,

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a Seller, the Parent the Debtor or any one of its Subsidiaries in connection with any Indebtedness of $1,000,000 or more;

         (q) the weighted average remaining term to maturity on the Receivables is greater than 55 months;

         (r) the Parent, a Subsidiary or any Affiliate thereof shall fail to maintain at least one uninsured line of credit in amount equal to or exceeding $75,000,000 which the Parent has the ability to access;

         (s) the Parent, its Subsidiaries and Affiliates shall fail to maintain, on a consolidated basis, a combination of cash, liquid investments and/or borrowing capacity, available at the end of each month, in the amount of $20,000,000 or more on or after June 30, 1999;

         (t) the Parent's Tangible Net Worth is less than the sum of (i) $115,000,000 and (ii) 75% of cumulative after tax net income since September 30, 1998, as reported on a quarterly basis in the Parent's Form 10-Q or 10-K, without taking into account any reduction for net losses during such period;

         (u) the Parent shall realize a net loss, as determined in accordance with GAAP, of $15,000,000 or more in any one quarter, or $7,500,000 or more in each of any two consecutive quarters, in each case starting with the quarter ended March 31, 1999;

         (v) the Adjusted EBITDA Coverage Ratio falls below 1.5:1 on a quarterly basis;

         (w) the Parent shall fail to own or control at least 80% of the voting stock of the Servicer;

         (x) a final nonappealable judgment shall be entered against, or settlements by, any of the Servicer, a Seller, the Debtor, the Parent or any of their Subsidiaries by a court of competent jurisdiction assessing monetary damages in excess of $1,000,000 and,


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in the case of a judgment, such judgment shall not have been discharged or stayed within 60 days;

         (y) a Take-Out does not occur at least once every twelve months;

         (z) the term of the Insurance Policy is not at least equal to the term of the latest maturing Receivable plus 120 days);

         (aa) a drawing occurs under the Insurance Policy or an Insurance Provider Default or an event of default under the Insurance Agreement occurs;

         (bb) the transaction contemplated by this Agreement no longer is of investment grade risk to the Insurance Provider as determined by either of the Rating Agencies;

         (cc) the Insurance Provider shall be rated below Aa or AA by either of the Rating Agencies;

         (dd) the Extension Ratio for three Collection Periods preceding the date of determination exceeds 2%; and

         (ee) a third party credit enhancer other than the Insurance Provider provides credit enhancement for a securitization which includes Receivables from a Take-Out unless the Insurance Provider has declined to provide credit enhancement upon substantially similar terms as such third party credit enhancer for such securitization.

         SECTION 6.2 Remedies. If a Termination Event as specified in Section
                     6.1 shall have occurred, the Collateral Agent, at the written direction of the Insurance Provider shall, or the Agent on behalf of the Company and the Bank Investors may, with the prior written consent of the Insurance Provider, declare by


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                    written notice to the Debtor any date as the date upon which the Note shall become due and payable and, the Collateral Agent shall have all of the rights and remedies provided to a secured creditor under the UCC by applicable law in respect thereto. In addition, the Company shall have the right to cease issuing Related Commercial Paper. The Company or the Bank Investors, as applicable, may, at its/their option, determine that its/their Carrying Costs with respect to the Net Investment after the occurrence of a Termination Event are calculated by reference to the Adjusted LIBOR
                    Rate, if available and if the Insurance Provider has not failed to make a required payment under the Insurance
                    Policy, otherwise, the Company or the Bank Investors, as applicable, may determine that such Carrying Costs are to be calculated by reference to the Base Rate plus 2.0%. There shall be no Subsequent Fundings after the occurrence of any Termination Event or Potential Termination Event.

         No waiver of any Termination Event or Potential Termination Event shall be effective without the prior written consent of the Insurance Provider (so long as no Insurance Provider Default has occurred and is continuing) or the Agent.

         If the Note is declared due and payable in accordance with this
Section 6.2, the Collateral Agent shall, at the written direction of the Insurance Provider, do any one or more of the following:


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         (a) take all necessary action to foreclose upon the Collateral;

         (b) cause the Servicer to take all steps necessary to cause the Certificate of Title or other evidence of ownership of the Financed Vehicles related to the Receivables to be revised to name the Collateral Agent on behalf of the Secured Parties as first lienholder and to effect any filings or take any actions necessary under applicable Certificate of Title statutes to perfect the Collateral Agent's interest as first lienholder in the Financed Vehicle if a Termination Date has occurred or upon the occurrence of a Termination Event upon the discretion of the Insurance Provider, if the Insurance Provider shall have determined that such action is prudent to protect the interest of the Secured Parties hereunder. Any costs associated with such revision of the certificate of title or other evidence of ownership shall be paid by the Servicer and to the extent such costs are not paid by or on behalf of the Servicer such unpaid costs shall be recovered as described in Section 5.1 hereof.

         (c) cause the Debtor to cease purchasing Receivables from either or both Sellers, and retain in satisfaction of any amounts owed by the Debtor all amounts otherwise payable to the Debtor pursuant to this Agreement to the extent necessary to pay in full all amounts (including principal and interest)
(i) due and payable under the Note, (ii) due and payable by the Debtor under the Note Purchase Agreement, and (iii) all amounts due and payable by the Debtor under the Insurance Agreement;

         (d) pursue any available remedy by proceeding at law or in equity including complete or partial foreclosure of the lien upon the Collateral and sale of the Collateral or any portion thereof or rights or interest therein as may appear necessary or desirable (i) to collect amounts owed pursuant to the Note and any other payments then due and thereafter to become due under the Note or (ii) to enforce the performance and observance of any obligation, covenant, agreement or provision con-


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


tained in this Agreement to be observed or performed by the Debtor; or

         (e) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Collateral Agent on behalf of the Secured Parties, subject to Section 8.6 hereof.

         SECTION 6.3 Application of Proceeds. Any proceeds received by the Collateral Agent from the sale, disposition or liquidation of the Collateral, including as a result of any sale or foreclosure thereon as contemplated by
Section 6.2 above, shall be applied as follows:

         (a) to the payment of (i) all accrued and unpaid Enhanced Yield and
(ii) principal on the Note;

         (b) to the reimbursement of all unpaid premium and draws made on the Insurance Policy and the payment of all accrued and unpaid interest related thereto;

         (c) to the payment of all accrued and unpaid Carrying Cost, in excess of Enhanced Yield, in accordance with Section 5.1 hereof;

         (d) to the payment of all other amounts due hereunder, under the Note Purchase Agreement or the Insurance Agreement to the Agent, the Collateral Agent, the Company, the Insurance Provider or the Bank Investors (pro rata among them in the event sufficient funds are not available to pay such Persons in full); and

         (e) any remainder after the payment in full of all of the foregoing, to the Debtor.

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


                                  ARTICLE VII

                              THE COLLATERAL AGENT

         SECTION 7.1 Duties of the Collateral Agent. The Secured Parties hereby appoint NationsBank, to act solely on their behalf as Collateral Agent hereunder, and NationsBank hereby accepts such appointment. The Collateral Agent shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.

         The Collateral Agent shall only resign if it shall (i) become incapable of acting as Collateral Agent in accordance with the terms of this Agreement, (ii) be adjudicated insolvent or bankrupt or otherwise become subject to any bankruptcy, insolvency, reorganization or liquidation proceeding, (iii) be no longer qualified as the Collateral Agent as such term is defined in the agreement governing its responsibility as Collateral Agent or otherwise be subject to replacement pursuant to or such agreement governing its responsibility as Collateral Agent or (iv) materially breach any of the provisions of this Agreement; provided, further, that, without the consent of the Agent and the Insurance Provider, such resignation shall not be effective until a successor Collateral Agent acceptable to the Insurance Provider shall have accepted appointment as Collateral Agent hereunder and shall have agreed to be bound by the terms of this Agreement.

         Except as otherwise provided herein, the Collateral Agent shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Collateral Agent could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Collateral Agent shall


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be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Secured Parties.

         The Collateral Agent shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the administration of Collections covering such actions and in such amounts as the Collateral Agent in good faith believes to be reasonable in light of industry standards from time to time.

         SECTION 7.2 Compensation and Indemnification of Collateral Agent.
The Collateral Agent shall be compensated for its activities hereunder and reimbursed for reasonable out-of-pocket expenses (including (i) securities transaction charges not waived due to the Collateral Agent's receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Debtor and (ii) the reasonable compensation and expenses of its counsel and agents) pursuant to the Fee Letter. Subject to the terms of such letter agreement, the Collateral Agent shall be required to pay the expenses incurred by it in connection with its activities hereunder from its own account. Notwithstanding any other provisions in this Agreement, the Collateral Agent shall not be liable for any liabilities, costs or expenses of the Debtor arising under any tax law, including without limitation any Federal, state or local income or franchise taxes or any other tax imposed on or measured by


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


income (or any interest or arising penalties with respect thereto or arising from a failure to comply therewith).

         (a) The Debtor shall indemnify the Collateral Agent, its officers, directors, employees and agents for, and hold it harmless against any loss, liability or expense incurred ("Section 7.2 Liabilities and Costs") without willful misconduct, gross negligence or bad faith on its part, arising out of or in connection with (i) the acceptance or administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement and (ii) the negligence, willful misconduct or bad faith of the Debtor in the performance of its duties hereunder. All such amounts shall be payable from amounts paid to the Debtor in accordance with
Section 5.1(a)(viii) hereof. The provisions of this Section 7.2 shall survive the termination of this Agreement.

         THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH SECTION
7.2 LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OR ANY KIND BY THE COLLATERAL AGENT.

         SECTION 7.3 Representations, Warranties and Covenants of the Collateral Agent. The Collateral Agent makes the following representations, warranties and covenants, and further agrees that the Secured Parties shall be deemed to have relied upon such representations, warranties and covenants in entering into this Agreement, the Note Purchase Agreement and the Insurance Agreement.


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         (a) Organization and Good Standing. The Collateral Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.

         (b) Due Authorization. The execution, delivery, and performance of the Transaction Documents to which it is a party have been duly authorized by the Collateral Agent by all necessary corporate action on the part of the Collateral Agent.

         (c) Binding Obligation. Each of the Transaction Documents to which it is a party constitutes a legal, valid and binding obligation of the Collateral Agent, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

         (d) No Conflict. The execution and delivery of the Transaction Documents to which it is a party by the Collateral Agent, and the performance of the transactions contemplated thereby and the fulfillment of the terms thereof applicable to the Collateral Agent, will not conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Collateral Agent or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Collateral Agent is a party or by which it is bound.

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


         SECTION 7.4 Liability of the Collateral Agent.

         (a) The Collateral Agent shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Collateral Agent in such capacity herein. No implied covenants or obligations shall be read into this Agreement against the Collateral Agent and, in the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement.

         (b) The Collateral Agent shall not be liable for an error of judgment made in good faith by one of its officers, unless it shall be proved that the Collateral Agent shall have been negligent in ascertaining the pertinent facts.

         (c) The Collateral Agent shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with this Agreement or at the direction of a Secured Party relating to the exercise of any power conferred upon the Collateral Agent under this Agreement.

         (d) The Collateral Agent shall not be charged with knowledge of any Termination Event unless an officer of the Collateral Agent obtains actual knowledge of such event or the Collateral Agent receives written notice of such event from the Debtor, the Servicer, the Company, the Insurance Provider or the Agent, as the case may be.

         (e) Without limiting the generality of this Section 7.4, the Collateral Agent shall have no duty (i) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Receivables or the Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to any insurance of the Financed Vehicles or Obligors or to


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


effect or maintain any such insurance, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Receivables, (iv) to confirm or verify the contents of any reports or certificates of the Servicer or the Debtor delivered to the Collateral Agent pursuant to this Agreement believed by the Collateral Agent to be genuine and to have been signed or presented by the proper party or parties or (v) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Debtor's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer and as custodian of books, records, files and computer records relating to the Receivables under this Agreement.

         (f) The Collateral Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Collateral Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement.

         (g) The Collateral Agent may rely and shall be protected in acting or refraining from acting upon any resolution, officer's certificate, any Monthly Servicer's Certificate, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

         (h) The Collateral Agent may consult with counsel and any opinion of such counsel shall be full and complete authorization and protection in respect of any


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


action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such opinion of counsel.

         (i) The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of a Secured Party pursuant to the provisions of this Agreement, unless such Secured Party shall have offered to the Collateral Agent reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby;

         (j) The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

         (k) Prior to the occurrence of a Termination Event and before the Collateral Agent has received notice of such Termination Event and after the occurring (except with respect to a Termination Event) or waiver of any Termination Event that may have occurred, the Collateral Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by a Secured Party; provided, that if the payment within a reasonable time to the Collateral Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Collateral Agent, not reasonably assured by the Debtor, the Collateral Agent may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Debtor or, if paid by the Collateral Agent, shall be reimbursed by the Debtor upon demand.


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


         (l) The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian. The Collateral Agent shall not be responsible for any misconduct or negligence of any such agent or custodian appointed with due care by it hereunder.

         SECTION 7.5 Merger, Conversion, Consolidation of, or Succession to Business of, the Collateral Agent. The Collateral Agent shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                  (i) any corporation or national banking association into which the Collateral Agent may be merged on converted or with which it may be consolidated, or any corporation, bank, trust company or national banking association resulting from any merger, conversion, or consolidation to which the Collateral Agent shall be a party, or any corporation, bank, trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Collateral Agent, shall be successor of the Collateral Agent hereunder if such corporation, bank, trust company or national banking association shall be otherwise qualified and eligible under clause (ii) below, without the execution or filing of any paper or any further act on the part of any of the parties hereto; and

                  (ii) the Collateral Agent and/or its parent shall at all times have a combined capital and surplus of at least $100,000,000. The Collateral Agent shall always be a bank or trust company with corporate trust powers organized under the laws of the United States or any state thereof which is a member of the Federal Reserve System and shall be rated


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


    at least "Baa1" by Moody's. Each successor Collateral Agent must be approved in writing by the Insurance Provider

         SECTION 7.6 Limitation on Liability of the Collateral Agent and Others. The directors, officers, employees or agents of the Collateral Agent shall not be under any liability to the Collateral Agent, any Secured Party or any other Person hereunder or pursuant to any document delivered hereunder, INCLUDING LIABILITY ARISING FROM ITS OWN NEGLIGENCE OF ANY KIND, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement INCLUDING LIABILITY ARISING FROM ITS OWN NEGLIGENCE OF ANY KIND; provided, however, that this provision shall not protect the directors, officers, employees and agents of the Collateral Agent against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 7.4, the Collateral Agent shall not be under any liability to any Secured Party or any other Person for any action taken or for refraining from the taking of any action in its capacity as Collateral Agent pursuant to this Agreement whether arising from express or


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


implied duties under this Agreement; provided, however, that this provision shall not protect the Collateral Agent against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Collateral Agent shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to administer the Collections, the Collection Account and the Reserve Account in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability unless the Collateral Agent receives reasonable indemnity against such expense or liability.


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


                                  ARTICLE VIII

                                 MISCELLANEOUS

         SECTION 8.1 Notices, etc. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto and shall be in writing by messenger, overnight courier or shall be sent by facsimile transmission with a confirmation of the receipt thereof by messenger or overnight courier, and shall be deemed to be given for purposes of this Agreement on the day that the receipt of such facsimile transmission is confirmed in accordance with the provisions of this Section 8.1. Notice to S&P will be provided for all waivers, consents, approvals, amendments and extensions with respect to or under the Transaction Documents. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 8.1, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective ad dresses indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

                  If to the Company:

                           Enterprise Funding Corporation
                           c/o Global Securitization Services, LLC
                           25 West 43rd St., Suite 704
                           New York, New York 10036
                           Attention: Kevin Burns
                           Telephone: (212) 302-8331
                           Telecopy: (212) 302-8767

                           (with a copy to the Administrative Agent)

                  If to the Debtor:

                           FCAR Receivables LLC
                           6400 Imperial Drive (express delivery only)
                           P.O. Box 8216 (mail)
                           Waco, Texas 76714-8216
                           Attention: Richard Vander Woude
                           Telephone: (254) 751-1750
                           Telecopy: (254) 751-7725

                  If to the Servicer:

                           FirstCity Funding Corporation
                           6400 Imperial Drive (express delivery only)
                           P.O. Box 8216 (mail)
                           Waco, Texas 76714-8216
                           Attention: Richard Vander Woude
                           Telephone: (254) 751-1750
                           Telecopy: (254) 751-7725

                  If to the Back-Up Servicer:

                           CSC Logic/MSA LLP d/b/a Loan Servicing
                           Enterprise
                           9330 LBJ Freeway, Suite 500
                           Dallas, Texas 75243
                           Attention: Mr. John F. Kilgore
                           Telephone: (972) 783-3507
                           Telecopy: (972) 783-3532



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



         If to the Administrative Agent, Collateral Agent or the Agent:

                           NationsBank N.A.
                           Bank of America Corporate
                             Center - 10th Floor
                           100 North Tryon Street
                           NC1-007-10-01
                           Charlotte, North Carolina  28255-0001
                           Attention:  Michelle M. Heath
                                       Global Asset Backed
                                       Securitization
                           Telephone:  (704) 386-7922
                           Telecopy:   (704) 388-9169


         If to the Insurance Provider:

                           MBIA Insurance Corporation
                           113 King Street
                           Armonk, New York  10504
                           Attention:  Insured Portfolio
                                       Management - SF (FCAR Receiv-
                                       ables LLC Warehouse Facility
                                       1999)
                           Telephone:  (914) 273-4545
                           Telecopy:   (914) 765-3810

         SECTION 8.2 Waivers; Amendments. (a) No failure or delay on the part of the Agent, the Company, the Administrative Agent, the Collateral Agent, the Insurance Provider or any Bank Investor in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

         Any provision of this Agreement or any other Transaction Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Debtor, the Servicer, the Company, the Insurance Provider and the Majority Investors (and, (x) if Article VII or the rights or duties of the Collateral Agent are affected thereby, by the Collateral Agent and (y) if the rights or duties of the Back-Up Servicer are affected thereby, by the Back-Up Servicer); provided that no such amendment or waiver shall, unless signed by each Bank Investor directly affected thereby, (i) increase the Commitment of a Bank Investor, (ii) reduce the Net In vestment or rate of interest to accrue thereon or any fees or other amounts payable hereunder,
(iii) postpone any date fixed for the payment of any scheduled distribution in respect of the Net Investment or interest with respect thereto or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments or the number of Bank Investors, which shall be required for the Bank Investors or any of them to take any action under this Section or any other provision of this Agreement, (v) release all or substantially all of the property with respect to which a security or ownership interest therein has been granted hereunder to the Collateral Agent or (vi) extend or permit the extension of the Commitment Termination Date. In the event the Collateral Agent requests the Company's or a Bank Investor's consent pursuant to the foregoing provisions and the Collateral Agent does not receive a consent (either positive or negative) from the Company or such Bank Investor within 10 Business Days of the Company's or Bank Investor's receipt of such request, then the Company or such Bank Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Collateral Agent shall have obtained sufficient consent hereunder.

         SECTION 8.3 Successors and Assigns. This Agreement shall be binding upon the Debtor, the Collateral Agent, the Secured Parties, the


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


Servicer, the BackUp Servicer and their respective successors and permitted assigns and shall inure to the benefit of the Debtor, the Servicer, the Collateral Agent, the Agent, the Secured Parties and their respective successors and permitted assigns including the Liquidity Provider; provided that neither the Servicer nor the Debtor shall assign any of its rights or obligations hereunder without the prior written consent of the Collateral Agent acting upon written instruction of each of the Secured Parties. The Debtor and the Collateral Agent hereby acknowledge that the Agent has granted a security interest in all of its rights hereunder to the EFC Collateral Agent. In addition, the Debtor hereby acknowledges that the Agent may at any time and from time to time assign all or a portion of its rights hereunder to the Liquidity Provider pursuant to the Liquidity Agreement. Except as expressly permitted hereunder or in the agreements establishing the Company's commercial paper program, the Company shall not assign any of its rights or obligations hereunder without the prior written consent of the Debtor.

         SECTION 8.4 Severability Clause. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 8.5 Governing Law; Submission to Jurisdiction; Integration.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE DEBTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The Debtor hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 8.5 shall affect the right of the Company to bring any action or proceeding against the Debtor or its property in the courts of other jurisdictions.

         (b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

         (c) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the


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


parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

         SECTION 8.6 No Bankruptcy Petition Against the Company or the Debtor. The Debtor and each of the other parties hereto covenant and agree that, and each such Person agrees that they shall cause any successor Servicer appointed pursuant to Section 4.1 to covenant and agree that, prior to the date which is one year and one day after the payment in full of the later of (i) all amounts due under the Note and all amounts due to the Insurance Provider or (ii) all Commercial Paper issued by the Company (or, if the Net Investment (or any portion thereof) has been assigned to a Conduit Assignee, one year and one day after the payment in full of all Commercial Paper issued by such Conduit Assignee); it will not institute against, join any other Person in instituting against, or knowledge or intentionally cooperate or encourage any other Person in instituting against, the Company, any Conduit Assignee or the Debtor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. The Company, the Secured Parties, each Seller and the Collateral Agent hereby agree that they shall not institute against, or join any other Person in instituting against, the Debtor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law unless one year and one day has passed following the final payment on the Note and payment of all amounts due to the Insurance Provider.

         SECTION 8.7 Setoff. The Debtor hereby irrevocably and unconditionally waives all right of setoff that it may have under contract (including this Agreement), applicable law or otherwise with respect to any funds or monies of the Debtor at any time held by or in the possession of the Collateral Agent in the accounts established pursuant to this Agreement.

         SECTION 8.8 No Recourse. It is understood and agreed that the Debtor shall not be liable for amounts due under this Agreement, the Note, the Insurance Agreement or the Note Purchase Agreement, except to the extent of the Collateral. The preceding sentence shall not relieve the Debtor from any liability hereunder with respect to its representations and warranties herein described. All amounts due from the Debtor under this Agreement shall be payable solely in accordance with Section 5.1(a) and/or Section 6.3 of the this Agreement.

         SECTION 8.9 No Recourse Against Stockholders, Officers or Directors. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Company under this Agreement and all other Transaction Documents are solely the corporate obligations of the Company and shall be payable solely to the extent of funds received from Debtor in accordance herewith or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper. No recourse under any obligation, covenant or agreement of the Company contained in this Agreement shall be had against Global Securitization Services (or any affiliate thereof), or any stockholder, officer or director of the Company, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company, and that no personal liability whatsoever shall attach to or be incurred by Global Securitization Services (or any affiliate thereof), or the stockholders, officers or directors of the Company, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Company contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Company of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of Global Securitization Services (or any affiliate thereof) and every such stockholder, officer or director of the Company is hereby expressly waived as a condition of and consideration for the execution of this Agreement.

         SECTION 8.10. Further Assurances. Each of the Servicer and the Debtor agrees to do such further acts and things and to execute and deliver to the Secured Parties, the Back-Up Servicer, the Administrative Agent, the Agent or the Collateral Agent such additional assignments, agreements, powers and instruments as are required by the Collateral Agent or the Insurance Provider to carry into effect the purposes of this Agreement or to better assure and confirm unto the Collateral Agent, the Back-Up Servicer or the Insurance Provider its rights, powers and remedies hereunder.

         SECTION 8.11 Other Costs, Expenses and Related Matters. (a) The
Debtor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Collateral Agent, the Back-Up Servicer, and the Secured Parties harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys', accountant's and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Collateral Agent) incurred by or on behalf of the Collateral Agent, the Back-Up Servicer or such Secured Party (i) in connection with the negotiation, execution, delivery and preparation of this Agreement and any documents or instruments delivered pursuant hereto and the transactions contemplated hereby (including, without limitation, the perfection or protection of the Collateral Agent's security interest in the Collateral) and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement, (b) arising in connection with the Collateral Agent's, the Back-Up Servicer's or such Secured Party's or their respective agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Collateral Agent's security interest in the Collateral under this Agreement), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement.

         SECTION 8.12 Indemnification Procedures. Notwithstanding anything to the contrary in this Agreement, in the event that an Indemnified

Party is entitled to indemnification pursuant to the terms of this Agreement, such Indemnified Party shall promptly notify the person against whom such indemnity may be sought (herein after called the "Indemnifying Party") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party or, at the Indemnified Party's option, such Indemnified Party may select its own counsel with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm at any one time (in addition to any local counsel) for all such Indemnified Parties (unless necessary because of conflicts of interest), and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent


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


shall not be unreasonably withheld or delay, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

         SECTION 8.13 Exercise of Rights by Insurance Provider. All rights granted to the Insurance Provider pursuant to this Agreement shall be suspended during the pendency of a payment default by the Insurance Provider under the Insurance Policy or during the pendency of an Insurance Provider Insolvency and during such time the Insurance Provider's rights may be exercised by the Agent, provided, however, the Insurance Provider's rights shall be reinstated in full, immediately upon the cure of such default; provided, further, that notwithstanding anything to the contrary herein, Article III, Article V,
Article VI and this Section 8.13 of this Agreement may not be modified without the prior written consent of the Insurance Provider.

         SECTION 8.14 Counterparts. This Agreement may be executed (which execution may be by facsimile) in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.


         SECTION 8.15 Headings. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

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


         IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed and delivered as of the date first written above.


                           FCAR RECEIVABLES LLC
                           as Debtor


                           By:
                              -----------------------------------------------
                              Name:
                              Title:


                           FIRSTCITY FUNDING CORPORATION,
                           as Servicer


                           By:
                              -----------------------------------------------
                              Name:
                              Title:


                           ENTERPRISE FUNDING CORPORATION,
                           as Company


                           By:
                              -----------------------------------------------
                              Name:
                              Title:


                           NATIONSBANK, N.A., as the Collateral Agent


                           By:
                              -----------------------------------------------
                              Name:
                              Title:

                           MBIA INSURANCE CORPORATION,
                           as Insurance Provider


                           By:
                              -----------------------------------------------
                              Name:
                              Title:



                           CSC LOGIC/MSA LLP d/b/a LOAN SERVICING
                           ENTERPRISE,
                           as Back-Up Servicer


                           By:
                              -----------------------------------------------
                              Name:
                              Title: